As filed with the Securities and Exchange Commission on May 1, 2013

Registration No. 333-180775

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBALOPTIONS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	8742	30-0342273
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

415 Madison Avenue, 17th Floor

New York, New York 10017

(212) 445-6262

(Address, Including Zip Code, and Telephone
Number, Including Area Code, of Registrant’s
Principal Executive Offices)

Harvey W. Schiller, Ph.D.

415 Madison Avenue, 17th Floor
New York, New York 10017

(212) 445-6262

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Robert H. Friedman, Esq.

Olshan Frome Wolosky LLP

65 East 55th Street

New York, New York 10022

(212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share (1)	3,266,968	(2)	$2.80	(3)	$9,147,511	$1,049	(4)

(1)	Includes associated rights (the “Preferred Stock Purchase Rights”) to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $4.10. The Preferred Share Purchase Rights are attached to the shares of common stock of the Registrant in accordance with the Rights Agreement, dated as of September 7, 2010 and amended as of March 26, 2012 by and between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, as amended from time to time (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the common stock and are transferable solely with the common stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the common stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the bid and asked price of the Registrant’s common stock on the OTC Bulletin Board on April 12, 2012.

(4)	A filing fee of $1,063 was paid with the original filing of this Form S-1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333-180775) (the “Registration Statement”), is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission on June 13, 2012, to (i) include the information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on April 1, 2013, and (ii) make certain other updating revisions to the information contained herein.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 1, 2013

PRELIMINARY PROSPECTUS

GLOBALOPTIONS GROUP, INC.

Up to 3,077,042 Shares of Common Stock

This prospectus relates to the offer and resale of up to 3,077,042 shares of our common stock, par value $0.001 per share, by the selling stockholders named in this prospectus. All of such shares of common stock are currently issued and outstanding.

The selling stockholders may offer, sell or distribute all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the securities owned by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of these shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares. See “Plan of Distribution” beginning on page 41 of this prospectus.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “GLOI.OB”. On April 26, 2013, the closing price of our common stock was $2.37 per share. As of April 30, 2013, we had 6,197,760 shares of common stock outstanding.

Our principal executive offices are located at 415 Madison Avenue, New York, New York, 10017 and our telephone number is (212) 445-6262.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is May 1, 2013

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	2
Cautionary Note Regarding Forward-Looking Statements	9
Use of Proceeds	9
Description of Business	15
Directors, Executive Officers and Corporate Governance	20
Executive Compensation	26
Security Ownership of Certain Beneficial Owners and Management	33
Certain Relationships and Related Transactions	35
Selling Stockholders	36
Determination of Offering Price	42
Plan of Distribution	42
Description of Capital Stock	44
Market for Common Equity and Related Stockholder Matters	49
Legal Matters	50
Experts	50
Where You Can Find More Information	51
Information Not Required in Prospectus	II-1
Index to Financial Statements	F-1

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different information. This prospectus is an offer to sell only the shares offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospectus may have changed since that date.

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Prospectus Summary

This summary highlights and is qualified in its entirety by information contained elsewhere in this document. You should read this entire prospectus carefully, including the section entitled “Risk Factors” included in this document and our financial statements and the related notes incorporated by reference herein. Unless the context otherwise requires, “GlobalOptions,” the “Company,” the “Registrant,” “we,” “our,” “us” and similar expressions refer to GlobalOptions Group, Inc. As used in this prospectus, the term “common stock” means GlobalOptions common stock, par value $0.001 per share, and includes the associated rights to purchase shares of Series A Junior Participating Preferred Stock, par value $0.001 per share, for a purchase price of $4.10.

Our Company

GlobalOptions Group, Inc. and its wholly-owned subsidiary, GlobalOptions, Inc., is a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We became a shell company following the sale of our four operating units in 2010, as described in detail in Description of Business on page 15 below. Our current intention is to acquire, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating businesses through contractual arrangements. The Company’s current operations consist of executive and general corporate operations, including the analysis of potential transactions with target companies with the intention of acquiring an operating segment or segments moving out of our current “shell company” status.

Corporate Information

Our principal executive offices are located at 415 Madison Avenue, 17th Floor, New York, New York 10017. Our telephone number is (212) 445-6262 and our fax number is (212) 445-0053. Our website is located at www.globaloptionsgroup.com. Information on our website is not part of this registration statement.

The Offering

Common stock offered by the selling stockholders 3,077,042 shares of our common stock

Terms of the offering	The selling stockholders will determine when and how they will dispose of the common stock registered under this prospectus.

Common stock outstanding	6,197,760 shares of our common stock are issued and outstanding as of April 30, 2013.

Proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

Ticker symbol	GLOI.OB

For additional information concerning the offering, see “Plan of Distribution” beginning on page 41.

Risk Factors

Before investing in our common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 2.

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Risk Factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before making an investment decision. If any of the following risks or uncertainties occur, our business, prospects, financial condition or operating results could be materially adversely affected, the trading price of our common stock could decline, and you may lose all or part of your investment. In assessing the risks described below, you should also refer to the other information contained in this prospectus, including our consolidated financial statements and related notes included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, before making a decision to invest in our Common Stock.

Risks Relating to Our Business and Industry

We currently have no business revenues or operations.

During 2010, we sold our SafirRosetti business unit (“SafirRosetti”), our Preparedness Services business unit (“Preparedness Services”), our Fraud and SIU Services business unit (“Fraud and SIU Services”) and our subsidiary, The Bode Technology Group, Inc. (“Bode”), and we closed our International Strategies business unit (“International Strategies”). Our continuing operations consist solely of our executive and general corporate operations. We currently have no sources of future revenues.

We will continue to incur operating expenses for SEC reporting, auditing and similar functions, as well as normal operating expenses associated with any ongoing business, such as rent, annual taxes, filing fees, and the like. Accordingly, in the absence of revenues, we will incur losses.

We may be unable to realize the benefits of our net operating loss (“NOL”) and capital loss carryforwards.

The amount of NOL and capital loss carryforwards that we have claimed have not been audited or otherwise validated by the U.S. Internal Revenue Service (the “IRS”). The IRS could challenge our calculation of the amount of our NOL and capital loss or our determinations as to when a prior change in ownership occurred and other provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) may limit our ability to utilize our NOL and capital loss to offset taxable income and capital gains. If the IRS was successful with respect to any such challenge, the tax benefit of our NOL and capital loss carryforwards to us could be substantially reduced.

Our arrangements with members of our senior management team, or our failure to retain or recruit key personnel, could negatively impact our ability to sell our products and services and grow our business.

Our future success will depend to a significant extent upon the abilities, level of service, reputation and relationships of our Chairman and Chief Executive Officer and our Chief Financial Officer (“Executive Officers”), as well as our board of directors ( the “Board”). One member of our senior management team works on a part-time basis. For the period January 1, 2013 through March 30, 2013, our Chairman and Chief Executive Officer and our Chief Financial Officer have worked for us without an employment agreement. Effective March 31, 2013, we entered into amended employment agreements with our Executive Officers, extending their employment with us through June 30, 2013, with automatic monthly extensions thereafter until terminated by either party with 30 days written notice. These arrangements, or any reduction or loss of these individuals’ services, could have a material adverse effect upon our business.

We are subject to the risk of possibly becoming an investment company.

Under Section 3(a)(1)(C) of the Investment Company Act of 1940 (the “1940 Act”), an issuer is deemed to be an investment company if it is engaged in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. The 1940 Act defines “investment securities” broadly to include virtually all securities except U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves regulated or exempt investment companies. Rule 3a-1 under the 1940 Act exempts an issuer if no more than 45% of its total assets consist of, and not more than 45% of its net income (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities of majority-owned subsidiaries and primarily controlled companies.

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We currently have no plans to invest the proceeds of the sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode in investment securities. If we do invest the proceeds in investment securities, it is possible that we could inadvertently be deemed to be an investment company under the 1940 Act. If we were to inadvertently become an investment company, we would have one year to divest of a sufficient amount of investment securities and/or acquire other assets sufficient to cause us to no longer be an investment company. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. If it were established that we are an unregistered investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

We do not believe that our planned principal activities will subject us to the 1940 Act. If we are deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would increase our operating expenses.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could cause our stock price to decline.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our business could be harmed.

As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal control over financial reporting.

Failure to maintain an effective internal control environment could cause us to face regulatory action, result in delays or inaccuracies in reporting financial information or cause investors to lose confidence in our reported financial information, any of which could cause our stock price to decline.

We may become subject to significant legal proceedings.

We are subject from time to time to litigation and other adverse claims related to our former businesses, some of which may be substantial. These claims have in the past been, and may in the future be, asserted by persons who are screened by us, regulatory agencies, former clients or other third parties. Matters such as these, in which we may become defendants, may negatively impact our cash flows.

Our plans regarding a potential business combination may affect our remaining financial resources.

Our Board has determined that if we do not effectively identify and conclude a business combination within the near term, that our Board will then reevaluate the strategy to determine whether the Company should continue to pursue an acquisition strategy or a distribution strategy. If we make additional distributions or commence additional buybacks, there is no guaranty that the amount of such cash that we decide to maintain will be enough to cover our future expenses, including, (i) reporting obligations under the Exchange Act, and/or (ii) other general and administrative expenses in connection with the continued operation of our business.

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Risk Associated with our Plan to Consummate a Business Combination

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

There are numerous blank check and other shell companies and we may be subject to competition from these and other companies seeking to consummate a business combination. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the time frame acceptable to the Board.

Investors are unable to currently ascertain the merits or risks of the target business’ operations.

There is no basis for investors to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. We will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our common stock and preferred stock to complete a business combination, which would reduce the equity interest of our stockholders and possibly cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of our common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. We currently have approximately 93,602,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding options). In addition, as of December 31, 2012, 1,407,342 shares of common stock remain eligible to be issued under the Incentive Plan and 1,877,612 shares of common stock remain unissued under the Stock Purchase Plan. Furthermore, except for 100,000 and 20,000 shares designated for our Series D and Series A Junior Participating Preferred Stock, all of the 15,000,000 shares of preferred stock are available for issuance. Although we currently have no commitments to issue our securities, we may issue shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our NOL carryforwards, if any, and may also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	may adversely affect prevailing market prices for our common stock.

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be largely dependent upon the efforts of our key personnel, one or both of whom may or may not remain following a business combination.

Our ability to successfully effect a business combination will be largely dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that one or both of our key personnel will remain associated in various capacities with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Moreover, our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination, the terms of which, including the compensation to be paid to such individuals, would be determined at such time between the respective parties. Such negotiations may take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, it is not anticipated that the ability of such individuals to remain with us after the consummation of a business combination will be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because of our limited resources and structure, we may not be able to consummate a business combination with growth potential.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

While our current assets may be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If we require further funds, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

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If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations;

•	challenges in collecting accounts receivable;

•	cultural and language differences; and

•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

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Risks Related to Ownership of Our Common and Preferred Stock

Our common stock price has fluctuated considerably and stockholders may not be able to resell their shares at or above the price at which their shares were purchased.

Since our reverse merger in June 2005, the high and low bid price for our common stock has been $32.00 and $1.14 per share, respectively. The market price of our common stock may still fluctuate significantly in response to a number of factors.

The stock market in general has experienced extreme price fluctuations. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock continues to be low, as we expect it to be.

We expect the volume of trading of our stock will remain low and the market for selling our shares will remain limited.

Our common stock has historically been sporadically or thinly traded. As a result of the sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode, our delisting from the NASDAQ Stock Market, LLC (“NASDAQ”) and the unavailability of Rule 144 promulgated under the Securities Act (“Rule 144”) our trading volume is expected to remain low. As a result, the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. There may be periods of several days or more when trading activity in our shares is low and a stockholder may be unable to sell his shares of common stock at an acceptable price, or at all. We cannot give stockholders any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Our stockholders are no longer able to rely upon Rule 144 to sell their shares not registered for resale under the Securities Act.

Our stockholders are no longer able to rely upon Rule 144 to sell their shares not registered for resale under the Securities Act because we are now a “shell company” with no operations and assets consisting solely of cash and cash equivalents. The unavailability of Rule 144 may make it more difficult for investors holding restricted shares to sell their shares.

We may be deemed a “penny stock.”

We may be considered a “penny stock” as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00. We expect that our share price will remain less than $5.00. Unless our common stock is otherwise excluded from the definition of “penny stock”, the penny stock rules apply. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as our common stock is subject to the penny stock rules, the level of trading activity could be limited and it may be difficult for investors to sell our common stock.

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We may never pay any dividends to stockholders.

To date, we have never declared or paid any cash dividends or distributions on our capital stock. While our management and the Board are currently reviewing and evaluating potential acquisition targets, in the future we may change our strategy and that strategy may involve a dividend or distribution on our capital stock.

The declaration, payment and amount of any future dividends will be made at the discretion of the Board, and will depend upon, among other things, cash flows and financial condition, operating and capital requirements, and other factors as the Board considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Our executive officers, directors and 10% stockholders have significant voting power and may vote their shares in a manner that is not in the best interest of other stockholders.

Our executive officers, directors and 10% stockholders control approximately 37.6% of the voting power represented by our outstanding common stock. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, such as the election of directors or the dissolution of the company. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Provisions in our certificate of incorporation and by-laws may deter third parties from acquiring us and could lead to the entrenchment of our Board.

Our certificate of incorporation and by-laws contain provisions that may make the acquisition of our company more difficult without the approval of our Board, including the following:

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	stockholders may only remove directors for cause;

•	vacancies on the Board may be filled only by the directors;

•	we have a stockholder rights plan in place; and

•	we require advance notice for stockholder proposals.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions that you desire. The anti-takeover defenses in our certificate of incorporation and by-laws could discourage, delay or prevent a transaction involving a change in control of our company. These deterrents could adversely affect the price of our common stock and make it difficult to remove or replace members of the Board or management of the Company. See “Description of Capital Stock” below for a discussion of some of these provisions that make the acquisition of the company more difficult.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” that reflect our current expectations and projections about our future results, performance, prospects and opportunities. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Wilhelmina or its management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about our future results, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this prospectus. Readers should carefully review this information as well as other risks and uncertainties described in other filings we make with the Securities and Exchange Commission, or the SEC. We do not undertake any obligation to publicly update these forward-looking statements. As a result, you should not place undue reliance on these forward-looking statements.

Use of Proceeds

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders identified in the section of this prospectus entitled “Selling Stockholders.” We will not receive any of the proceeds from the sale of the shares by selling stockholders hereunder.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

(Dollar amounts in thousands, except per share amounts)

The following discussion of results of operations and financial condition is based upon, and should be read in conjunction with, our consolidated financial statements and accompanying notes thereto included elsewhere in this Form S-1. This discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Please see “Forward-Looking Statements” and “Risk Factors” for a discussion of some of the uncertainties, risks and assumptions associated with these statements.

Overview

We are currently a “shell company” as defined in Rule 12b-2 promulgated under the Exchange Act. We became a shell company following the sale of our four operating units in 2010. Our current intention is to acquire, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating businesses through contractual arrangements. During the year ended December 31, 2010, we sold or closed all of our operating businesses. We completed the sale of SafirRosetti on April 30, 2010, Preparedness Services on July 16, 2010 Fraud and SIU Services on July 20, 2010, Bode on November 30, 2010 and on December 31, 2010, we closed International Strategies.

Prior to our sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode and the closure of International Strategies, we reported operating results in three financial reporting segments: Preparedness Services, Fraud and SIU Services, and Security Consulting and Investigations (which was re-named Forensic DNA Solutions and Products following the sale of SafirRosetti). The Preparedness Services segment consisted of the operations of Preparedness Services, which implemented crisis management and emergency response plans and other emergency management issued for governments, corporations and individuals. The Fraud and SIU Services segment consisted of the operations of Fraud and SIU Services and our International Strategies business unit, which provided multidisciplinary, international risk management and business solutions. The Security Consulting and Investigations segment consisted of the operations of SafirRosetti, which provided security and investigative services, and Bode, which provided forensic DNA analysis services. As a result of the sales of these business units, we no longer report operating results in separate segments.

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On March 16, 2012, the Board determined that it was in the best interests of our stockholders to change the primary focus of our efforts from that of preparing and analyzing a plan to wind down the Company and distribute cash to stockholders to one of affirmatively pursuing an acquisition strategy for a period of six months, and if unable to effectively identify and conclude a transaction, then reevaluate the acquisition strategy to determine whether we should continue to pursue such acquisition or distribution strategy. Our Board has further reevaluated its strategy and concluded that it would continue to pursue transactions through the near term, which it believes may result in enhanced shareholder value. We are currently evaluating a variety of possible business combinations. Other than a non-binding term sheet we executed on April 24, 2013, we currently do not have any arrangement, agreement or understanding with respect to any such transaction and there can be no assurance that we will be successful in finally evaluating or in concluding one. The non-binding term sheet executed on April 24, 2013 includes a binding obligation which provides that for a period of 90 days following the execution of such term sheet, neither us nor our officers, directors, members, managers, employees, agents, representatives, subsidiaries, affiliates or other third parties, shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person or group of persons other than such third party to acquire all or any significant part of our business and properties, capital stock or capital stock equivalents, or otherwise engage in a transaction pursuant to which the holders of a majority of our voting stock immediately prior to such transaction do not hold a majority of our voting stock immediately following such transaction.

We currently intend to utilize our cash, capital stock, debt or a combination of the foregoing in effecting a business combination. A business combination may involve the acquisition of, or merger with, a company which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

In connection with our pursuit of our business strategy, we have amended the employment agreements of our Chief Executive Officer and Chief Financial Officer to extend their employment through June 30, 2013, with automatic monthly extensions thereafter until terminated by either party with 30 days written notice.

Selection of a target business and structuring of a business combination

We are currently working with our advisors and third parties to develop profiles of desirable business combination targets. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. We do currently have one non-exclusive agreement with an advisor to assist us in our search for a target business.

Our management has unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management may consider, among other factors, any of the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

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•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we intend to conduct extensive due diligence reviews which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

Results of Operations

Continuing Operations

Our continuing operations consist of executive and general corporate functions, consisting principally of salaries and professional fees. These executive and general corporate operations have included services in support of the business units sold including services provided for cash and treasury management, information technology, marketing and business development, employee benefits, general insurance and general transition services. In addition, significant executive and general corporate attention has been focused upon monitoring and managing the collection of the post business unit cash receipts, including notes receivable, working capital adjustments, escrowed purchase price amounts and earnouts, as well as the reviewing of a number of business opportunities.

Operating Expenses

Our selling and marketing expenses primarily include salaries, stock based compensation, as well as travel and other expenses. Our general and administrative expenses consist primarily of salaries, bonuses and stock-based compensation, as well as corporate support expenses such as legal and professional fees, investor relations, human resources, facilities, telecommunication support services and information technology.

Discontinued Operations

As a result of our sales of SafirRosetti, Preparedness Services, Fraud and SIU Services, Bode, and our closing of International Strategies, the results and accounts of these business units are now presented in our financial statements as discontinued operations for the year ended December 31, 2012 and all prior periods, including the gains and losses recognized on the sales of these units. As of December 31, 2012, continuing operations consist solely of our executive and general corporate operations.

GlobalOptions’ Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Operating Expenses

There were no selling and marketing expenses for the years ended December 31, 2012 and 2011. General and administrative expenses were $3,650, principally consisting of $1,572 in employee and board compensation and $1,267 in professional fees, for the year ended December 31, 2012, as compared to $2,973 for the year ended December 31, 2011. The increase of $677 was primarily related to an increase in legal and professional fees incurred in connection with identifying and evaluating prospective target businesses, as well as an increase in stock based compensation related to options for the purchase of the Company’s common stock awarded to our two executives on March 16, 2012.

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Results of Discontinued Operations

Income from discontinued operations, net of tax, was $9,950 and $2,612 for the years ended December 31, 2012 and 2011, respectively. Income from discontinued operations for the year ended December 31, 2012 consisted principally of the earnout of $10,000 received on the sale of Preparedness Services ($9,699 recognized, net of $301 gain recognized at closing), and $350 of reserves released, net of $99 of legal expenses incurred. Income from discontinued operations for the year ended December 31, 2011 consisted primarily of the receipt of $752 of contingent proceeds related to the sales of the business units, $932 due to the recovery of the income tax provision related the sale of Bode, $478 related to the reversal of escrow reserves no longer required, $333 related to the reversal of working capital and other reserves no longer required, as well as a $94 working capital adjustment related to the sale of Bode.

Net Income (Loss)

Net income (loss) for the year ended December 31, 2012 and 2011 was $6,320 and $(346), respectively. Net income for the year ended December 31, 2012 was comprised of a loss from continuing operations of $3,630 offset by income from discontinued operations of $9,950. Net loss for the year ended December 31, 2011 was comprised of a loss from continuing operations of $2,958 offset by income from discontinued operations, net of tax, of $2,612. The increase in net income is principally the result of the recognition of the earnout payment received by us on February 29, 2012 in connection with the sale of Preparedness Services and reported within discontinued operations, as described above.

GlobalOptions’ Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Operating Expenses

There were no selling and marketing expenses for the year ended December 31, 2011, as compared to $1,755 for the year ended December 31, 2010, representing a $1,755 decrease, resulting from decreased selling activities due to the sale of business units and discontinuation of operations. General and administrative expenses were $2,973 for the year ended December 31, 2011, as compared to $14,138 for the year ended December 31, 2010. The decrease of $11,165 is attributable decreases in the costs of evaluating strategic alternatives with regard to the sales of the business units, and decreases in professional fees relating to the consummation of the sales of the business units, as well as decreases in payroll and stock based compensation costs, professional fees and depreciation expense on account of scaling back the corporate functions after the sales of the business units.

Results of Discontinued Operations

Income from discontinued operations, net of tax, was $2,612 and $840 for the years ended December 31, 2011 and 2010, respectively. Income from discontinued operations for the year ended December 31, 2011 consists primarily of the receipt of $752 of contingent proceeds related to the sales of the business units, $932 due to the recovery of the income tax provision related the sale of Bode, $478 related to the reversal of escrow reserves no longer required, $333 related to the reversal of working capital and other reserves no longer required, as well as a $94 working capital adjustment related to the sale of Bode. Income from discontinued operations for the year ended December 31, 2010 consisted primarily of operating income of $277, as well as the recovery of an income tax provision of $511.

Net Loss

Net loss for the years ended December 31, 2011 and 2010 was $346 and $15,274, respectively. Net loss for the year ended December 31, 2011 was comprised of a loss from continuing operations of $2,958 and income from discontinued operations, net of tax, of $2,612. Net loss for the year ended December 31, 2010 was comprised of a loss from continuing operations of $16,114 and income from discontinued operations, net of tax, of $840. The decrease in net loss is principally the result of a $2,589 gain on the sale of the business units, and the elimination of operating costs associated with the sale of the business units.

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Liquidity and Capital Resources

Our cash and cash equivalents, and short term investments were $18,139 at December 31, 2012. Short term investment objectives are to minimize risk, maintain liquidity and maximize yield. To attain these objectives, investment limits are placed on the amount, type and issuer.

Cash (used in) operating activities was approximately $(4,286) and $(7,412) for the years ended December 31, 2012 and 2011, respectively. Cash used in operating activities for the year ended December 31, 2012 resulted primarily from our loss from continuing operations of $3,630 and our use in operating activities related to changes in operating assets and liabilities of $972, offset by non-cash charges for stock based compensation of $323.

Cash (used in) provided by investing activities was $(1,804) and $9,600 for the years ended December 31, 2012 and 2011, respectively. The cash used in investing activities during the year ended December 31, 2012 consisted principally of our net purchases of short term investments of $14,977, offset by (i) the receipt of $10,000 from Witt Group Holdings, LLC (“Witt Holdings”), representing the earnout payment received in connection with the sale of Preparedness Services, (ii) the receipt of $2,450 representing the full release of funds which had been held in escrow related to the sale of Bode, and (iii) $822 of proceeds from restricted cash equivalents.

Cash provided by (used in) financing activities was $18 and $(19,087) for the years ended December 31, 2012 and 2011, respectively. The net cash used in financing activities for the year ended December 31, 2012 consisted of the receipt of $15 representing the recovery of a stockholder short swing profit, $8 in proceeds related to the exercise of stock options, offset by $5 used for the repurchase of our common stock.

For the year ended December 31, 2012, we have met our cash needs through cash generated by the sales of Preparedness Services and Bode. On January 15, 2012, we received $2,450 as the full release of the escrow that was initially held in connection with the sale of Bode. On February 29, 2012, we received $10,000 from Witt Holdings, representing the earnout payment due us under the Prepared Services Purchase Agreement. At December 31, 2012, we had working capital of $16,962.

As of April 30, 2013, we had a balance of cash and cash equivalents, and short term investments of approximately $16,624. We expect that after retaining a portion of our cash for future operating expenses and working capital, we intend to utilize this cash for due diligence, advisory, transaction and acquisition costs in connection with our plans to consummate a business combination. We also anticipate that we will need to keep a certain amount of funds in reserve to fund the initial operations of the acquired business.

If our cash on hand is not sufficient to consummate a particular business combination, we may need to raise additional capital through the issuance of debt or equity securities to third parties.

Proceeds that we have returned to stockholders

With the net proceeds we have received from the sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode we have made tender offer distributions to our stockholders in the aggregate amount of $22,188.

On December 1, 2010, we commenced a partial tender offer to purchase for cash up to 10,000,000 shares of our common stock at a price of $2.40 per share. The tender offer closed on December 29, 2010, after which we purchased a total of 1,119,978 shares at a cost of $2,688. In addition, during the year ended December 31, 2010, just prior to the aforementioned tender offer, we repurchased in the open market 16,627 shares of our common stock at a cost of $39. On February 7, 2011, our Board approved a new program to repurchase up to $3,000 of our common stock over a period of 18 months, at such times, amounts and prices as we deemed appropriate. This repurchase program ended on April 27, 2011, when we announced our 2011 partial tender offer. Through April 27, 2011, we made no stock repurchases under this program.

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On April 27, 2011 we commenced a partial tender offer to purchase up to 7,500,000 shares of our common stock at a price of $2.60 per share, net to the seller in cash, without interest. This tender offer expired on May 25, 2011. In connection with this partial tender offer, we purchased and canceled 7,500,000 shares of common stock at an aggregate cost of $19,650, including $152 of expenses in connection with the tender, offset by $2 in proceeds from the sale of common stock, by a major stockholder, representing the disgorgement of a short swing profit on its sale of our common stock.

On July 21, 2011, our Board approved a new program to repurchase shares of our common stock. The repurchase program was established on August 4, 2011 and was amended on December 14, 2011. During the period October 18, 2011 through April 30, 2013, we repurchased 10,617 shares of our common stock at a cost of $26, under this program.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Critical Accounting Policies

Our significant accounting policies, including the assumptions and judgments underlying them, are more fully described in our “Notes to Consolidated Financial Statements” included elsewhere within this registration statement. Some of our accounting policies require the application of significant judgment by management in the preparation of the consolidated financial statements and, as a result, they are subject to a greater degree of uncertainty. In applying these policies, management uses its judgment to determine the appropriate assumptions to be used in calculating estimates that affect the reported amounts of assets, liabilities, revenues and expenses. Management bases its estimates and assumptions on historical experience and on various other factors that are believed to be reasonable under the circumstances. We have identified certain of our accounting policies as the ones that are most important to the portrayal of our consolidated financial condition and results of operations and which require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Our critical accounting policies include the following:

Stock-Based Compensation

We have adopted the fair value recognition provisions Accounting Standards Codification 718 “Compensation—Stock Compensation” (“ASC 718”). Stock-based compensation expense for all share-based payment awards granted after December 31, 2005 is based on the grant-date fair value estimated in accordance with the provisions ASC 718. We recognize these compensation costs over the requisite service period of the award, which is generally the vesting term of the options associated with the underlying employment agreement, where applicable.

ASC 718 also requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience. Prior to the adoption of ASC 718, we accounted for forfeitures as they occurred.

We account for equity instruments issued to non-employees in accordance with the provisions of ASC 718 which requires that such equity instruments be recorded at their fair value on the measurement date, which is typically the date the services are performed. Stock-based compensation for non-employees is accounted for under ASC 718 and is reflected within general and administrative expenses.

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Discontinued Operations

We account for our discontinued operations under the provisions of ASC 205-20 “Presentation of Financial Statements – Discontinued Operations”. Accordingly, the results of operations and related charges for discontinued operations with respect to the sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode and the closure of International Strategies, are reflected in net loss discontinued operations. Assets and liabilities of the discontinued operations have been reclassified and are reflected on our Consolidated Balance Sheet as “Current assets of discontinued operations”, “Assets of discontinued operations”, “Current liabilities of discontinued operations” and “Liabilities of discontinued operations”. Additionally, certain corporate overhead costs that were clearly identifiable as costs of the disposed business units were attributed to discontinued operations under the provisions of ASC 205-20.

Description of Business

(Dollar amounts in thousands, except per share amounts)

Our Company

We are a “shell company” as defined in Rule 12b-2 promulgated under the Exchange Act. We became a shell company following the sale of our four operating units in 2010, as described below. Our current intention is to acquire, through a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or similar business combination, one or more operating businesses, or control of such operating businesses through contractual arrangements.

During 2011 and January and February of 2012, we negotiated and collected portions of the amounts payable to us from each of the purchasers of such operating units and returned a portion of such amounts to stockholders. During 2011 and through March 15, 2012 our primary objective was planning for additional distributions to our stockholders from our remaining net proceeds from the sales of our four business units. During 2011, we evaluated possible business combinations and other types of corporate transactions as an alternative to making further liquidating distributions to stockholders.

On March 16, 2012 our Board determined that it was in the best interests of our stockholders to change the primary focus of our efforts from that of preparing and analyzing a plan to wind down the Company and distribute cash to stockholders to one of affirmatively pursuing an acquisition strategy for a period of six months, and if unable to effectively identify and conclude a transaction, then reevaluate the strategy to determine whether we should pursue an acquisition or distribution strategy. The Board has further reevaluated its strategy and concluded that it would continue to pursue transactions through the near term, which it believes may result in enhanced shareholder value. We are currently evaluating a variety of possible business combinations. Other than a non-binding term sheet we executed on April 24, 2013, we currently do not have any arrangement, agreement or understanding with respect to any such transaction and there can be no assurance that we will be successful in finally evaluating or in concluding one. The non-binding term sheet executed on April 24, 2013 includes a binding obligation which provides that for a period of 90 days following the execution of such term sheet, neither us nor our officers, directors, members, managers, employees, agents, representatives, subsidiaries, affiliates or other third parties, shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person or group of persons other than such third party to acquire all or any significant part of our business and properties, capital stock or capital stock equivalents, or otherwise engage in a transaction pursuant to which the holders of a majority of our voting stock immediately prior to such transaction do not hold a majority of our voting stock immediately following such transaction.

We currently intend to utilize our cash and short term investments of approximately $16,624 at April 30, 2013, capital stock, debt or a combination of the foregoing in effecting a business combination. A business combination may involve the acquisition of, or merger with, a company which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in need of capital or in its early stages of development or growth.

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In connection with the pursuit of our business strategy, we have amended the employment agreements of our Chief Executive Officer and Chief Financial Officer to extend their employment through June 30, 2013, with automatic monthly extensions thereafter until terminated by either party with 30 days written notice.

Beginning during the year 2005 and through 2009, in pursuit of our then existing strategy to build an integrated risk mitigation company, we acquired and integrated eight complementary risk mitigation businesses. We operated these businesses until they were sold during 2010.

During the year ended December 31, 2010, we sold or closed all of our operating businesses. We completed the sale of SafirRosetti on April 30, 2010, Preparedness Services on July 16, 2010, Fraud and SIU Services on July 20, 2010, our subsidiary, Bode, which represented our Forensic DNA Solutions and Products Services business unit on November 30, 2010 and on December 31, 2010, we closed International Strategies.

As a result of our sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode and the closure of International Strategies, the results and accounts of these business units are shown as discontinued operations in our financial statements. As of December 31, 2012, continuing operations consist solely of executive and general corporate operations. These executive and general corporate operations include services provided by us in support of the business units sold, consisting principally of cash and treasury management and information technology. In addition, executive and general corporate operations consist principally of maintaining compliance as a public reporting company, as well as the reviewing of a number of business opportunities.

Selection of a target business and structuring of a business combination

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. We do currently have one non-exclusive agreement with an advisor to assist us in our search for a target business.

Our management and the Board will work together in identifying and selecting a prospective target business. In evaluating a prospective target business, our management may consider, among other factors, any of the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

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These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we intend to conduct extensive due diligence reviews which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

On March 16, 2012, our Board determined that if after six months we are not able to identify and conclude an appropriate business combination, our Board would then analyze whether to continue this strategy or return to a strategy of returning capital to stockholders. The Board has further reevaluated its strategy and concluded that it would continue to pursue transactions through the near term which it believes may result in enhanced shareholder value.

Competition

In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. There are numerous blank check and other shell companies that are seeking to consummate business combinations. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors may possess greater technical, human and other resources than us and our financial resources may be deemed to be relatively limited when contrasted with these competitors. Further, while we believe there are numerous potential target businesses that we could acquire our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity, our current cash position and our access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. Numerous companies, most of which have substantially greater financial resources available to them than we do, are already engaged in the industry segments we focus on. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively

Proceeds that we have returned to stockholders

With the net proceeds we have received from the sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode we have made tender offer distributions to our stockholders in the aggregate amount of $22,188.

On December 1, 2010, we commenced a partial tender offer to purchase for cash up to 10,000,000 shares of our common stock at a price of $2.40 per share. The tender offer closed on December 29, 2010, after which we purchased a total of 1,119,978 shares at a cost of $2,688. In addition, during the year ended December 31, 2010, just prior to the aforementioned tender offer, we repurchased in the open market 16,627 shares of our common stock at a cost of $39. On February 7, 2011, our Board approved a new program to repurchase up to $3,000 of our common stock over a period of 18 months, at such times, amounts and prices as we deemed appropriate. This repurchase program ended on April 27, 2011, when we announced our 2011 partial tender offer. Through April 27, 2011, we made no stock repurchases under this program.

On April 27, 2011, we commenced a partial tender offer to purchase up to 7,500,000 shares of our common stock at a price of $2.60 per share, net to the seller in cash, without interest. This tender offer expired on May 25, 2011. In connection with this partial tender offer, we purchased and canceled 7,500,000 shares of common stock at an aggregate cost of $19,650, including $152 of expenses in connection with the tender, offset by $2 in proceeds from the sale of common stock, by a major stockholder, representing the disgorgement of a short swing profit on its sale of our common stock.

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On July 21, 2011, our Board approved a new program to repurchase shares of our common stock. The repurchase program was established on August 4, 2011 and was amended on December 14, 2011. During the period October 18, 2011 through April 30, 2013, we repurchased 10,617 shares of our common stock at a cost of $26, under this program.

There remain a total of 6,197,760 shares of common stock outstanding on April 30, 2013.

Corporate History

GlobalOptions, Inc., our wholly-owned operating subsidiary, was initially formed as a limited liability company in the state of Delaware in November 1998 and converted into a Delaware corporation on January 24, 2002. On June 24, 2005, we became a public company by completing a reverse merger transaction, in which GlobalOptions Acquisition Corp., a Delaware corporation and our newly created, wholly owned subsidiary, merged with and into GlobalOptions, Inc. As a result of the reverse merger, GlobalOptions, Inc. became our wholly owned operating subsidiary, with GlobalOptions, Inc.’s former security holders acquiring a majority of the outstanding shares of our common stock. At the time of the reverse merger, our corporate name was Creative Solutions with Art, Inc., a Nevada corporation. Following the reverse merger, we changed our name to GlobalOptions Group, Inc. On December 8, 2006, we completed a reincorporation merger whereby we changed our state of incorporation from Nevada to Delaware.

Descriptions of and Sales or Closing of our Former Operating Businesses

Preparedness Services

The Preparedness Services unit developed and implemented crisis management and emergency response plans for disaster mitigation, continuity of operations and other emergency management issues for governments, corporations and individuals. The Preparedness Services unit was comprised of James Lee Witt Associates, LLC.

On July 16, 2010, we completed the sale of all assets used in Preparedness Services in accordance with an asset purchase agreement dated May 13, 2010 (the “Preparedness Services Purchase Agreement”), by and among us and Witt Holdings, of which certain of our former officers are principals.

Pursuant to the terms of the Preparedness Services Purchase Agreement, we sold Preparedness Services to Witt Holdings for aggregate consideration of (i) $10,006 in cash, of which $1,000 was initially held in escrow and then released to us in full on July 26, 2011, (ii) an earnout payment equal to 40% of any revenues over $15,000 earned during the 12-month period following the closing, which payment may not exceed $12,000, (iii) the assumption of all of the Preparedness Services liabilities, including all termination and severance payments due to certain of our former officers, upon the sale of Preparedness Services, less $286, representing a payment in connection with Witt Holdings’ assumption of the lease for Preparedness Services’ Washington D.C. facility and (iv) a working capital adjustment of $1,652 paid on January 14, 2011.

On February 29, 2012, we received $10,000 from Witt Holdings representing the earnout payment due under the Preparedness Service Purchase Agreement.

Fraud and SIU Services

The Fraud and SIU Services unit provided investigative surveillance, anti-fraud solutions and business intelligence services to the insurance industry, law firms and multinational organizations. These services were provided to clients nationally and regionally through licensed investigators in all 50 states. Our investigators provided reports and intelligence on subjects such as workman’s compensation surveillance, unfair trade practices, political trends, economic forecasts, mortgage insurance fraud, profiles on competitors and satellite reconnaissance. The Fraud and SIU Services unit was comprised of the following acquired companies: Confidential Business Resources, Hyperion Risk, Inc., Secure Source, Inc., Facticon, Inc., and First Advantage Investigative Services.

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On July 20, 2010, we completed the sale of all assets used in Fraud and SIU Services in accordance with an asset purchase agreement dated June 11, 2010 (the “Fraud and SIU Services Purchase Agreement”), by and among us, GlobalOptions, Inc. and GlobalOptions Services, Inc., a non-related third party (“Global Services”), of which a number of our former officers are principals.

Pursuant to the terms of the Fraud and SIU Services Purchase Agreement, we sold Fraud and SIU Services to Global Services for aggregate consideration of (i) $8,340 in cash at closing, inclusive of $34 for an estimated adjustment for working capital and $56 for the purchase real estate lease deposits, of which $825 was initially held in escrow and then released to us in full on August 1, 2011, (ii) an additional final post-closing working capital adjustment of $275 which we received on December 30, 2010, and (iii) the assumption of substantially all of the liabilities of Fraud and SIU Services aggregating $2,978.

In connection with the Fraud and SIU Services Purchase Agreement, we entered into (i) certain license agreements with Global Services pursuant to which we granted Global Services worldwide, perpetual, irrevocable, exclusive, royalty-free, fully paid-up rights and licenses to certain of our intellectual property, including but not limited to the “GlobalOptions” corporate name, logo and websites (all of which Global Services has the right to purchase in the future for nominal consideration), and our Rapid Data Module and Rapid Video Module software and related source materials that are embedded within the GlobalTrak system for the Fraud and SIU Services business only, and (ii) a transition service agreement pursuant to which we and Global Services will provide each other with certain transition services following the closing. The term of such transition services agreement was extended until March 31, 2011 and then terminated.

Security Consulting and Investigations

The Security Consulting and Investigations unit delivered specialized security and investigative services to governments, corporations and individuals as well as forensic DNA analysis and casework, consisting of SafirRosetti and Bode. Our Security Consulting and Investigations unit was comprised of the following acquired companies: SafirRosetti, LLC, Bode and SPZ Oakland Corporation, dba On Line Consulting Services, Inc.

On April 30, 2010, we completed the sale of all of the assets of SafirRosetti in accordance with an asset purchase agreement dated April 23, 2010 (the “SafirRosetti Purchase Agreement”), by and among us, GlobalOptions, Inc. and Guidepost Solutions LLC (“Guidepost”), a subsidiary of SolutionPoint International, Inc. (“SolutionPoint”), of which a former officer of SafirRosetti is a principal.

Pursuant to the terms of the SafirRosetti Purchase Agreement, we sold SafirRosetti to Guidepost for aggregate consideration of (i) $3,500 in cash, subject to certain adjustments, of which $525 was initially held in escrow and then released to the Company in full on October 23, 2011, (ii) a secured promissory note (the “SafirRosetti Note”) in the aggregate face amount of $1,750, with an interest rate of 0.79% per annum of which principal of $875 and interest of $8 was received on December 17, 2010 and principal of $875 and interest of $3 was paid to us on June 30, 2011, and (iii) contingent consideration based on 70% of the purchased accounts receivable in excess of $1,750 collected by Guidepost between the closing and June 30, 2011, and (iv) a cash payment of $2,286 received on July 28, 2011 for the full satisfaction of the working capital adjustment. On July 28, 2011 we received $88 as consideration for SafirRosetti retaining all rights associated with the sold accounts receivable that remained uncollected at June 30, 2011. Aggregate contingent consideration of $0, $579, and $705 was received and recognized during the years ended December 31, 2012, 2011, and 2010, respectively

Bode

On November 30, 2010, we completed the sale of Bode in accordance with a stock purchase agreement dated August 11, 2010 (“the Bode Purchase Agreement”) by and among, us, GlobalOptions, Inc., Bode and LSR Acquisition Corp. (which following a corporate reorganization, became SolutionPoint).

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Pursuant to the terms of the Bode Purchase Agreement, we sold all of the equity securities and stock of Bode to SolutionPoint for an aggregate consideration of (i) $24,500 in cash, of which $2,450 was initially held in escrow and then released to the Company in full on January 15, 2012, (ii) an earnout payment equal to 30% of any revenues over $27,000 earned by Bode during the 12-month period following the closing of the sale, which payment may not exceed $5,500, and (iii) a cash payment of $500 received on December 17, 2010 in connection with SolutionPoint’s tax election under Section 338(h)(10) of the Internal Revenue Code. The earnout payment was determined to be $0 based upon revenue information that Solution Point has provided to us.

In connection with the Bode Purchase Agreement, we entered into a transition service agreement pursuant to which we provided Bode with certain specified transition services following the closing, including but not limited to certain information technology services. In connection with this agreement, during the years ended December 31, 2012, 2011, and 2010, we recorded fees of $0, $76, and $19, which were recorded as an offset to general and administrative expenses. The transition services agreement terminated on March 31, 2011.

International Strategies

The International Strategies unit provided multidisciplinary, international risk management and business solutions to foreign and domestic governments, corporations and individuals. The International Strategies unit was our original core business. International Strategies was not a separate reporting segment and as such we attributed its revenues to the Fraud and SIU Services unit.

Effective on December 31, 2010, we closed International Strategies.

Employees

As of April 30, 2013 we had 2 full-time employees. We enjoy good employee relations. None of our employees are members of any labor union, and we are not a party to any collective bargaining agreement.

Properties

Our administrative headquarters is located in New York, New York. This office is leased under an agreement expiring on June 30, 2015. We may terminate this agreement at any time, with 90 days advance notice. We believe that equally suited facilities are otherwise available to us, if needed.

Directors, Executive Officers and Corporate Governance

The following table sets forth information regarding the members of our Board and our executive officers. Harvey W. Schiller, Ph.D. and Per-Olof Lööf became directors, and Dr. Schiller also became an officer, on June 24, 2005. John P. Bujouves was subsequently appointed to the Board on June 27, 2005, John P. Oswald on January 28, 2008, Ethan Benovitz on September 20, 2012, and Daniel Saks on September 20, 2012. All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Board and serve at the discretion of the Board.

Name	Age	Position

Executive Officers and Directors

Harvey W. Schiller, Ph.D.	74	Chairman of the Board of Directors and Chief Executive Officer

Jeffrey O. Nyweide	57	Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary

Per-Olof Lööf	62	Vice Chairman of the Board of Directors, Member of the Audit, Compensation, and Nominating Committees

John P. Oswald	53	Director and Chairman of the Audit, Compensation and the Nominating Committees

John P. Bujouves	50	Director, Member of the Audit, Compensation, and Nominating Committees

Ethan Benovitz	44	Director

Daniel Saks	45	Director

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The business experience for the past five years (and, in some instances, for prior years) of each of our directors, officers and key employees are as follows:

Harvey W. Schiller, Ph.D. has been our Chairman of the Board and Chief Executive Officer since June 2005. He also serves as the Vice Chairman and President of the Sports, Media, and Entertainment Practice of Diversified Search Odgers Berndtson, one of the top executive search firms in the U.S. Dr. Schiller had been Chairman of the Board of privately-held GlobalOptions, Inc. since February 2004. Prior to joining GlobalOptions, Dr. Schiller served as Chairman of Assante U.S., a provider of financial and life management products and services, from 2002 to 2004. Prior to joining Assante, he was Chairman and Chief Executive Officer of YankeeNets from 1999 to 2002. His previous experience includes President of Turner Sports, Inc., Executive Director and Secretary General of the United States Olympic Committee and Commissioner of the Southeastern Conference. Prior to joining the United States Olympic Committee, Dr. Schiller served for more than 25 years in the United States Air Force, achieving the rank of Brigadier General. Dr. Schiller is a former partner in QuanStar Group, a management consulting firm in New York, and a former advisory partner of Millennium Technology Value Partners, L.P.

Jeffrey O. Nyweide has been our Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary since June 2005. Mr. Nyweide had been Chief Financial Officer and Executive Vice President-Corporate Development of privately-held GlobalOptions, Inc. since April 2003. Mr. Nyweide has been a successful entrepreneur and executive for the past 20 years. Mr. Nyweide has been a Venture Partner with Millennium Technology Ventures, L.P., a New York-based venture capital firm, since 2001. From 1987 to 2000, he co-founded and then grew Dataware Technologies, Inc., a software and services company, as Director, President and Chief Operating Officer, and took the company public. In 1995, he helped found Northern Light Technology LLC. Mr. Nyweide has significant experience in mergers and acquisitions, finance and operations, as well as with establishing international business in Europe and Asia from prior experience as a founder and managing director of Quantum Management in Greenwich, Connecticut and Munich, Germany. In this role he worked with European and United States investment banks and corporations developing merger and acquisition strategies as well as strategic alliances. His previous experience in the services and solutions business also includes sales, marketing and operating experience as an executive with The Service Bureau Company, a subsidiary of Control Data Corporation, in Chicago, Atlanta and Greenwich.

Per-Olof Lööf has been our Vice Chairman of the Board since June 2005. Mr. Lööf had been Vice Chairman of the Board of privately-held GlobalOptions, Inc. since August 2004. Mr. Lööf has been the Chief Executive Officer and a director of Kemet Corporation, a global manufacturer of electronic components/capacitors supplier, since April 2005, and a director of Devcon International Corp., a company with operating divisions in security services, materials and construction, from 2004 to 2009. Prior to joining Kemet, Mr. Lööf was Managing Partner of QuanStar Group from 2003 to 2004. Mr. Lööf has significant experience in acquisition integration efforts through past positions at Sensormatic Electronics Corporation, a manufacturer and provider of electronic article surveillance systems and accessories, where he was President and Chief Executive Officer from 1999 until its acquisition by Tyco International, Ltd. in 2002. Prior to Sensormatic, Mr. Lööf was Senior Vice President at NCR Corporation and Chief Executive Officer of AT&T ISTEL. Mr. Lööf also worked for 12 years at Digital Equipment Corporation as Vice President of Sales and Marketing.

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John P. Oswald has been a director since January 2008 and has been appointed Chairman of the Audit Committee, the Compensation Committee and the Nominating Committee. Mr. Oswald has been the President and Chief Executive Officer of the Capital Trust Group, an international merchant/investment bank with offices in London, New York, Washington, D.C. and Beirut, since 1993. Mr. Oswald is responsible for the U.S. operations of Capital Trust Group and its worldwide investment banking operations. His responsibilities have included managing a number of private equity funds, both in U.S. and European markets, which have focused on mezzanine and equity investments ranging from approximately $10 million to $100 million in middle market, private and public companies with revenues from $20 billion to $1 billion. Since 1993, Mr. Oswald has also managed an extensive portfolio of U.S. real estate comprised of office/retail space primarily in suburban areas in the U.S. and Europe. The investment banking/advisory function of Capital Trust Group includes advising clients with respect to mergers and acquisitions, financings and dispositions of holdings in the oil and gas, real estate, entertainment, education, construction, media and communications areas. Mr. Oswald has also been responsible for completing numerous public debt offerings and public issuances of stock for the Capital Trust Group’s portfolio companies and clients. From December 1, 2006 to 2009, Mr. Oswald was the President and Chief Executive Officer of Verus International Group, Ltd., an international merchant bank with offices in New York and Barbados. From 1996 to 2005, Mr. Oswald served as a director of Kirkland’s Inc. From 1986 to 1992, Mr. Oswald was a partner in the international law firm of Lord Day & Lord. He began his career as an accountant at Arthur Andersen & Co. and he is a certified public accountant.

John P. Bujouves has been a director since June 2005. Mr. Bujouves serves as Chairman of Globacor Capital Inc., a Canadian private equity investment firm that invests and holds interests in a wide range of companies, since 1996. From 2003 to 2010, Mr. Bujouves was the President and a director of Bayshore Asset Management Inc., a provider of asset management services, and from 1999 to 2010 was the Chief Executive Officer of Integris Funds Ltd., a Cayman Islands based mutual fund company. From 1998 to 2010 Mr. Bujouves served as Chairman of J&T Bank and Trust, Inc. (formerly known as Bayshore Bank & Trust Corp.), one of Barbados’ largest private banks. Mr. Bujouves is also a director of Safe Storage Depot, a real-estate development company, Numeric Answers Inc., a corporate accounting firm, DLK on Avenue, a cosmetic medical clinic, and the former Chairman of the Ontario Arthritis Society. Mr. Bujouves’ former experience includes directing CIBC’s International Private Banking group in Canada from 1993 to 1996. Prior to that, in 1990, as Managing Partner for Royal Trust International, Mr. Bujouves worked globally and launched Royal Trust Corporation’s first two international offices located in the United States.

Ethan Benovitz was appointed to the Board in September 2012. Mr. Benovitz has been a managing member of Genesis Capital Advisors LLC, a New York based asset management firm, since 2007. From 2004 to 2007, Mr. Benovitz was a director of DKR Oasis Capital Management LP, a multi-strategy hedge fund. Mr. Benovitz previously was an associate in the corporate finance and investment management groups at Schulte Roth & Zabel LLP. Mr. Benovitz earned a J.D. from Harvard Law School and a B.A. from Yeshiva University.

Daniel Saks was appointed to the Board in September 2012. Mr. Saks has been a managing member of Genesis Capital Advisors LLC, a New York based asset management firm, since 2007. From 2004 to 2007, Mr. Saks was a director of DKR Oasis Capital Management LP, a multi-strategy hedge fund, where he managed a portfolio of structured debt and equity investments in small cap and micro cap companies. From 1997 to 2003, Mr. Saks was a founder and general partner of WEC Asset Management LLC, a New York based asset manager. Mr. Saks previously was an associate in the corporate finance group at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Saks earned an M.B.A. from New York University’s Leonard N. Stern School of Business and a J.D. from New York University School of Law.

Director Independence

The Board has determined that each of our directors, except for Dr. Schiller, a director and our chairman, is “independent” under the independence standards of NASDAQ and applicable SEC rules.

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Arrangements or Understandings with Respect to Nominations for Election to the Board

Messrs. Benovitz and Saks were appointed to the Board in accordance with the terms of the Support Agreement, dated March 27, 2012 (the “Genesis Support Agreement”), by and among the Company and Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., and Genesis Asset Opportunity Fund, L.P. (collectively, “Genesis”). The Genesis Support Agreement provides, among other things, that the Company is required to appoint two designees selected by Genesis (the “Genesis Designees”) to serve on the Board as long as Genesis beneficially owns 22% of the Company’s common stock. The Support Agreement further provides that, should Genesis beneficially own less than 22% of the common stock of the Company, Genesis shall only retain authority to appoint one Genesis Designee to the Board. In such case, the Board shall no longer be obligated to nominate and recommend the election of more than one Genesis Designee and shall not be obligated to solicit proxies or otherwise promote the election to the Board of such Genesis Designee. The Support Agreement further provides that, should Genesis beneficially own less than 10% of the common stock of the Company, Genesis shall retain no authority to appoint any Genesis Designees to the Board. In such case, the Board shall no longer be obligated to nominate and recommend the election of any of the Genesis Designees and shall not be obligated to solicit proxies or otherwise promote the election to the Board of any Genesis Designee. Eli Dominitz and Kenneth Polinsky were previously appointed to serve on the Board as the Genesis Designees and, upon their resignation, Genesis selected Messrs. Benovitz and Saks to serve on the Board as the new Genesis Designees.

Director Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating Committee of the Board has not established any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In general, the Nominating Committee expects directors to have broad experience at the policy-making level in business, exhibit commitment to enhancing shareholder value, have sufficient time to carry out their duties and provide insight and practical wisdom based on their past experience. Additionally, we believe that having the highest professional and personal ethics and values, consistent with our longstanding values and standards, is an essential characteristic for our directors.

A brief discussion of the experiences and skills that led to the conclusion is provided below:

Harvey W. Schiller, Ph.D. The Board believes that, from his military career and as an executive of numerous entities, Dr. Schiller brings to the Board strong leadership and organizational skills and a deep commitment to integrity and excellence.

Per-Olof Lööf. The Board believes that, as a result of his experiences serving in the role of Chief Executive Officer for multiple companies, Mr. Lööf possesses significant senior management experience and provides the Board with valuable insight on strategic initiatives.

John P. Oswald. The Board believes that Mr. Oswald’s in-depth knowledge of numerous industries, international business experience and service on the board of directors of several companies provides the Board with important knowledge and perspective on the evaluation of business opportunities.

John P. Bujouves. The Board believes that Mr. Bujouves provides the Board with extensive business and finance knowledge earned through his significant experience in banking and his service as a member of the board of directors of numerous entities.

Ethan Benovitz . The Board believes that Mr. Benovitz provides the Board with significant business and financial knowledge, as well as an ability to identify and pursue business opportunities, by virtue of his prior experience as an executive at a private investment company specializing in the analysis of financial transactions.

Daniel Saks . The Board believes that Mr. Saks’ financial and legal experience will provide a valuable perspective that will augment the Board’s ability to analyze and execute proposed transactions of the type with which the Board may be confronted.

Family Relationships

There are no family relationships among our executive officers and directors.

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Board Committees

Our Board has three standing committees to assist it with its responsibilities. These committees are described below.

The Audit Committee, which is comprised solely of directors who satisfy the SEC audit committee membership requirements, is governed by a Board-approved charter that contains, among other things, the committee’s membership requirements and responsibilities. The Audit Committee oversees our accounting, financial reporting process, internal controls and audits, and consults with management and our independent registered public accounting firm on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. As part of its duties, the Audit Committee appoints, evaluates and retains our independent registered public accounting firm. It maintains direct responsibility for the compensation, termination and oversight of our independent registered public accounting firm and evaluates its qualifications, performance and independence. The committee also monitors compliance with our policies on ethical business practices and reports on these items to the Board. The Audit Committee has established policies and procedures for the pre-approval of all services provided by our independent registered public accounting firm. Our Audit Committee is comprised of Messrs. Oswald, Bujouves and Lööf, and Mr. Oswald is the Chairman of the committee.

The Board has determined that Mr. Oswald, who currently is a member of the Board and chairman of the Audit Committee, is the Audit Committee financial expert, as defined under the Exchange Act, and is independent as defined by the rules of NASDAQ. The Board made a qualitative assessment of Mr. Oswald’s level of knowledge and experience based on a number of factors, including his experience as a certified public accountant for a major accounting firm and financial sophistication from his years managing private investment funds.

The Compensation Committee, which is comprised solely of independent directors, determines all compensation for our Chief Executive Officer; reviews and approves corporate goals relevant to the compensation of our Chief Executive Officer and evaluates our Chief Executive Officer’s performance in light of those goals and objectives; reviews and approves objectives relevant to other executive officer compensation; reviews and approves the compensation of other executive officers in accordance with those objectives; administers our stock option plans; approves severance arrangements and other applicable agreements for executive officers; and consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. The committee makes recommendations on organization, succession, the election of officers, consultantships and similar matters where Board approval is required. Our Compensation Committee is comprised of Messrs. Oswald, Bujouves and Lööf. Mr. Oswald is the Chairman of the committee.

The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the committee assesses the size, structure and composition of the Board and its committees, coordinates evaluation of Board performance and reviews Board compensation. The committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. Our Nominating Committee is comprised of Messrs. Oswald, Bujouves and Lööf. Mr. Oswald is the chairman of the committee.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics applying to all of our directors, officers and employees. The Code of Ethics is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics, and (v) accountability for adherence to the Code of Ethics.

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A copy of the Code of Ethics is available in the Investor Relations; Corporate Governance, portion of our website, www.globaloptionsgroup.com. Additional copies of the Code of Ethics may be obtained without charge, from us by writing or calling: 415 Madison Avenue, 17 th Floor, New York, New York 10017, Attn: Chief Financial Officer, Tel: (212) 445-6261.

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Executive Compensation

(Dollar amounts in thousands, except per share amounts)

Summary Compensation Table

The following table sets forth information with respect to compensation earned by the named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)

Harvey W. Schiller, Ph.D.	2012	179	-	-	202	(1)	142	(2)	523
Chairman and Chief	2011	151	-	-	-		139	(3)	290
Executive Officer

Jeffrey O. Nyweide	2012	359	-	-	121	(1)	143	(4)	623
Chief Financial Officer	2011	375	-	-	-		135	(5)	510
and Executive Vice President

(1)	Amount represents the probable value of the award of an option to each of Dr. Schiller and Mr. Nyweide to purchase 125,000 and 75,000 shares of common stock respectively, with and exercise price of $3.05 per share, scheduled vesting of six months and a term of five years.

(2)	Amount includes cash payments of $126 for the rental of an apartment in New York City, $15 for the reimbursement of professional fees, and $1 for life insurance.

(3)	Amount includes cash payments of $126 for the rental of an apartment in New York City, $13 for the reimbursement of professional fees, and payments toward travel to and from Dr. Schiller’s home.

(4)	Amount includes payments of a housing allowance of $108 for the rental of an apartment in New York City, $10 related to a 401(k), reimbursement of professional fees of $20, and $3 for the reimbursement of parking fees.

(5)	Amount includes payments of a housing allowance of $108 for the rental of an apartment in New York City, $10 related to a 401(k), reimbursement of professional fees of $13, and $3 for the reimbursement of parking fees.

Employment Agreements and Payments upon a Change of Control

Harvey W. Schiller, Ph.D.

We entered into a three-year employment agreement with Dr. Schiller, our Chairman and Chief Executive Officer, in January 2004. The agreement was initially amended on December 19, 2006 to extend the term through January 31, 2010; subsequently on August 13, 2009 the term was extended through January 31, 2011 and on January 31, 2010 pursuant to its terms was extended to January 31, 2012. Effective May 11, 2010, we again modified our employment agreement with Dr. Schiller to induce him to remain with the Company in the event that he became entitled to terminate his employment agreement as a result of the occurrence of a “change of control,” as defined under his employment agreement, which the Compensation Committee of the Board determined would result from the completion of the sale of Preparedness Services. On December 14, 2010 and again on December 12, 2011 and March 31, 2012, we further modified our agreement with Dr. Schiller, principally, to extend the term of Dr. Schiller’s employment with the Company through April 30, 2012, then to July 31, 2012, and then to December 31, 2012 (see Schiller Amendment, below). Pursuant to the terms of the modified employment agreement which expired on December 31, 2012, Dr. Schiller continued to have the right to terminate his employment agreement if a “change of control” event occurred prior to the end of the term of his employment agreement. A change of control event could have occurred if more than fifty percent of the combined voting power of the outstanding securities of the Company had changed.

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The sale of Preparedness Services was completed on July 16, 2010. As a result of this sale, our employment agreement with Dr. Schiller, as modified (the “Schiller Employment Agreement”), provided that Dr. Schiller would continue to serve as our Chairman and Chief Executive Officer through April 30, 2012, and devote the necessary working time and efforts, but less than substantial working time and efforts, to the business of GlobalOptions Group. The Schiller Employment Agreement provided for a base salary of $180 per annum, plus certain living expenses through December 31, 2010 and then reduced to $150 per annum through July 31, 2012. In addition to his base salary, in December 2010, Dr. Schiller was awarded a cash bonus of $150 and Dr. Schiller became eligible for a discretionary cash bonus on or before the end of the term.

Additionally, pursuant to the terms of the Schiller Employment Agreement, upon the sale of Preparedness Services, 268,750 shares of restricted stock granted under the Performance Bonus Plan and 31,912 restricted stock units (“RSUs”) held by Dr. Schiller became fully vested and non-forfeitable, and the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the date of the sale of Preparedness Services, $270 was paid on August 13, 2010, and the remaining $230 was paid in March 2011. In addition, $1,685 was paid into a “rabbi trust” on August 20, 2010 representing: (i) salary that would have been earned by Dr. Schiller for the period August 1, 2010 through January 31, 2012; (ii) the target cash bonus for the period January 1, 2011 through January 31, 2012; and (iii) cash in lieu of additional shares of stock, for the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Dr. Schiller. Pursuant to the terms of Dr. Schiller’s employment agreement, all amounts held in rabbi trust were to be paid to Dr. Schiller six months after his separation of service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which may include a point in time when Dr. Schiller works part-time). The Compensation Committee determined that December 31, 2010 was the date of such separation of service for purposes of Section 409A of the Internal Revenue Code, and the $1,685 held in rabbi trust was disbursed to Dr. Schiller on July 6, 2011.

Dr. Schiller elected to have 113,650 shares, valued at $225, withheld in satisfaction of his tax obligation related to the vesting of the restricted stock and RSUs in connection with the sale of Preparedness Services.

On March 26, 2012, we entered into an amendment (“the Schiller Amendment”) to Dr, Schiller’s employment agreement. Pursuant to the Schiller Amendment, the expiration date of Dr. Schiller’s employment with the Company was extended from July 31, 2012 to December 31, 2012. The Schiller Amendment further provided that Dr. Schiller’s base salary shall be increased from $150,000 per annum to $180,000 per annum; and provided that, as an inducement to Dr. Schiller to enter into the Schiller Amendment, Dr. Schiller was granted an option to purchase 125,000 shares of our common stock at an exercise price of $3.05 per share which vested six months after the grant date with a five year term. If Dr. Schiller’s employment with the Company was terminated without cause prior to the vesting period, all options would have vested upon the termination date. The Schiller Amendment further provided that, should we have merged or acquired an operating company before December 31, 2012, we would have been required to pay to Dr. Schiller as severance a sum equal to 12 months of his part-time base salary ($15 per month) plus all benefits and cash payments accruing throughout those 12 months in a lump sum within 30 days of the date on which Dr. Schiller’s employment with the Company was terminated. The Schiller Amendment further provided that we pay to Dr. Schiller certain professional fees for personal accounting and legal fees relating to the preparation and execution of the Schiller Amendment. The Schiller Employment Agreement, as amended, expired on December 31, 2012, and through March 30, 2013, Dr. Schiller has been working for us as our Chairman and Chief Executive Officer without an employment agreement and has been compensated at a base salary consistent with the Schiller Amendment.

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On March 31, 2013, we entered into an amendment (the “2013 Schiller Amendment”) to Dr. Schiller’s employment agreement. Pursuant to the 2013 Schiller Amendment, the expiration date of Dr. Schiller’s employment with us was extended to June 30, 2013, with automatic month to month extensions thereafter until terminated by either us or Dr. Schiller with 30 days prior written notice. The 2013 Schiller Amendment further provided that Dr. Schiller’s base salary shall remain at $180 per annum, and that effective March 31, 2013, he shall no longer receive housing benefits which were previously provided pursuant to Dr. Schiller’s amended and restated employment agreement. As an inducement to Dr. Schiller to enter into the 2013 Schiller Amendment, upon the closing of an acquisition or merger, Dr. Schiller shall be paid a fee equal to $300,000, with the fee paid in shares of common stock equal to $300,000 based upon the deal price at the closing of such acquisition or merger (“2013 Schiller Success Fee”). Such shares shall be paid as compensation under the Amended and Restated 2006 Long-term Incentive Plan. Notwithstanding the foregoing, in the event that Dr. Schiller’s employment is terminated without cause or good reason or as a result of his death or disability prior to the end of this extension, Dr. Schiller shall receive the base salary and benefits through the end of the term; provided further that in the event that Dr. Schiller’s employment is terminated without cause or for good reason or as a result of Dr. Schiller’s death or disability and an acquisition or merger is consummated within nine months of the date of termination, then Dr. Schiller shall be entitled to the 2013 Schiller Success Fee.

Jeffrey O. Nyweide

Effective as of August 1, 2007, we and Mr. Nyweide terminated his consulting agreement and entered into an employment agreement providing for Mr. Nyweide’s service as our Chief Financial Officer, Executive Vice President—Corporate Development, Treasurer and Secretary, reporting to the Chairman of the Board. The employment agreement, which had an initial term through January 31, 2010, was amended on August 13, 2009 to extend its term through January 31, 2011, and pursuant to its terms, on January 31, 2010, was further extended to January 31, 2012. Effective May 11, 2010, we again modified our employment agreement with Mr. Nyweide to induce him to remain with the Company in the event that he became entitled to terminate his employment agreement as a result of the occurrence of a “change of control,” as defined under his employment agreement, which the Compensation Committee determined would result from the sale of Preparedness Services. On December 14, 2010, we further modified our agreement with Mr. Nyweide to extend the term of his employment agreement to July 31, 2012 and then on March 31, 2012 we extended the term of his employment agreement to December 31, 2012 (see Nyweide Amendment, below). Pursuant to the terms of the modified employment agreement, which expired on December 31, 2012, Mr. Nyweide had the right to terminate his employment agreement if a “change of control” event had occurred prior to the end of the term of his employment agreement. A change of control event could have occurred if more than fifty percent of the combined voting power of the outstanding securities of the Company changed.

The sale of Preparedness Services was completed on July 16, 2010. As a result of this sale, our employment agreement with Mr. Nyweide, as modified (the “Nyweide Employment Agreement”), provided that Mr. Nyweide would continue to serve as its Chief Financial Officer and Executive Vice President through July 31, 2012. Mr. Nyweide received a base salary of $375 per annum for the first eighteen month period of such term and a reduced base salary of $180 per annum for the remaining six months, during which period Mr. Nyweide’s responsibilities were intended to be reduced. In addition to his base salary, Mr. Nyweide earned a performance bonus of $150,000 in connection with the sale of Preparedness Services, of which $75 paid on August 11, 2010 and the remainder paid on October 15, 2010, and on November 30, 2010, Mr. Nyweide earned a performance bonus of $250 in connection with the sale of Bode, of which $125 paid on December 10, 2010 and the remainder was paid on January 5, 2012.

Additionally, pursuant to the terms of the Nyweide Employment Agreement, upon the sale of Preparedness Services, 201,813 shares of restricted stock granted under the Performance Bonus Plan and 14,093 RSUs held by Mr. Nyweide became fully vested and non-forfeitable, and the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the sale of Preparedness Services, $202was paid on August 13, 2010, and the remaining $173 was paid in March 2011. In addition, $821was paid into a “rabbi trust” on August 23, 2010 to be disbursed to Mr. Nyweide six months after his separation of service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which may include a point in time when Mr. Nyweide works part-time), representing: (i) 50% of the salary and 100% of benefits, including a housing allowance, that would have been earned for the period August 1, 2010 through January 31, 2012; (ii) 50% of the target cash bonus for the period January 1, 2011 through January 31, 2012 ; and (iii) cash in lieu of additional shares of stock for 50% of the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Mr. Nyweide. The Compensation Committee has determined that January 31, 2012 is the date of such separation of service for purposes of Section 409A of the Internal Revenue Code, and the $821 held in the rabbi trust was disbursed to Mr. Nyweide on July 31, 2012.

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Mr. Nyweide elected to have 72,977 shares, valued at $144, withheld in satisfaction of his tax obligations in connection with the vesting of the restricted stock and RSUs in connection with the sale of Preparedness Services.

On March 26, 2012, we entered into an amendment (the “Nyweide Amendment”) to Mr. Nyweide’s employment agreement. Pursuant to the Nyweide Amendment, the expiration date of Mr. Nyweide’s employment with the Company was extended from July 31, 2012 to December 31, 2012. The Nyweide Amendment further provided that, for the period March 1, 2012 through December 31, 2012, Mr. Nyweide would be paid a base salary of approximately $31 per month as a full time employee. The Nyweide Amendment provided that, as an inducement to Mr. Nyweide to enter into the Nyweide Amendment, the Mr. Nyweide was granted an option for the purchase of 75,000 shares of our common stock at an exercise price of $3.05 per share, which vested six months after the grant date with a five year term. The Nyweide Amendment further provided that, should we have merged or acquired an operating company before December 31, 2012, we would have been required to pay to Mr. Nyweide as severance a sum equal to 12 months compensation at $15 per month, plus all benefits and cash payments accruing throughout those 12 months in a lump sum within 30 days of the date on which Mr. Nyweide’s employment with the Company was terminated (the “Nyweide Severance Payment”). The Nyweide Amendment further provides that the Severance Payment would have been reduced by an amount equal to $15 times the number of completed months worked by Mr. Nyweide from March 1, 2012 to the date of termination due to acquisition or merger. The Nyweide Amendment further provided that the Company pay to Mr. Nyweide certain professional fees for personal accounting and legal fees relating to the preparation and execution of the Nyweide Amendment. The Nyweide Employment Agreement as amended expired on December 31, 2012 and through March 30, 2013, Mr. Nyweide has been working for us as our Chief Financial Officer, Executive Vice President – Corporate Development, Treasurer and Secretary without an employment agreement and has been compensated at a base salary consistent with the Nyweide Amendment.

On March 31, 2013, we entered into an amendment (the “2013 Nyweide Amendment”) to Mr. Nyweide’s employment agreement. Pursuant to the 2013 Nyweide Amendment, the expiration date of Mr. Nyweide’s employment with us was extended to June 30, 2013, with automatic month to month extensions thereafter until terminated by either us or Mr. Nyweide with 30 days prior written notice. The 2013 Nyweide Amendment further provided that effective April 1, 2013, Mr. Nyweide’s base salary shall be decreased to $180 annum, payable in advance on the first day of each month and as of such date he shall no longer receive housing benefits, which were previously provided pursuant to Mr. Nyweide’s amended and restated employment agreement. As an inducement to Mr. Nyweide to enter into the 2013 Nyweide Amendment, upon the closing of an acquisition or merger, Mr. Nyweide shall be paid a fee equal to $250,000, with the fee paid in shares of common stock equal to $250,000 based upon the deal price at the closing of such acquisition or merger (“2013 Nyweide Success Fee”). Such shares shall be paid as compensation under the Amended and Restated 2006 Long-term Incentive Plan, and Mr. Nyweide may elect to accept such shares on a tax free basis wherein we would withhold that number of shares necessary to satisfy Mr. Nyweide’s income tax withholding requirements in connection with this 2013 Nyweide Success Fee. Notwithstanding the foregoing, in the event that Mr. Nyweide’s employment is terminated without cause or for good reason or as a result of his death or disability prior to the end of this extension, Mr. Nyweide shall receive the base salary and benefits through the end of the term; provided further that in the event that Mr. Nyweide’s employment is terminated without cause or good reason or as a result of Mr. Nyweide’s death or disability and an acquisition or merger is consummated within nine months of the date of termination, then Mr. Nyweide shall be entitled to the 2013 Nyweide Success Fee.

Benefit Plans

Amended and Restated 2006 Long-Term Incentive Plan

Our 2006 Long-Term Incentive Plan was originally adopted on December 5, 2006. On July 24, 2008, our stockholders approved the Amended and Restated 2006 Long-Term Incentive Plan (the “Incentive Plan”), which became effective immediately following its approval and replaced the original 2006 Long-Term Incentive Plan.

The Incentive Plan provides for the issuance of up to 3,000,000 shares of our common stock, increased from 1,500,000 under the original 2006 Long-Term Incentive Plan. As of April 30, 2013 there are options to purchase 200,000 shares of our common outstanding under this plan. The Compensation Committee has the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plan, in any combination, for more than 625,000 shares of our common stock to any individual during any calendar year, increased from 312,500 under the original 2006 Long-Term Incentive Plan. As of April 30, 2013, 1,407,342 shares remain eligible to be issued under the Incentive Plan.

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The Incentive Plan is administered by the Compensation Committee, or in the absence of the Compensation Committee, the entire Board. The Compensation Committee has sole authority to interpret the Incentive Plan and set the terms of all awards, including, without limitation, determining the performance goals associated with performance-based awards, determining the recipients of awards, determining the types of awards to be granted, and the making policies and procedures relating to administration of the Incentive Plan.

The purpose of the Incentive Plan is to allow us to continue to provide incentives to such participants who are responsible for our success and growth, assist us in attracting, rewarding and retaining employees of experience and ability, facilitate the completion of strategic acquisitions, link incentives with increases in stockholder value and to further align participants’ interests with those of other stockholders. In general, the Incentive Plan empowers us to grant stock options and stock appreciation rights, and performance-based cash and stock and other equity based awards, including restricted stock and restricted stock units. The Incentive Plan will also continue to allow us to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code, thereby preserving our ability to receive tax deductions for the awards.

The Incentive Plan may be amended, suspended or terminated by the Board, except that (a) no amendment shall be made that would impair the rights of any participant under any award theretofore granted without the participant’s consent, and (b) no amendment shall be made which, without the adoption of our stockholders, would (i) materially increase the number of shares that may be issued under the Incentive Plan, except as the Compensation Committee may appropriately make adjustments; (ii) materially increase the benefits accruing to the participants under the Incentive Plan; (iii) materially modify the requirements as to eligibility for participation in the Incentive Plan; (iv) decrease the exercise price of an option to less than 100% of the Fair Market Value (as defined under the Incentive Plan) per share of common stock on the date of grant thereof; or (v) extend the term of any option beyond ten years.

No award may be granted under the Incentive Plan after the tenth anniversary of the Incentive Plan’s effective date, December 5, 2006.

Amended and Restated 2006 Employee Stock Purchase Plan

Our 2006 Stock Purchase Plan was originally adopted on December 5, 2006. On July 24, 2008, our stockholders approved the Amended and Restated 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”), which became effective immediately following its approval and replaced the original 2006 Employee Stock Purchase Plan.

The Stock Purchase Plan permits eligible employees to automatically purchase at the end of each month at a discounted price, a certain number of shares of our common stock by having the effective purchase price of such shares withheld from their base pay. The Stock Purchase Plan provides for the issuance of up to 2,000,000 shares of our common stock, increased from 250,000 under the original 2006 Employee Stock Purchase Plan. As of April 30, 2013, 1,877,612 shares remain eligible to be issued under the Stock Purchase Plan.

The Stock Purchase Plan is administered by the Compensation Committee. Pursuant to the terms of the Stock Purchase Plan, the Compensation Committee has the authority to make rules and regulations for the administration of the Stock Purchase Plan.

The purpose of the Stock Purchase Plan is to encourage eligible employees to acquire or increase their proprietary interests in our company through the purchase of shares of our common stock, thereby creating a greater community of interest between our stockholders and our employees.

The Stock Purchase Plan may be amended or terminated by the Board, provided that, without stockholder approval, no such amendment may (a) increase the maximum number of shares that may be issued under the Stock Purchase Plan, (b) amend the requirements as to the class of employees eligible to purchase stock under the Stock Purchase Plan, or (c) permit the members of the Compensation Committee to purchase stock under the Stock Purchase Plan. No termination, modification, or amendment of the Stock Purchase Plan may adversely affect the rights of an employee with respect to an option previously granted to him or her under such option without his or her written consent.

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Unless the Stock Purchase Plan is previously terminated by the Board, no additional stock will be available for purchase under the Stock Purchase Plan at the earlier of (a) October 17, 2016, or (b) the point in time when no shares of stock appropriately reserved for issuance are available.

Outstanding Equity Awards at Fiscal Year-End

On March 26, 2012, the Company granted to each of Dr. Schiller and Mr. Nyweide options to purchase 125,000 shares of common stock and 75,000 shares of common stock, respectively, which are fully vested at December 31, 2012. The following table presents information regarding unexercised option awards for each named executive officer as of the end of the fiscal year ended December 31, 2012:

Option Awards

Name	Number of Securities Underlying Unexercised options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Harvey W. Schiller, PHD	125,000	-	$3.05	March 25, 2017
Jeffrey O. Nyweide	75,000	-	$3.05	March 25, 2017

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each of our Directors who is not a named executive officer and who served on our Board during the fiscal year ended December 31, 2012:

Name	Fees Earned ($)	Total ($)

Per-Olof Lööf	43	43

John Bujouves	43	43

John P. Oswald	73	73

John D. Chapman (1)	11	11

Eli Dominitz (2)	15	15

Kenneth Polinsky (2)	15	15

Ethan Benovitz (3)	11	11

Daniel Saks (3)	11	11

(1)	On April 2, 2012, Mr. Chapman resigned from the Board of Directors.

(2)	On April 2, 2012, Mr. Eli Dominitz and Mr. Kenneth Polinsky were appointed as members of the Board of Directors. On September 20, 2012, Mr. Eli Dominitz and Mr. Kenneth Polinsky resigned from the Board of Directors.

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(3)	On September 20, 2012, Mr. Ethan Benovitz and Mr. Daniel Saks were appointed as members of the Board of Directors.

2012 Director’s Plan

A compensation plan for our Board was in place for 2012. Following the Directors Plan, each non-employee member of our Board was entitled to receive cash compensation consisting of an annual cash retainer of $20,000 a fee of $2,500 for attending each board meeting, a fee of $2,500 for attending each committee meeting and a fee of $500 for participating via telephone at each board and committee meeting (the committee chair receives a supplemental fee). The compensation committee has determined that the compensation arrangements for our Directors for 2013 will be the same as was in place during 2012.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 30, 2013 by:

•	each person who is known by us to beneficially own 5% or more of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers, as a group.

Except as otherwise set forth below, the address of each of the persons listed below is GlobalOptions Group, Inc., 415 Madison Avenue, 17 th Floor, New York, New York 10017. Unless otherwise indicated, the common stock beneficially owned by a holder includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person, and also includes options to purchase shares of our common stock exercisable within 60 days that have been granted under our incentive stock plans.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders:
Genesis Capital Advisors, LLC (2)	1,708,829	27.6
Punch Associates Investment Management, Inc. (3)	329,705	5.3

Directors and Named Executive Officers:
Harvey W. Schiller, Ph.D. (4)	406,143	6.4
Jeffrey O. Nyweide (5)	214,897	3.4
Per-Olof Lööf (6)	19,167	*
John P. Bujouves (7)	34,355	*
John P. Oswald (8)	23,491	*
Ethan Benovitz (9)	1,708,829	27.6
Daniel Saks (10)	1,708,829	27.6

All executive officers and directors as a group (7 persons) (11)	2,406,882	37.6

*	Represents holdings of less than 1% of shares outstanding.

(1)	Based upon 6,197,760 shares of our common stock outstanding on April 30, 2013 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of April 30, 2013.

(2)	Based on a Schedule 13D filed by Genesis Opportunity Fund, LP on April 9, 2012. Represents 1,535,529 shares of common stock held by Genesis Opportunity Fund, L.P. and 173,300 shares of common stock held by Genesis Asset Opportunity Fund, L.P. Genesis Capital Advisors LLC is the investment manager of each of Genesis Opportunity Fund, L.P. and Genesis Asset Opportunity Fund L.P. Each of Ethan Benovitz, Daniel Saks and Jaime Hartman are managing members of Genesis Capital Advisors LLC and share voting and dispositive power over the securities held by Genesis Opportunity Fund, L.P. and Genesis Asset Opportunity Fund L.P. Each of Ethan Benovitz, Daniel Saks, and Jaime Hartman disclaim beneficial ownership of such securities. The business address of Genesis Capital Advisors LLC is 1212 Avenue of the Americas, 19th Floor, New York, NY 10036.

(3)	Based on information contained on Schedule 13G filed with the SEC on February 19, 2013. The business address of Punch Associates Investment Management, Inc. is 3601 West 76 th Street, Suite 225, Edina, Minnesota.

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(4)	Based on information contained on Schedule 13G filed with the SEC on February 14, 2013. Consists of 281,143 shares of our common stock and 125,000 shares of our common stock issuable upon exercise of stock options.

(5)	Based on information contained on a Form 3 filed with the SEC on April 2, 2012. Consists of 139,897 shares of our common stock and 75,000 shares of our common stock issuable upon exercise of stock options.

(6)	Based on information contained on a Form 3/Amendment filed with the SEC on April 2, 2012. Represents 14,360 shares of common stock and 4,807 shares of our common stock held by Lööf Holdings, LLC, a limited liability company controlled by Mr. Lööf. Mr. Lööf may be deemed to be the beneficial owner of the shares of our common stock held by Lööf Holdings, LLC.

(7)	Based on information contained on a Form 3 filed with the SEC on April 2, 2012. Represents 12,250 shares of common stock and 22,105 shares of our common stock held by Globacor Capital Inc., of which Mr. Bujouves is Chairman. Mr. Bujouves may be deemed to be the beneficial owner of the shares of our common stock held by Globacor Capital Inc. Mr. Bujouves disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)	Based on information contained on a Form 3 filed with the SEC on April 2, 2012. Represents 12,669 shares of our common stock and 10,822 shares of our common stock held by Capital Trust Investments Limited, of which Mr. Oswald is a director. Mr. Oswald may be deemed to be the beneficial owner of the shares of our common stock held by Capital Trust Investments Limited. Mr. Oswald disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(9)	Based on information contained on a Form 3 filed with the SEC on April 3, 2013. Represents 1,708,829 shares of common stock held by Genesis Capital Advisors, LLC (See Footnote 2). Mr. Benovitz may be deemed to be the beneficial owner of the shares of our common stock held by Genesis Capital Advisors, LLC. Mr. Benovitz disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)	Based on information contained on a Form 3 filed with the SEC on April 3, 2013. Represents 1,708,829 shares of common stock held by Genesis Capital Advisors, LLC (See Footnote 2). Mr. Saks may be deemed to be the beneficial owner of the shares of our common stock held by Genesis Capital Advisors, LLC. Mr. Saks disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(11)	Consists of 2,169,148 shares of our common stock and 200,000 shares of our common stock issuable upon exercise of stock options.

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Certain Relationships and Related Transactions

Transactions with Related Persons, Promoters and Certain Control Persons

On March 27, 2012, we entered into a support agreement (the “Genesis Support Agreement”) with Genesis Capital Advisors LLC, a Delaware limited liability company, Genesis Opportunity Fund, L.P., a Delaware limited partnership, and Genesis Asset Opportunity Fund, L.P., a Delaware limited partnership (collectively, the “2012 Stockholder”). Pursuant to the Genesis Support Agreement, the 2012 Stockholder agreed to vote all of the shares of our common voting stock owned by the 2012 Stockholder in favor of the election of all director nominees recommended by the Board at the our 2012 Annual Meeting (the “Annual Meeting”).

The Genesis Support Agreement also provided that, as a condition to the 2012 Stockholder’s obligations thereunder, the Board would adopt certain resolutions providing that (i) the Stockholder, together with its affiliates, will not be deemed to be an “Acquiring Person” for the purposes of that certain Rights Agreement, dated as of September 7, 2010, as amended (such amendment is described below) (the “Rights Agreement”), by and between the us and Continental, as rights agent, unless and until the 2012 Stockholder becomes the “Beneficial Owner” (as defined under the Rights Agreement) of more than 35% of the our outstanding common stock, and (ii) that the Board approve, solely for the purposes of Section 203 of the Delaware General Corporation Law, the acquisition of additional shares of our common stock by the 2012 Stockholder. The Genesis Support Agreement also provides that if at any time the 2012 Stockholder beneficially owns less than 25% of our common stock and then at any time it increases its beneficial ownership over 25% it would be deemed an “Acquiring Person” and if at any time the 2012 Stockholder beneficially owns less than 10% of our common stock then at any time it increases its beneficial ownership over 10% it would be deemed an “Acquiring Person”.

Pursuant to its obligations under the Genesis Support Agreement and as a further inducement for the 2012 Stockholder to enter into the Genesis Support Agreement, we, concurrently with the execution of the Genesis Support Agreement, entered into a Registration Rights Agreement with the 2012 Stockholder pursuant to which we agreed to register the resale of the shares of our common stock owned by the 2012 Stockholder (See Note 8 – Stockholder’s Equity - Registration Rights Agreement, below).

Pursuant to the Genesis Support Agreement, the Board expanded its size to a total of six (6) members and appointed two designees of the 2012 Stockholder (the “Stockholder Designees”) to serve as directors on the Board. (See Note 14– Changes to Board of Directors). The Board is further obligated to nominate and recommend the election of the Stockholder Designees, and to solicit proxies to such effect. The Genesis Support Agreement further provides that, should the 2012 Stockholder beneficially own less than 22% of our common stock, the 2012 Stockholder shall only retain authority to appoint one Stockholder Designee to the Board. In such case, the Board shall no longer be obligated to nominate and recommend the election of more than one Stockholder Designee and shall not be obligated to solicit proxies or otherwise promote the election to the Board of such Stockholder Designee. The Genesis Support Agreement further provides that, should the 2012 Stockholder beneficially own less than 10% of our common stock, the 2012 Stockholder shall retain no authority to appoint any Stockholder Designees to the Board. In such case, the Board shall no longer be obligated to nominate and recommend the election of any of the Stockholder Designees and shall not be obligated to solicit proxies or otherwise promote the election to the Board of any Stockholder Designee. Additionally, the 2012 Stockholder agreed to certain standstill restrictions, effective as of the date of the Genesis Support Agreement and expiring on the earlier of 18 months following the execution of the Genesis Support Agreement or the consummation of a change of control of our company and certain restrictions on transfer of certain of the shares owned by them.

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Selling Stockholders

	Shares of Common Stock Owned Prior to Offering		Shares of Common Stock to be Sold		Shares of Common Stock Owned After the Offering	Percentage of Common Stock Owned after the Offering
Abraham E. Cohen	21,750		21,750		0	—
Alan Dershowitz	2,344	(1)	2,344		0	—
Andrew J. Kaslow	10,713	(2)	6,038		4,675	*
Andrew Sachs	89	(3)	61		28	*
Annelia Holton-Williams	6,133	(4)	1,544		4,589	*
Anthony C. Santia	14		14		0	—
Anthony Spatacco	185		185		0	—
Arthur Dozortsev	391	(5)	391		0	—
Bayshore Merchant Services, Inc.	2,344	(6)	2,344		0	—
Brad Barnard	11		11		0	—
Brianna D. Nisbet	14		14		0	—
Brianna McKeller	61		48		13	*
Bruce Pollack	18,605		18,605		0	—
Capital Trust Investments Limited	10,822	(7)	10,822		0	—
Carmelo Troccoli	29		29		0	—
Carol Borkiewicz	14		14		0	—
Carolyn Wieser	14		14		0	—
Charles Fisher	1,341	(8)	379		962	*
Charles J. Wolf Jr.	2,598		2,598		0	—
Chester J. Santia	14		14		0	—
Chester J. Santia III	14		14		0	—
Connie Dunn	14		14		0	—
Daniel Avrutsky	1,747		1,747		0	—
Daryl Chalk	268	(9)	268		0	—
David Blatte	11,261		11,261		0	—
David Epstein	4,925		4,925		0	—
Dennis DeConcini	476		476		0	—
Diane Lamonaca	469		469		0	—
Diane Nisbet	14		14		0	—
Dolmari, Ltd.	125,530	(10)	125,530		0	—
Donna D. Dusty	14		14		0	—
Edoardo Grigine & Giuseppina Tardito	98		98		0	—
Edward A. Heil	14		14		0	—
Elizabeth Apple	117	(11)	117		0	—
Ellyn Moriarty	14		14		0	—
Emil G. Santia	14		14		0	—
Eric Singer	2,253		2,253		0	—
Gale Hayman	42,316		42,316		0	—
Gary C. Wendt	1,576		1,576		0	—
Genesis Asset Opportunity Fund, L.P.	173,300	(12)	173,300		0	—
Genesis Opportunity Fund, L.P.	1,535,529	(13)	1,535,529		0	—
Globacor Capital Inc.	22,105	(14)	22,105		0	—
Gloria Cabe	2,083	(15)	590		1,493	*
Green Crescent	17,746	(16)	17,746		0	—
Harvey W. Schiller	406,143	(17)	406,143	(17)	0	—
Hilary Herscher	5,464	(18)	5,464		0	—

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Howard Safir	53,171	(19)	15,000		13	*
Iroquois Master Fund Ltd.	4,102	(20)	4,102		0	—
Isabella R. Santia	14		14		0	—
James A. Cannavino	21,750		21,750		0	—
James F. Huber	14		14		0	—
James J. McTernan	14		14		0	—
James Lance Bass	2,449		2,449		0	—
Jeffrey O. Nyweide	214,897	(21)	214,897	(21)	0	—
Jennifer Holt	3,398	(22)	969		2,429	*
Jody Giraldo	11		11		0	—
John P. Bujouves	34,355	(23)	12,250		0	—
John D. Chapman	6,380	(24)	6,380		0	—
John P. Oswald	23,491	(25)	12,669		0	—
John W. Heilshorn ACF Madison Heilshorn U/NY/UTMA	2,431	(26)	2,431		0	—
John W. Heilshorn ACF Morgan M Heilshorn U/NY/UTMA	2,431	(27)	2,431		0	—
Jonathan Rich	16	(28)	16		0	—
Joni Pentifallo	14		14		0	—
Jordan D. Santia	14		14		0	—
Joshua S. Santia	14		14		0	—
Kaufman Bros. L.P.	27	(29)	27		0	—
Kerry Santia	14		14		0	—
Kevin J. Santia	14		14		0	—
Kidada Kendall	1,076	(30)	304		772	*
Kimberly A. Dunn	14		14		0	—
Kimberly Fuller	1,076	(31)	304		772	*
Kristin Roy	181	(32)	181		0	—
Lester Pollack	18,605		18,605		0	—
Lööf Holdings, LLC	4,807	(33)	4,807		0	—
Louis Forte	980		980		0	—
Marc Sperling	1,661		1,661		0	—
Mark Ghilarducci	3,623	(34)	1,030		2,593	*
Mark Nisbet	14		14		0	—
Matthew Oster	68	(35)	17		51	*
Michael Gaines	224	(36)	224		0	—
Mitchell Huber	14		14		0	—
Patrick Crawford	1	(37)	1		0	—
Paul Taylor	2,281	(38)	2,281		0	—
Per-Olof Lööf	19,167	(39)	14,360		0	—
QS Advisors LLC	344	(40)	344		0	—
R. Bret Jenkins	14		14		0	—
Richard Taney	2,938		2,938		0	—
Rick Tocchet	9,792		9,792		0	—
Robert J. Isakson	46,788	(41)	46,788		0	—
Rodney Slater	131,930	(42)	38,234		93,696	1.5
Ronald Huber	14		14		0	—
Ronald William Morgan	3,530	(43)	2,522		1,008	*
Samantha Nisbet	14		14		0	—
Sarah B. Hrdy Trust B	115,347	(44)	115,347		0	—
Sean McTernan	14		14		0	—
Sofia R. Santia	14		14		0	—
SR II, LLC	38,158	(45)	38,158		0	—
Starboard Capital Markets, LLC	185	(46)	185		0	—
Steven Sigler	196		196		0	—

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Tammy Santia	14		14	0	—
Terry Brown	37		37	0	—
Thomas Cowley	1,563	(47)	1,563	0	—
Tony Berger	2,938		2,938	0	—
Uma Thurman	25,498		25,498	0	—
Verus International Group Limited	21,910	(48)	21,060	850	*
Verus Investment Holdings Inc.	9,838	(49)	9,838	0	—
vFinance Investments, Inc.	297	(50)	297	0	—
Vincent Calicchia	9		9	0	—
Wayne Schrader	1,401	(51)	1,401	0	—
Wendy A. Huber	14		14	0	—
William S. Sessions	510	(52)	278	232	*
TOTAL			3,077,042	114,176

*	Less than 1% of outstanding shares

(1)	Mr. Elon Dershowitz may be deemed to have power to vote or dispose of the shares of our common stock held by Mr. Alan Dershowitz.

(2)	Ms. Diane Kaslow may be deemed to have power to vote or dispose of the shares of our common stock held by Mr. Kaslow. Mr. Kaslow is a former member of our Business Advisory Board, which has been disbanded.

(3)	Mr. Sachs has been an employee of ours within the past three years.

(4)	Ms. Holton-Williams has been an employee of ours within the past three years.

(5)	Mr. Eugene Dozortsev may be deemed to have power to vote or dispose of the shares of our common stock held by Mr. Arthur Dozortsev.

(6)	Mr. Raduz Motan may be deemed to be the beneficial owner of the shares of our common stock held by Bayshore Merchant Services, Inc. Mr. Motan disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(7)	Mr. John P. Oswald, a member of our Board of Directors, serves as director of Capital Trust Investments Limited and may be deemed to be the beneficial owner of the shares of our common stock held by Capital Trust Investments Limited. Mr. Oswald disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)	Mr. Fisher has been an employee of ours within the past three years.

(9)	Mr. Chalk has been an employee of ours within the past three years.

(10)	Mr. Kenneth Starr may be deemed to have power to vote or dispose of the shares of our common stock held by Dolmari, Ltd.

(11)	Ms. Apple has been an employee of ours within the past three years.

(12)	Genesis Capital Advisors LLC is the investment adviser of Genesis Asset Opportunity Fund, L.P., and may be deemed to beneficially own securities owned by Genesis Asset Opportunity Fund, L.P. Genesis Capital GP LLC is the general partner of, and may be deemed to beneficially own certain securities owned by, Genesis Asset Opportunity Fund, L.P. Genesis Capital Advisors LLC and Genesis Capital GP LLC are controlled by three managing directors, including Ethan Benovitz and Daniel Saks, directors of the Company, and a voting or investment decision requires the approval of a majority of those individuals. These individuals disclaim beneficial ownership of the securities covered by this statement.

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(13)	Genesis Capital Advisors LLC is the investment adviser and general partner of Genesis Opportunity Fund, L.P. and may be deemed to beneficially own securities owned by of Genesis Opportunity Fund, L.P. Genesis Capital Advisors is controlled by three managing directors, including Ethan Benovitz and Daniel Saks, directors of the Company, and a voting or investment decision requires the approval of a majority of those individuals. These individuals disclaim beneficial ownership of the securities covered by this statement.

(14)	Mr. Bujouves, a member of our Board of Directors, serves as Chairman of Globacor Capital Inc. and may be deemed to be the beneficial owner of the shares of our common stock held by Globacor Capital Inc. Mr. Bujouves disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(15)	Ms. Cabe has been an employee of ours within the past three years.

(16)	Mr. Arshad Hasan Khan may be deemed to have power to vote or dispose of the shares of our common stock held by Green Crescent.

(17)	Dr. Schiller is the Chairman of our Board of Directors and Chief Executive Officer. Includes 125,000 shares of our common stock issuable upon exercise of stock options held by Dr. Schiller.

(18)	Mr. Herscher is the Chief Financial Officer of Verus International Group Limited. For additional information regarding Verus International Group Limited, see footnote 49.

(19)	Represents 15,013 shares of our common stock held by Mr. Safir individually and 38,158 shares of our common stock held by SR II, LLC, of which Mr. Safir is a control person. Mr. Safir may be deemed to be the beneficial owner of the shares of our common stock held by SR II, LLC. Mr. Safir disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Mr. Safir has been an employee of ours within the past three years.

(20)	Mr. Joshua Silverman may be deemed to have power to vote or dispose of the shares of our common stock held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(21)	Mr. Nyweide is our Chief Financial Officer, Executive Vice President-Corporate Development, Treasurer and Secretary. Includes 75,000 shares of our common stock issuable upon exercise of stock options held by Mr. Nyweide.

(22)	Ms. Holt has been an employee of ours within the past three years.

(23)	Represents 12,250 shares of common stock and 22,105 shares of our common stock held by Globacor Capital, Inc. of which Mr. Bujouves is Chairman. Mr. Bujouves, a member of our Board of Directors, may be deemed to be the beneficial owner of the shares of our common stock held by Globacor Capital Inc. Mr. Bujouves disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(24)	Mr. Chapman is a former member of our Board of Directors.

(25)	Represents 12,669 shares of common stock and 10,822 shares of our common stock held by Capital Trust Investments Limited. Mr. Oswald, a member of our Board of Directors, may be deemed to be the beneficial owner of the shares of our common stock held by Capital Trust Investments Limited. Mr. Oswald disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

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(26)	John W. Heilshorn is the trustee of John W. Heilshorn ACF Madison Heilshorn U/NY/UTMA and in such capacity has the power to vote and dispose of the shares of our common stock held by John W. Heilshorn ACF Madison Heilshorn U/NY/UTMA. Mr. Heilshorn is a partner at Lippert/Heilshorn and Associates, Inc., which previously provided us with advisory services in exchange for compensation consisting in part of shares of our common stock.

(27)	John W. Heilshorn is the trustee of John W. Heilshorn ACF Morgan Heilshorn U/NY/UTMA and in such capacity has the power to vote and dispose of the shares of our common stock held by John W. Heilshorn ACF Morgan Heilshorn U/NY/UTMA. Mr. Heilshorn is a partner at Lippert/Heilshorn and Associates, Inc., which previously provided us with advisory services in exchange for compensation consisting in part of shares of our common stock.

(28)	Mr. Rich is an executive officer of vFinance Investments, Inc. For additional information regarding vFinance Investments, Inc., see footnote 50.

(29)	Mr. Craig Kaufman may be deemed to have power to vote or dispose of the shares of our common stock held by Kaufman Bros. L.P.

(30)	Ms. Kendall has been an employee of ours within the past three years.

(31)	Ms. Fuller has been an employee of ours within the past three years.

(32)	Ms. Roy has been an employee of ours within the past three years.

(33)	Per-Olof Lööf, a member of our Board of Directors, is a control person of Lööf Holdings, LP and may be deemed to be the beneficial owner of the shares of our common stock held by of Lööf Holdings, LP.

(34)	Mr. Ghilarducci has been an employee of ours within the past three years.

(35)	Mr. Oster has been an employee of ours within the past three years.

(36)	Mr. Gaines has been an employee of ours within the past three years.

(37)	Mr. Crawford has been an employee of ours within the past three years.

(38)	Mr. Taylor has been an employee of ours within the past three years.

(39)	Represents 14,360 shares of common stock and 4,807 shares of our common stock held by Lööf Holdings LP. Mr. Lööf, a member of our Board of Directors, is a control person of Lööf Holdings LP and may be deemed to be the beneficial owner of the shares of our common stock held by of Lööf Holdings LP.

(40)	Mr. Mark Sirangelo may be deemed to have power to vote or dispose of the shares of our common stock held by QS Advisors LLC.

(41)	Mr. Isakson has been an employee of ours within the past three years.

(42)	Mr. Slater has been an employee of ours within the past three years.

(43)	Mr. Morgan has been an employee of ours within the past three years.

(44)	Ms. Sarah B. Hardy may be deemed to have power to vote or dispose of the shares held by the trust.

(45)	Mr. Howard Safir is a control person of SR II, LLC and may be deemed to be the beneficial owner of the shares of our common stock held by SR II, LLC. Mr. Safir disclaims beneficial ownership with respect to the shares of our common stock held by SR II, LLC, except to the extent of his pecuniary interest therein.

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(46)	Mr. James J. Dotzman may be deemed to have power to vote or dispose of the shares of our common stock held by Starboard Capital Markets, LLC.

(47)	Mr. Cowley has been an employee of ours within the past three years.

(48)	Mr. Ajmal Khan, the Chief Executive Officer of Verus International Group Limited, may be deemed to be the beneficial owner of the shares of our common stock held by Verus International Group Limited. Mr. Khan disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(49)	Mr. Ajmal Khan, the Chief Executive Officer of Verus International Group Limited, may be deemed to be the beneficial owner of the shares of our common stock held by Verus Investment Holdings Inc. Mr. Khan disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(50)	Mr. Leonard Sokolow may be deemed to have power to vote or dispose of the shares held by vFinance Investments, Inc.

(51)	Mr. Schrader has been an employee of ours within the past three years.

(52)	Mr. Sessions is a former member of our Business Advisory Board, which has been disbanded.

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Determination of Offering Price

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, at privately negotiated prices, or as otherwise described in the section entitled “Plan of Distribution.”

Plan of Distribution

We are registering the shares of common stock previously issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

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Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Description of Capital Stock

The following is a summary of some of the terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you and is qualified in its entirety by reference to the relevant provisions of our certificate of incorporation, our bylaws and our Rights Agreement (as defined below).

For a complete description you should refer to our certificate of incorporation, our bylaws and our Rights Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

As of the date of this prospectus, we are authorized by our certificate of incorporation to issue an aggregate of 100,000,000 shares of common stock, par value $0.001 per share. In addition, as of the date of this prospectus, we are authorized by our certificate of incorporation to issue an aggregate of 15,000,000 shares of preferred stock, par value $0.001 per share, 100,000 shares of which have been designated Series D Convertible Preferred Stock and 20,000 shares of which have been designated Series A Junior Participating Preferred Stock. As of April 30, 2013, there were 6,197,760 shares of our common stock and no shares of our Series D Convertible Preferred Stock or our Series A Junior Participating Preferred Stock issued and outstanding.

Description of our Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.

Upon liquidation, dissolution or winding-up of our company, the holders of our common stock are entitled to share ratably in all assets of our company which are legally available for distribution, after payment of or provision for all actual and potential liabilities and the liquidation preference of any outstanding preferred stock, of which currently there are none. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Description of Our Series D Convertible Preferred Stock

Holders of our Series D Convertible Preferred Stock were entitled at any time to convert their shares of Series D Convertible Preferred Stock into our common stock, subject to a waivable beneficial ownership cap that prevents a holder from converting its shares into common stock if the conversion would result in the holder and its affiliates beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. A holder could have at any time waive this 4.99% cap upon 61 days’ notice. Each share of Series D Convertible Preferred Stock was initially convertible into 66.67 shares of our common stock, subject to adjustment in the event of a stock dividend, subdivision or combination of our common stock.

Holders of our Series D Convertible Preferred Stock did not have any voting rights, except to the extent required by law. To the extent that any dividends were declared on our common stock, holders of our Series D Convertible Preferred Stock would be entitled to receive those dividends on an as-converted basis. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of our Series D Convertible Preferred Stock would have been entitled to receive a nominal liquidating distribution in an amount equal to $0.001 per share before distributions are made to holders of our common stock. Upon completion of these nominal liquidating distributions, holders of our Series D Convertible Preferred Stock would have been entitled to receive their pro rata share, on an as-converted to common stock basis, of any assets remaining available for distribution to our stockholders.

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Preferred Stock Purchase Rights and Series A Junior Participating Preferred Stock

On September 7, 2010, the Company entered into a stockholder rights plan, dated as of September 7, 2010 (the “Rights Agreement”), by and between the Company and Continental Transfer & Trust Company, as rights agent (the “Rights Agent”).

On September 7, 2010, in connection with the Company’s entry into the Rights Agreement, the Board authorized the issuance of one right (a “Right”) to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Junior Participating Preferred Stock”), at a purchase price of $4.10 (such amount, as may be adjusted from time to time as provided in the Rights Agreement, the “Purchase Price”) for each share of the Company’s outstanding Common Stock to stockholders of record as of the close of business on September 17, 2010 (the “Record Date”).

On March 26, 2012, the Company entered into a First Amendment to Rights Agreement, dated as of March 26, 2012 (the “Amendment”), by and between the Company and the Rights Agent, which amended the definition of “Acquiring Person” under the Rights Agreement to lower the threshold for qualifying as an Acquiring Person to beneficial ownership, alone or together with all affiliates and associates of such of such person or group, of more than 10% of the outstanding Common Stock, and to make other conforming changes.

A summary of the materials terms of the Rights Agreement, as amended, the Rights and the Preferred Stock is set forth below.

Effectiveness. The Rights Agreement became effective on September 7, 2010 (the “Effective Date”). Rights will be issued in respect of all outstanding shares of Common Stock on the Record Date and for all additional shares of Common Stock issued prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights or the Expiration Date (as defined below), except Rights may be distributed in respect of shares of Common Stock issued after the Distribution Date in certain limited circumstances.

Term. The Rights will expire on the third anniversary of the date the Rights Agreement (the “Expiration Date”), unless earlier redeemed or canceled by the Company as provided below.

Exercisability. The Rights will become exercisable upon the earlier of the following dates (the “Distribution Date”):

•	the close of business on the tenth calendar day after such date on which the Company learns that a person or group (including any affiliates or associate of such person or group) has acquired, or obtained the right to acquire, beneficial ownership (as defined in the Rights Agreement) of more than 10% of the outstanding Common Stock, or in the case of any person with beneficial ownership of more than 10% of the outstanding Common Stock on the date of the Rights Agreement, such person acquires additional shares of Common Stock representing 1% or more of the then-outstanding Common Stock (subject to certain exceptions) or becomes an affiliate or associate of another person who owns 1% or more of the then-outstanding Common Stock (any such person or group, an “Acquiring Person”); and

•	the close of business on the tenth calendar day (or, unless the Distribution Date previously occurred, such later day as may be specified by the Board), if any, as may be designated by the Board following the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for shares of Common Stock that could result in a person or group becoming the beneficial owner of more than 10% of the outstanding Common Stock.

Notwithstanding the foregoing, the Board may, in its sole discretion, determine that any person or group will not be deemed to be an “Acquiring Person” for any purposes of the Rights Agreement.

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Rights Certificates and Detachability. Prior to the Distribution Date, the Rights will be represented by the certificates for shares of Common Stock, and the Rights will be transferable only with the related Common Stock certificates and will be automatically transferred with any transfer of the related Common Stock. After the Distribution Date, the Rights will “detach” from the Common Stock and will be separately transferable.

Terms of the Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock is not redeemable and will be, in ranking as to dividend and liquidation preferences, senior to the Common Stock. Each share of Series A Junior Participating Preferred Stock will entitle its holder to preferential dividend payments of 1,000 times the aggregate per share amount of all cash dividends and 1,000 times (subject to adjustment under certain circumstances) the aggregate per share amount of all non-cash dividends and other distributions (other than dividends payable in Common Stock) declared per share of Common Stock, as and if declared by the Board. In the event of liquidation, the holders of Series A Junior Participating Preferred Stock will receive a preferential liquidation payment equal to the accrued and unpaid dividends, plus an amount equal to the greater of (x) $1,000 per whole share or (y) an aggregate amount per share equal to 1,000 times (subject to adjustment under certain circumstances) the aggregate amount to be distributed per share to holders of Common Stock, provided that the liquidation amount to be received by any holder of the Series A Junior Participating Preferred Stock in the event of involuntary liquidation may not exceed $4.10 per share. The terms of the Preferred Stock do not include the right to vote. The rights of the Preferred Stock as to dividends and liquidation in the event of mergers and consolidations are protected by customary antidilution provisions as more fully described in the Rights Agreement. Because of the nature of the Series A Junior Participating Preferred Stock dividend and liquidation rights, the value of the one one-thousandth interest in a share of Series A Junior Participating Preferred Stock purchasable upon exercise of each Right (subject to adjustment) should approximate the value of one share of Common Stock.

Dilution Adjustments. The amount of Preferred Stock issuable upon exercise of the Rights is subject to adjustment by the Board in the event of any change in the Common Stock or Preferred Stock, whether by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Stock, Series A Junior Participating Preferred Stock or otherwise.

The Flip-In Provision. Subject to future amendment of the Rights Agreement, at such time as any person or group becomes an Acquiring Person, the holder of each Right will thereafter have the right to receive, upon exercise of the Right and the payment of the Purchase Price, that number of one one-thousandths of a share of Series A Junior Participating Preferred Stock equal to the number of shares of Common Stock that at the time of the applicable triggering transaction would have a market value of twice the Purchase Price. However, on or after the Distribution Date, any Rights that are or previously were beneficially owned by an Acquiring Person will become null and void and will not be subject to the “flip-in” provision.

The Flip-Over Provision. In the event the Company is acquired in a merger or other business combination by an Acquiring Person, or 50% or more of the Company’s assets are sold to an Acquiring Person, each Right will entitle its holder to purchase common shares in the surviving entity at 50% of market price (subject to exceptions if the surviving entity does not have common shares registered under the Exchange Act, as further described in the Rights Agreements). As with the “flip-in” provision, on or after the Distribution Date, any Rights that are or previously were beneficially owned by an Acquiring Person will become null and void.

Exchange. After any person or group becomes an Acquiring Person, the Board may elect to exchange each Right (other than Rights owned by an Acquiring Person) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right, or, under certain circumstances, an equivalent value in cash, shares of Common Stock or other securities.

Redemption. The Rights are redeemable by the Board at a redemption price of $0.001 per Right (the “Redemption Price”) any time prior to the earlier of the Distribution Date and the Expiration Date. Immediately upon the action of the Board ordering the redemption of the Rights, and without any further action or notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

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Amendment. At any time prior to the Distribution Date, the Company may, in its sole and absolute discretion, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement, including the date on which a Distribution Date or Expiration Date will occur, the amount of the Purchase Price, the definition of “Acquiring Person” or the time during which the Rights may be redeemed. From and after the Distribution Date, the Company may amend the Rights Agreement without the approval of any holders of Right Certificates (as defined in the Rights Agreement) (a) to cure any ambiguity or to correct or supplement any provision that may be defective or inconsistent with any other provision of the Rights Agreement, (b) to shorten or lengthen any time period under the Rights Agreement, or (c) to otherwise change or supplement any other provisions in the Rights Agreement in any matter that the Company may deem necessary or desirable and that does not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Stockholder Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Registration Rights Agreements

On March 27, 2012, we entered into a Registration Rights Agreement with Genesis (the “Genesis Registration Rights Agreement”). Pursuant to the Genesis Registration Rights Agreement, we agreed to register for resale the shares of common stock held by Genesis by no later than April 30, 2012. The Genesis Registration Rights Agreement further obligates us to use commercially reasonable efforts to cause any registration statement filed pursuant to the Genesis Registration Rights Agreement to be declared effective within 150 days following the date of the Genesis Registration Rights Agreement, and to remain effective under the Securities Act until the earlier of (i) such time as all of Genesis’ shares of our common stock registered by any such registration statement have been sold, or (ii) three years from the effective date of the Genesis Registration Rights Agreement.

We entered into a registration rights agreement (the “Equity Restructuring Registration Rights Agreement”), dated as of July 25, 2007, with certain holders of our common stock in which we agreed to register for resale the shares of our common stock issued or issuable upon the completion of our equity restructuring whereby we eliminated all of our outstanding Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and warrants (“Equity Restructuring”). We agreed to file a resale registration statement covering these shares by the earlier of 90 days after the closing of the Equity Restructuring and the filing date of the registration statement of which this prospectus forms a part and to use our best efforts to have the resale registration statement declared effective by the earlier of 150 days after the closing of the Equity Restructuring and the effective date of the registration statement of which this prospectus forms a part. We also agreed to use our best efforts to maintain the effectiveness of the resale registration statement until the earlier of the time when all of the registered shares have been sold or may be sold without restriction pursuant to Rule 144 under the Securities Act. The Equity Restructuring Registration Rights Agreement obligates us to pay specified liquidated damages to the participants in the Equity Restructuring to the extent we do not meet these deadlines or maintain the effectiveness of the resale registration statement for the required time period, as well as for certain other events.

We will pay all registration expenses, other than underwriting discounts and commissions, related to both the Genesis Registration Rights Agreement and the Equity Restructuring Rights Agreement. Each of the Genesis Registration Rights Agreement and the Equity Restructuring Registration Rights Agreement contain customary cross-indemnification provisions pursuant to which we will indemnify the selling stockholders in the event of material misstatements or omissions in the resale registration statement attributable to us, and they will indemnify us for material misstatements or omissions attributable to them.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us.

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Certificate of Incorporation and Bylaws

Our certificate of incorporation and by-laws contain provisions that may make the acquisition of our company more difficult without the approval of our Board, including, but not limited to, the following:

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•	stockholders may only remove directors for cause;

•	at least 75% of all votes entitled to be cast at any annual election of directors must vote in favor of the amendment of any By-law of the Company, although the By-laws may be amended at any time by a majority vote of the Board of Directors;

•	vacancies on the Board occurring between meetings of stockholders may be filled only by the directors;

•	the Directors can expand the size of the Board by a majority vote of the Directors;

•	we require that actions by written consent of stockholders be reviewed and certified by an inspector of elections;

•	we have a stockholder rights plan in place; and

•	we require advance notice for stockholder proposals.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions that you desire. The anti-takeover defenses in our certificate of incorporation and by-laws could discourage, delay or prevent a transaction involving a change in control of our company. These deterrents could adversely affect the price of our common stock and make it difficult to remove or replace members of the Board or management of the Company.

Delaware Anti-Takeover Statute

We may become subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”) regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

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Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. Section 203 may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 17 Battery Place, New York, NY 10004 and its telephone number is (212) 509-4000.

Market for Common Equity and Related Stockholder Matters

Our common stock was delisted from the NASDAQ on March 2, 2011, as a result of the findings of the NASDAQ Hearings Panel, which determined we no longer met NASDAQ’s listing standards on the grounds that we were not in compliance with Listing Rule 5101 and that we may be a “public shell” with no operating business.

Our common stock is quoted on the OTC Bulletin Board under the symbol “GLOI.OB”.

The table below sets forth the high and low bid prices for our common stock as reported on the OTC Bulletin Board from March 22, 2011 to April 30, 2013, and as reported on the pink sheets from March 2, 2011 to March 21, 2011, as well as the high and low sales prices of our common stock as reported on NASDAQ from January 1, 2011 to March 1, 2011. The price quotations reported on the OTC Bulletin Board and the pink sheets reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2011	High	Low
First Quarter	$2.72	$2.37
Second Quarter	2.59	2.35
Third Quarter	2.45	2.21
Fourth Quarter	2.60	2.25

Fiscal Year 2012	High	Low
First Quarter	$3.10	$2.50
Second Quarter	2.89	2.61
Third Quarter	3.02	2.76
Fourth Quarter	2.90	2.20

Fiscal Year 2013	High	Low
First Quarter	$2.55	$2.30
Second Quarter through April 30, 2013	2.55	2.37

Stockholders

As of April 30, 2013, there were 6,197,760 shares of common stock outstanding, held by 179 holders of record. The last reported sales price of our common stock was $2.40 per share on April 30, 2013. There were no shares of either our Series D Convertible Preferred Stock or our Series A Junior Participating Preferred Stock issued and outstanding as of April 30, 2013.

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Dividend Policy and Share Repurchases

We have not paid any cash dividends on our common stock during the periods presented above. Pursuant to our current strategy, we do not have a plan to pay cash dividends. However, in the future, the Board may change our strategy to one that includes a dividend or distribution on our capital stock.

During the year ended December 31, 2012, we repurchased 1,943 shares of our common stock at an aggregate cost of $5.

Equity Compensation Plan Information

Equity Compensation Plan Table

The following table contains information about our common stock that may be issued under our equity compensation plans as of December 31, 2012. See “Executive Compensation—Benefit Plans” for a description of our stock option and incentive plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	200,000	$3.05	3,284,954	(2)
Equity compensation plans not approved by security holders	–	–	–
Total	200,000	$3.05	3,284,954

(1)	Our Amended and Restated 2006 Long-Term Incentive Plan and Amended and Restated 2006 Employee Stock Purchase Plan were adopted by our stockholders on July 24, 2008.

(2)	The number of securities remaining available for future issuances includes 1,407,342 shares available under the Amended and Restated 2006 Long-Term Incentive Plan and 1,877,612 shares available under the Amended and Restated 2006 Employee Stock Purchase Plan.

Legal Matters

The validity of the issuance of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP of New York, New York.

Experts

The consolidated financial statements of GlobalOptions Group, Inc. as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 incorporated herein by reference have been audited by Marcum LLP, independent registered public accountants, as indicated in their report with respect thereto, and is incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

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Where You Can Find More Information

Available Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. You can read our filings, including the registration statement of which this prospectus is a part, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1−800−SEC−0330 for further information on the operation of the public reference facility.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering. All of the amounts shown are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee	$1,063
Legal Fees and Expenses	35,000
Accounting Fees and Expenses	10,000
Miscellaneous Expenses	937
Total	$47,000

We will bear all costs, expenses and fees in connection with the registration of the shares being offered. The selling stockholders, however, will bear all commissions and discounts, if any, attributable to their sale of shares.

Item 14. Indemnification of Directors and Officers.

Delaware General Corporation Law. Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation. Under the certificate of incorporation of the Registrant, every director, officer or employee of the Registrant shall be indemnified by the Registrant against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer or employee of the Registrant, or any settlement thereof, whether or not he is a director, officer or employee at the time such expenses are incurred or liability incurred, except in such cases where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification shall apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the Registrant. In addition, no person shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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Bylaws. Pursuant to the By-laws of the Company, any person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Company and as otherwise permitted by the DGCL.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of April 23, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc. and Guidepost Solutions LLC.** (13)

2.2	Asset Purchase Agreement, dated May 13, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc. and Witt Group Holdings, LLC.** (15)

2.3	Asset Purchase Agreement, dated June 11, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc. and GlobalOptions Services, Inc.** (16)

2.4	Stock Purchase Agreement, dated August 11, 2010, by and among GlobalOptions Group, Inc., GlobalOptions, Inc., The Bode Technology Group, Inc. and LSR Acquisition Corp. (now known as SolutionPoint International, Inc.)**(17)

3.1	Certificate of Incorporation of GlobalOptions Group, Inc. (4)

3.2	Certificate of Amendment to Certificate of Incorporation. (6)

3.3	Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series D Convertible Preferred Stock. (8)

3.4	Certificate of Designations, Powers, Preferences and Other Rights and Qualifications of Series A Junior Participating Preferred Stock. (19)

3.5	Bylaws. (4)

3.6	Amendment to Bylaws. (7)

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3.7	Amendments to Bylaws. (22)

4.1	Rights Agreement, dated as of September 7, 2010, between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (19)

4.2	Amendment No. 1 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company.(23)

5.1	Opinion of Olshan Frome Wolosky LLP (formerly known as Olshan Grundman Frome Rosenzweig & Wolosky LLP). #

10.1	Amended and Restated 2006 Long-Term Incentive Plan. (11)

10.2	Amended and Restated 2006 Employee Stock Purchase Plan. (11)

10.3	Employment Agreement, dated as of January 29, 2004, between Harvey W. Schiller, Ph.D. and GlobalOptions, Inc. (1)

10.4	Letter Agreement among GlobalOptions Group, Inc., GlobalOptions, Inc. and Harvey W. Schiller, Ph.D., dated January 29, 2004, pursuant to which GlobalOptions Group, Inc. assumed Dr. Schiller’s original employment agreement with GlobalOptions, Inc. (1)

10.5	Amendment to Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of December 19, 2006. (5)

10.6	Modification of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of August 13, 2009. (12)

10.7	Modification of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of May 13, 2010. (18)

10.8	Amendment of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of December 14, 2010. (21)

10.9	Amendment of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of December 12, 2011.(23)

10.10	Amendment of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of March 26, 2012.(23)

10.11	Amendment of Employment Agreement of Harvey W. Schiller, Ph.D. with GlobalOptions Group, Inc., dated as of March 31, 2013. (24)

10.12	Employment Agreement, dated July 30, 2007, between Jeffrey O. Nyweide and GlobalOptions Group, Inc. (10)

10.13	Modification of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of August 13, 2009. (12)

10.14	Modification of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of May 13, 2010. (18)

10.15	Amendment of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of December 14, 2010. (21)

10.16	Amendment of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of March 26, 2012. (23)

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10.17	Amendment of Employment Agreement of Jeffrey O. Nyweide with GlobalOptions Group, Inc., dated as of March 31, 2013. (24)

10.18	Secured Promissory Note, dated April 30, 2010, by and between Guidepost Solutions LLC and GlobalOptions Group, Inc. (14)

10.19	Security Agreement, dated April 30, 2010, by and between Guidepost Solutions LLC and GlobalOptions Group, Inc. (14)

10.20	Intercreditor Agreement, dated April 30, 2010, by and among Guidepost Solutions LLC, GlobalOptions Group, Inc., Bart M. Schwartz, Joseph Rosetti and 3-DRS International, Ltd. (14)

10.21	License Agreement, dated July 16, 2010, by and between GlobalOptions Group, Inc. and Witt Group Holdings, LLC. (18)

10.22	License Agreement, dated July 19, 2010, by and between GlobalOptions Group, Inc. and GlobalOptions Services, Inc. (18)

10.23	Rapid Data License Agreement, dated July 19, 2010, by and between GlobalOptions Group, Inc. and GlobalOptions Services, Inc. (18)

10.24	Intellectual Property Assignment, dated July 19, 2010, between GlobalOptions Group, Inc., GlobalOptions, Inc. and GlobalOptions Services, Inc. (18)

10.25	Support Agreement, dated October 27, 2010, by and between Weiss Asset Management LP and GlobalOptions Group, Inc. (20)

10.26	Support Agreement, dated March 26, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (23)

10.27	Registration Rights Agreement, dated March 26, 2012, by and between Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., Genesis Asset Opportunity Fund, L.P. and GlobalOptions Group, Inc. (23)

10.28	Registration Rights Agreement, dated July 25, 2007, by and between the certain investors listed on Schedule 1 thereto and GlobalOptions Group, Inc. (8)

21.1	Subsidiaries of GlobalOptions Group, Inc. (24)

23.1	Consent of Marcum LLP. *

23.2	Consent of Olshan Frome Wolosky LLP (formerly known as Olshan Grundman Frome Rosenzweig & Wolosky LLP) (contained in Exhibit 5.1). #

24.1	Power of Attorney. #

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Schema.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase.

101.DEF	XBRL Taxonomy Extension Definition Linkbase.

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101.LAB	XBRL Taxonomy Extension Label Linkbase.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase.

*	Filed herewith

**	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

#	Filed with initial filing of Form S-1

(1)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on June 30, 2005, as amended.

(2)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on August 11, 2005.

(3)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on June 16, 2006.

(4)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on December 11, 2006.

(5)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on December 22, 2006.

(6)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on February 23, 2007.

(7)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on May 16, 2007.

(8)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on July 26, 2007.

(9)	Incorporated by reference to the exhibits included with our registration statement on Form SB-2, as amended, originally filed with the SEC on August 2, 2007.

(10)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-QSB filed with the SEC on August 14, 2007.

(11)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on July 30, 2008.

(12)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-Q filed with the SEC on August 14, 2009.

(13)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on April 29, 2010.

(14)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on May 6, 2010.

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(15)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on May 13, 2010.

(16)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on June 11, 2010.

(17)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on August 12, 2010.

(18)	Incorporated by reference to the exhibits included with our quarterly report on Form 10-Q filed with the SEC on August 16, 2010.

(19)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on September 8, 2010.

(20)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on October 28, 2010.

(21)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on January 23, 2012.

(22)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the SEC on January 23, 2012.

(23)	Incorporated by reference to the exhibits included with our annual report on Form 10-K filed with the SEC on March 30, 2012.

(24)	Incorporated by reference to the exhibits included with our annual report on Form 10-K filed with the SEC on April 1, 2013.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on May 1, 2013.

GLOBALOPTIONS GROUP, INC.
(Registrant)

Date: May 1, 2013	By:	/s/ Harvey W. Schiller
	Name:	Harvey W. Schiller, Ph.D.
	Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Date: May 1, 2013	By:	/s/ Jeffrey O. Nyweide
	Name:	Jeffrey O. Nyweide
	Title:	Executive Vice President – Corporate Development, Chief Financial Officer, Secretary (Principal Financial Officer and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Harvey W. Schiller	Chief Executive Officer and	May 1, 2013
Harvey W. Schiller, Ph.D.	Chairman of the Board
(Principal Executive Officer)

/s/ Jeffrey O. Nyweide	Executive Vice President –	May 1, 2013
Jeffrey O. Nyweide	Corporate Development, Chief
Financial Officer, Secretary
(Principal Financial Officer and
Principal Accounting Officer)

*	Director	May 1, 2013
John P. Bujouves

*	Director	May 1, 2013
Per-Olof Lööf

*	Director	May 1, 2013
John P. Oswald

Director
Ethan Benovitz

Director
Daniel Saks

* By:	/s/ Jeffrey O. Nyweide
Jeffrey O. Nyweide Attorney-In-Fact

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders

Of GlobalOptions Group, Inc.

We have audited the accompanying consolidated balance sheets of GlobalOptions Group, Inc. and Subsidiaries (the “Company”) as of December 31, 2012 and 2011 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2012, 2011 and 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GlobalOptions Group, Inc. and Subsidiaries as of December 31, 2012 and 2011 and the consolidated results of its operations and its cash flows for the years ended December 31, 2012, 2011 and 2010 in conformity accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

New York, New York

April 1, 2013

F-2

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$3,155	$9,227
Short term investment	14,984	-
Restricted cash equivalents - deferred compensation	-	822
Funds held in escrow related to the sales of business units	-	2,450
Amounts due from buyers related to the sales of business units	-	301
Prepaid expenses and other current assets	51	216

Total assets	$18,190	$13,016
Current liabilities:
Accounts payable	$-	$105
Accrued compensation and related benefits	65	304
Deferred compensation	-	821
Other current liabilities	365	291
Current liabilities of discontinued operations	798	1,194

Total liabilities	1,228	2,715

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,880,000 shares authorized, no shares issued or outstanding;	-	-
Series D convertible preferred stock, non-voting, $0.001 par value, 100,000 shares authorized, no shares issued or outstanding;	-	-
Series A junior participating preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued or outstanding;	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized;
6,552,352 shares issued and 6,197,760 shares outstanding at December 31, 2012, and	-
6,547,354 shares issued and 6,194,705 shares outstanding at December 31, 2011	7	7
Additional paid-in capital	92,825	92,479
Accumulated deficit	(75,157)	(81,477)
Treasury stock, at cost, 354,592 shares at December 31, 2012 and 352,649 shares at December 31, 2011	(713)	(708)
Total stockholders' equity	16,962	10,301
Total liabilities and stockholders' equity	$18,190	$13,016

See notes to these consolidated financial statements.

F-3

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(dollars in thousands, except share and per share amounts)

	For the Years Ended December 31,
	2012	2011	2010

Operating expenses:

Selling and marketing	$-	$-	$1,755

General and administrative	3,650	2,973	14,138

Total operating expenses	3,650	2,973	15,893

Loss from operations	(3,650)	(2,973)	(15,893)

Other income (expense):

Interest income	18	15	2

Interest expense	-	-	(223)

Gain on sale of security	2	-	-

Other income (expense), net	20	15	(221)

Loss from continuing operations	(3,630)	(2,958)	(16,114)

Discontinued Operations:

Income from discontinued operations, including tax benefit	-	23	959
Gain on disposals, net of tax	9,950	2,589	(119)
Income from discontinued operations, net of tax	9,950	2,612	840

Net income (loss)	$6,320	$(346)	$(15,274)

Basic and diluted net income (loss) per share:
Continuing operations	(0.59)	(0.32)	(1.13)
Discontinued operations, net of tax	1.61	0.29	0.06

Net income (loss) per share	1.02	(0.03)	(1.07)

Weighted average number of common shares outstanding - basic and diluted	6,196,697	9,063,085	14,320,505

See notes to these consolidated financial statements.

F-4

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARY

Consolidated Statement of Stockholders' Equity

For the Year Ended December 31, 2012

(dollars in thousands)

					Additional
	Common Stock		Treasury Shares		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2012	6,547,354	$7	352,649	$(708)	$92,479	$(81,477)	$10,301

Issuance of common stock upon exercise of stock options	4,998	-	-	-	8	-	8

Purchase of treasury stock under stock repurchase program	-	-	1,943	(5)	-	-	(5)

Amortization of employee stock option costs	-	-	-	-	323	-	323

Recovery of stockholder short swing profit	-	-	-	-	15	-	15

Net income	-	-	-	-	-	6,320	6,320

Balance, December 31, 2012	6,552,352	$7	354,592	$(713)	$92,825	$(75,157)	$16,962

See notes to these consolidated financial statements.

F-5

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARY

Consolidated Statement of Stockholders' Equity

For the Year Ended December 31, 2011

(dollars in thousands)

					Additional
	Common Stock		Treasury Shares		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2011	13,716,794	$14	343,975	$(687)	$111,525	$(81,131)	$29,721

Issuance of common stock upon exercise of stock options	325,003	-	-	-	584	-	584

Issuance of common stock upon vesting of restricted stock units	5,557	-	-	-	-	-	-

Purchase of treasury stock under stock repurchase program	-	-	8,674	(21)	-	-	(21)

Purchase and cancelation of common stock in connection with tender offer	(7,500,000)	(7)	-	-	(19,643)	-	(19,650)

Amortization of employee stock option costs	-	-	-	-	13	-	13

Net loss	-	-	-	-	-	(346)	(346)

Balance, December 31, 2011	6,547,354	$7	352,649	$(708)	$92,479	$(81,477)	$10,301

See notes to these consolidated financial statements.

F-6

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders' Equity

For the Year Ended December 31, 2010

(dollars in thousands)

					Additional
	Common Stock		Treasury Shares		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, January 1, 2010	14,472,363	$14	123,894	$(243)	$111,909	$(65,857)	$45,823

Issuance of shares to consultants for services provided	26,309	-	-	-	45	-	45

Issuance of common stock in connection with vesting of restricted stock units	155,561	-	-	-	-	-	-

Purchase of treasury shares in connection with cashless vesting of restricted stock units	-	-	33,654	(69)	-	-	(69)

Purchase of treasury shares in connection with cashless vesting of restricted stock	-	-	169,800	(336)	-	-	(336)

Purchase of treasury shares under stock repurchase program	-	-	16,627	(39)	-	-	(39)

Purchase and cancellation of shares in connection with tender offer	(1,119,978)	(1)	-	-	(2,687)	-	(2,688)

Issuance of common stock upon exercise of stock options	151,250	1	-	-	272	-	273

Issuance of common stock under employee stock purchase plan	31,289	-	-	-	45	-	45

Stock-based compensation - restricted stock vested	-	-	-	-	1,468	-	1,468

Repurchase of stock-based compensation award	-	-	-	-	(339)	-	(339)

Stock based compensation - employee stock purchase plan	-	-	-	-	16	-	16

Amortization of consultant stock option costs	-	-	-	-	132	-	132

Amortization of employee stock option costs	-	-	-	-	82	-	82

Amortization of consultant restricted stock unit costs	-	-	-	-	7	-	7

Amortization of employee restricted stock unit costs	-	-	-	-	575	-	575

Net loss	-	-	-	-	-	(15,274)	(15,274)

Balance, December 31, 2010	13,716,794	$14	343,975	$(687)	$111,525	$(81,131)	$29,721

See notes to these consolidated financial statements.

F-7

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(dollars in thousands)

	For the Years Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income (loss)	$6,320	$(346)	$(15,274)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for bad debts	-	-	445
Depreciation and amortization	-	-	2,158
Deferred rent	-	-	(398)
Reserve for litigation	-	-	15
Reserve for obsolete inventory	-	-	(20)
Impairment of goodwill and intangible assets	-	-	4,475
Stock-based compensation	323	13	2,325
Deferred income taxes	-	-	(511)
Accretion of discount on US treasury bill	(5)	-	-
Gain on sale of US treasury bill	(2)	-	-
Accretion of discount on note receivable	-	(20)	-
(Gain) loss on disposition of business units, net of tax	(9,950)	(2,589)	119

Changes in operating assets and liabilities:
Accounts receivable	-	-	(6,221)
Inventories	-	-	307
Prepaid expenses and other current assets	165	222	(269)
Security deposits and other assets	-	-	220
Accounts payable	(105)	(472)	(622)
Deferred revenues	-	-	359
Accrued compensation and related benefits	(239)	(703)	408
Deferred compensation	(821)	(1,685)	2,506
Other current liabilities	28	(1,832)	1,743
Other long-term obligations	-	-	396
Total adjustments	(10,606)	(7,066)	7,435
Net cash used in operating activities	(4,286)	(7,412)	(7,839)

Cash flows from investing activities:
Purchases of short term investments	(29,972)	-	-
Proceeds from sale of short term investments	14,995	-	-
Purchases of property and equipment	-	-	(1,275)
Purchase of intangible assets	-	-	(56)
Proceeds from note receivable	-	876	875
Receipt of cash in escrow from sale of business units	2,450	-	-
Legal fees paid in connection with the sale of business units	(99)	-	-
Collection of contingent proceeds - Sale of JLWA	10,000	-	-
Proceeds from sale of business units	-	7,039	39,022
Proceeds (investment) in restricted cash equivalents	822	1,685	(2,506)
Net cash (used in) provided by investing activities	(1,804)	9,600	36,060

See notes to these consolidated financial statements.

F-8

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(dollars in thousands)

	For the Years Ended December 31,
	2012	2011	2010
Cash flows from financing activities:
Net repayments under line of credit	-	-	(2,163)
Repayment of notes payable	-	-	-
Proceeds from issuance of stock in connection with options exercised	8	584	273
Proceeds from issuance of stock in connection with ESPP	-	-	45
Recovery of stockholder short swing profit	15	-	-
Repurchase of stock-based compensation award	-	-	(339)
Repurchase of common stock	(5)	(21)	(444)
Repurchase of stock in connection with tender offer	-	(19,650)	(2,688)
Net cash provided by (used in) financing activities	18	(19,087)	(5,316)

Net (decrease) increase in cash and cash equivalents	(6,072)	(16,899)	22,905
Cash and cash equivalents - beginning of period	9,227	26,126	3,221
Cash and cash equivalents - end of period	$3,155	$9,227	$26,126

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$-	$253

Supplemental disclosure of non-cash investing and financing activities:

Purchases of equipment under capital lease	$-	$-	$679

Non-cash consideration from buyer - sale of SafirRosetti	$-	$-	$1,381

Non-cash consideration from buyer - sale of Preparedness Services	$-	$-	$2,952

Non-cash consideration from buyer - sale of Fraud and SIU Services	$-	$-	$825

Non-cash consideration from buyer - sale of Bode	$-	$-	$4,642

See notes to these consolidated financial statements.

F-9

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

1.  Business Organization and Nature of Operations

GlobalOptions, LLC was formed in November 1998 as a limited liability company (“LLC”) in the state of Delaware.  On January 24, 2002, the LLC was recapitalized as a Delaware corporation with the name GlobalOptions, Inc. (“GlobalOptions”).  On June 24, 2005, GlobalOptions consummated a “reverse merger” transaction with a non-operating public company accounted for as a recapitalization, with the result that on June 24, 2005, GlobalOptions became the subsidiary of a public company. Following the merger, the public company changed its name to GlobalOptions Group, Inc. (“GlobalOptions Group” or the “Company”).

Beginning during the year 2005 and through 2009, in pursuit of the Company’s then existing strategy to build an integrated risk mitigation company, the Company acquired and integrated eight complementary risk mitigation businesses. The Company operated these businesses until they were sold during 2010.

The Company sold its SafirRosetti business unit (“SafirRosetti”) on April 30, 2010, its Preparedness Services business unit (“Preparedness Services”) on July 16, 2010, its Fraud and SIU Services business unit (“Fraud and SIU Services”) on July 20, 2010, and its Forensic DNA Solutions and Products business unit (“Bode”) on November 30, 2010 and closed its International Strategies business unit (“International Strategies”) on December 31, 2010 (See Note 2 - Basis of Presentation). The Company stated throughout the year ended December 31, 2011 that it intended to return the remaining net proceeds from the sales of the SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode to its stockholders after satisfying existing contractual obligations and establishing appropriate reserves for contingencies and ongoing operating costs.  During 2011 and 2012, the Company also stated that it was evaluating possible business combinations and other types of corporate transactions as an alternative to making further liquidating distributions to stockholders.  With the net proceeds that the Company has received from the sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode through December 31, 2012, the Company has made two tender offer distributions to stockholders in the aggregate amount of $22,188 and has purchased 27,244 shares of its common stock under stock repurchase programs (See Note 10 - Stockholders’ Equity – Repurchase of Common Stock).

On March 16, 2012 the Company’s board of directors (the “Board”) determined that it was in the best interests of the Company’s stockholders to change the primary focus of its efforts from that of preparing and analyzing a plan to wind down the Company and distribute cash to stockholders, to one of affirmatively pursuing an acquisition strategy for a period of six months. If the Board was unable to effectively identify and conclude a transaction within that time period, the Board would then reevaluate the acquisition strategy to determine whether it should continue to pursue such acquisition or distribution strategy. The Board has reevaluated its strategy and concluded that it would continue to pursue transactions during the near term, which it believes may result in enhanced shareholder value. As of December 31, 2012, the Company was evaluating possible business combinations, but does not currently have any arrangement, agreement or understanding with respect to any such transaction and there can be no assurance that it will be successful in finally evaluating or in concluding one.

2. Basis of Presentation

As a result of the sales of SafirRosetti, Preparedness Services, Fraud and SIU Services, Bode and the closing of International Strategies, the consolidated balance sheets as of December 31, 2012 and 2011, the consolidated statements of operations for the years ended December 31, 2012, 2011 and 2010 and the consolidated statements of cash flows for the years ended December 31, 2012, 2011 and 2010, present the results and accounts of these business units as discontinued operations. All prior periods presented in the consolidated statements of operations and the consolidated statements of cash flows discussed herein have been restated to conform to such presentation.

Prior to the Company’s sales of SafirRosetti and entry into agreements to sell Preparedness Services, Fraud and SIU Services and Bode, the Company reported its operating results in three financial reporting segments: Preparedness Services; Fraud and SIU Services; and Security Consulting and Investigations (which was re-named Forensic DNA Solutions and Products following the sale of SafirRosetti). The Preparedness Services segment consisted of the operations of Preparedness Services, which provided emergency response plans for disaster mitigation, continuity of operations and other emergency management issues for governments, corporations and individuals. The Fraud and SIU Services segment consisted of the operations of Fraud and SIU Services and the International Strategies business unit, which provided multidisciplinary, international risk management and business solutions. The Security Consulting and Investigations segment consisted of the operations of SafirRosetti and Bode, which provided forensic DNA analysis services. As a result of the sale of SafirRosetti and the entry into agreements to sell Preparedness Services and Fraud and SIU Services as of June 30, 2010, the Company determined to cease reporting its operating results in separate segments.

F-10

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

3. Principles of Consolidation

The consolidated financial statements of the Company include the consolidated financial statements of GlobalOptions, Inc. and up until its sale on November 30, 2010, its former wholly-owned subsidiary, The Bode Technology Group, Inc., or Bode. All material intercompany accounts and transactions are eliminated in consolidation.

4.  Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts. Significant estimates and assumptions with regard to continuing operations include the carrying value of escrow amounts due related to the sales of the business units, the carrying value of short-term investments, contingent consideration recognized, accruals related to performance based compensation plans, deferred taxes and related valuation allowances, and valuation of equity instruments. The significant estimate and assumption related to discontinued operations related principally to the accruals for discontinued operations.  The Company’s management monitors its risks and assesses its business and financial risks on a quarterly basis.

Concentrations of Credit Risk

Cash: The Company maintains its cash with high credit quality financial institutions. At times, cash and cash equivalents may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. As of December 31, 2012, substantially all of the Company’s funds are held at one financial institution.

Cash Equivalents: The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents.

Restricted Cash Equivalents – Deferred Compensation

Restricted cash equivalents – deferred compensation - included cash and money market funds held in a rabbi trust under a nonqualified deferred compensation arrangement (the “Deferred Compensation Arrangement”) established in connection with compensation earned by the Company’s Chief Financial Officer upon the sale of Preparedness Services. The plan participant’s account was comprised of the Company’s contribution to the trust on behalf of the participant. The restricted cash held in the rabbi trust was considered an asset available for sale and was reported at fair value with an offsetting liability included in deferred compensation in the accompanying Consolidated Balance Sheet. The earnings on the investments were recorded in interest income in the accompanying Consolidated Statements of Operations. During the years ended December 31, 2012, 2011 and 2010, earnings on these investments were immaterial. The fair value of the investment of the Deferred Compensation Arrangement was $822 at December 31, 2011. On July 31, 2012, the remaining funds held in the rabbi trust under the Deferred Compensation Arrangement were disbursed to the Company’s Chief Financial Officer (See Note 7 - Deferred Compensation).

Short Term Investment

The Company’s short-term investments consist typically of investments in U.S. Treasury Bills with original maturities greater than three months and less than one year. These investments are classified as available-for-sale and are carried at fair value, which approximates amortized cost at December 31, 2012. On December 31, 2012, the Company’s short-term investment consisted of a U.S. Treasury Bill, purchased at a cost of $14,984, and which matures on October 17, 2013. Accretion of discounts on the U.S. Treasury Bills, which was $5 for the year ended December 31, 2012, is included in interest income.

F-11

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

4.  Summary of Significant Accounting Policies, continued

Fair Value Measurements

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

•	Level 1. Quoted prices in active markets for identical assets or liabilities.

•	Level 2. Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

•	Level 3. Significant unobservable inputs that cannot be corroborated by market data.

The asset’s or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. The following table provides a summary of the assets that are measured a fair value on a recurring basis.

	Consolidated Balance Sheet	Quoted prices in active markets for identical assets or liabilities (Level 1)	Quoted prices for similar assets or liabilities in active markets (Level 2)	Significant unobservable inputs (Level 3)
At December 31, 2012
Short Term Investment (U.S. Treasury Bill)	$14,984	$14,984	$-	$-

At December 31, 2011
Restricted Cash Equivalents	$822	$822	$-	$-

Operating Expenses

Selling and marketing expenses primarily include salaries, stock based compensation, as well as travel and other expenses. General and administrative expenses consist primarily of salaries, bonuses and stock-based compensation, as well as corporate support expenses such as legal and professional fees, investor relations, human resources, facilities, telecommunication support services and information technology.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of such assets and liabilities. The Company establishes a valuation allowance for certain deferred tax assets.

Deferred tax assets pertaining to windfall tax benefits on exercise of non-qualified stock options and the corresponding credit to additional paid-in capital are recorded if the related tax amount either reduces income taxes payable or results in an income tax refund. The Company has elected the “with and without approach” regarding ordering of windfall tax benefits to determine whether the windfall tax benefit did reduce income taxes payable or resulted in an income tax refund in the current year. Under this approach, the windfall tax benefits would be recognized in additional paid-in capital only if an incremental income tax benefit is realized after considering all other income tax benefits presently available to the Company.

The Company accounts for uncertain tax positions based upon authoritative guidance that prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also provides direction on derecognition, classification, interest and penalties, accounting in interim periods and related disclosure.

F-12

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

4. Summary of Significant Accounting Policies, continued

Income Taxes, continued

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements for the years ended December 31, 2012, December 31, 2011 and December 31, 2010. The tax years ended December 31, 2003 through 2011 remain subject to examination for federal, state, and local income tax purposes by various taxing authorities as of December 31, 2012.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses.

Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees in accordance with accounting guidance which requires that such equity instruments are recorded at their fair value on the measurement date, which is typically the date the services are performed.  Stock based compensation for non-employees is reflected within general and administrative expenses.

The Company accounts for equity instruments issued to employees in accordance with accounting guidance which requires that awards are recorded at their fair value on the date of grant and are amortized over the vesting period of the award.  The Company recognizes compensation costs over the requisite service period of the award, which is generally the vesting term of the options associated with the underlying employment agreement, where applicable.

Discontinued Operations

Included in “Income from discontinued operations net of tax” in the accompanying consolidated statements of operations, are the results, as applicable, for SafirRosetti, Preparedness Services, Fraud and SIU Services, International Strategies and Bode and the respective gains on their disposals (See Note 5- Discontinued Operations). Liabilities of the discontinued operations have been reclassified and are reflected in the accompanying consolidated balance sheets as of December 31, 2012 and 2011 as “Current liabilities of discontinued operations”.

 Net Income (Loss) per Common Share

Basic net income (loss) per common share is computed based on the weighted average number of shares of common stock outstanding, as adjusted, during the years presented. Common stock equivalents, consisting of stock options and restricted stock units (“RSUs”) were not included in the calculation of the diluted loss per share because their inclusion would have been anti-dilutive.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share, because the effect of their inclusion would have been anti-dilutive.

	At December 31,
	2012	2011	2010
Stock Options	200,000	64,998	565,158
Restricted Stock Units	-	-	8,825
Total Potentially Dilutive Securities	200,000	64,998	573,983

F-13

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

4. Summary of Significant Accounting Policies, continued

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

5. Discontinued Operations

Introduction

On April 30, 2010, July 16, 2010, July 20, 2010 and November 30, 2010, the Company completed the sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode, respectively. On December 31, 2010, the Company closed International Strategies. Prior to approving the Company’s entry into the purchase agreements with respect to each such transaction, the Company’s Board of Directors, acting with the advice and assistance of its legal advisors, evaluated the respective purchase agreements and, acting with the advice and assistance of its legal and financial advisors, evaluated the consideration negotiated with the buyers and their representatives. In such evaluations, the Board of Directors considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the specific transaction, including but not limited to the consideration offered, likelihood of consummation, prospects for the business unit going forward, opinion of financial advisors (when provided), and effect on the Company’s cash flows. After careful consideration, the Board of Directors determined that each of the transactions was advisable and in the best interests of the Company and its stockholders and that the form, terms and provisions of the respective transaction documents were expedient and in the best interests of the Company and its stockholders.

As a result of the Company’s sales of SafirRosetti, Preparedness Services, Fraud and SIU Services and Bode, and the Company’s closing of International Strategies, the results and accounts of each of these business operating units are shown as discontinued operations in the Company’s financial statements.

Sale of SafirRosetti

On April 30, 2010, pursuant to the Board of Directors’ approval on April 21, 2010, the Company and GlobalOptions (the “Sellers”) completed the sale of all of the assets used in SafirRosetti in accordance with an asset purchase agreement dated April 23, 2010 (the “SafirRosetti Purchase Agreement”), by and among the Sellers and Guidepost Solutions LLC (“Guidepost”), a subsidiary of SolutionPoint International, Inc. (“SolutionPoint ”), of which Joseph Rosetti, a former officer of SafirRosetti, is a principal.

SafirRosetti delivered specialized security and investigative services to governments, corporations and individuals, and reported the results of its operations as part of the Company’s Security Consulting and Investigations reporting segment, which was re-named Forensic DNA Solutions and Products following the sale of SafirRosetti.

Pursuant to the terms of the SafirRosetti Purchase Agreement, the Sellers sold SafirRosetti to Guidepost for aggregate consideration of (i) $3,500 in cash, subject to certain adjustments, of which $525 was initially held in escrow and then released to the Company in full on October 23, 2011, (ii) a secured promissory note (the “SafirRosetti Note”) in the aggregate face amount of $1,750, with an interest rate of 0.79% per annum of which principal of $875 and interest of $8 was received on December 17, 2010 and principal of $875 and interest of $3 was paid to us on June 30, 2011 and (iii) contingent consideration based on 70% of the purchased accounts receivable in excess of $1,750 collected by Guidepost between the closing and June 30, 2011. Aggregate contingent consideration of $0, $579 and $705 was received and recognized during the years ended December 31, 2012, 2011 and 2010, respectively. On July 28, 2011 the Company received $88 as consideration for SafirRosetti retaining all rights associated with the sold accounts receivable that remained uncollected at June 30, 2011. During the year ended December 31, 2012, the Company recorded $150 of additional gain on the sale of SafirRosetti, in connection with the release of reserves no longer required related to certain working capital items.

F-14

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

5. Discontinued Operations, continued

Sale of SafirRosetti, continued

In connection with the SafirRosetti Purchase Agreement, the Company entered into a transition service agreement pursuant to which the Company provided Guidepost with certain specified transition services following the closing, including but not limited to certain information technology services. In connection with this agreement, during the year ended December 31, 2010, the Company recorded fees of $58, which were recorded as an offset to general and administrative expenses. The transition services agreement terminated on July 31, 2010. Through December 31, 2012, the Company has recorded a cumulative loss of $387 on the sale of SafirRosetti, pursuant to the following:

Cash selling price	$3,500
Note receivable, net	1,670
Contingent cash consideration received	1,284
Total consideration from sale	6,454
Less: expenses of sale	(180)
Net proceeds from sale	6,274
Less: net book value of assets sold to buyer or written off in connection with the sale	(6,661)
Net (loss) on the sale of SafirRosetti	$(387)

During the years ended December 31, 2012, 2011 and 2010, the Company recognized gain (loss) of $150, $732 and ($1,269), respectively, on the sale of SafirRosetti.

Sale of Preparedness Services

On July 16, 2010, pursuant to the Board of Directors’ approval on May 6, 2010, and the Company’s stockholders’ approval on July 15, 2010, the Sellers completed the sale of all assets used in Preparedness Services in accordance with an asset purchase agreement dated May 13, 2010 (the “Preparedness Services Purchase Agreement”), by and among the Sellers and Witt Group Holdings, LLC, (“Witt Holdings”), of which certain of our former officers are principals.

Preparedness Services developed and implemented crisis management and emergency response plans for disaster mitigation, continuity of operations and other emergency management issues for governments, corporations and individuals, and reported the results of its operations in the Company’s Preparedness Services reporting segment.

Pursuant to the terms of the Preparedness Services Purchase Agreement, the Sellers sold Preparedness Services to Witt Holdings for aggregate consideration of (i) $10,006 in cash, of which $1,000 was initially held in escrow and then released to the Company in full on July 26, 2011, (ii) an earnout payment equal to 40% of any revenues over $15,000 earned during the 12-month period following the closing, which payment may not exceed $12,000, (iii) the assumption of all of the Preparedness Services liabilities, including all termination and severance payments due to James Lee Witt, Mark Merritt, Barry Scanlon and Pate Felts under their respective employment agreements, upon the sale of Preparedness Services, less $286, representing a payment in connection with Witt Holdings’ assumption of the lease for Preparedness Services’ Washington D.C. facility and (iv) a working capital adjustment of $1,652 paid on January 14, 2011.

On February 29, 2012, the Company received $10,000 from Witt Holdings, representing the earnout payment due under the Preparedness Services Purchase Agreement. During the year ended December 31, 2010, the Company recognized $301 of this earnout contingent consideration not yet realized, representing the amount which brought the initial gain recognized to $0.

F-15

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

5. Discontinued Operations, continued

Sale of Preparedness Services, continued

The Sellers had also agreed to pay Witt Holdings (i) a “true-up” of up to $1,000 based on accounts receivable (other than accounts receivable originating from the State of Louisiana or its agencies) that remain uncollected as of six months following the closing, and (ii) the face amount of any uncollected receivables arising from the bankruptcy or dissolution of any non-governmental entity.  Witt Holdings had agreed upon such “true-up” payment to transfer to the Sellers all rights with respect to such uncollected receivables. On January 28, 2011, Witt Holdings notified the Company that it would not make a claim for either a “true-up” or bankrupt amount as described in (i) or (ii), herein.

Additionally, in connection with the Preparedness Services Purchase Agreement, the Company entered into (i) a license agreement pursuant to which it granted Witt Holdings a world-wide, perpetual, irrevocable, exclusive, royalty free, fully paid-up right and license to use the Company’s software in the field of emergency preparedness and disaster relief recovery, and the Company agreed not to license the Preparedness Services application of software to any other business in such field, and (ii) a transition service agreement pursuant to which the Company provided Witt Holdings with certain specified transition services following the closing, including but not limited to certain information technology services. In connection with this agreement, during the year ended December 31, 2010, the Company recorded fees of $72, which were recorded as an offset to general and administrative expenses. The transition services agreement terminated on September 30, 2010.

During the year ended December 31, 2011, the Company recognized additional contingent consideration of $167 in connection with certain working capital items.

During the year ended December 31, 2012, the Company incurred legal expenses, which were recorded as an offset to the gain on sale, for its defense and settlement costs in the aggregate amount of $99, in connection with asserted litigation related to the former operations of Preparedness Services. This litigation was settled on June 13, 2012.

Through December 31, 2012, the Company has recorded a cumulative gain of $9,767 on the sale of Preparedness Services, pursuant to the following:

Cash selling price	$10,006
Working capital adjustment	1,652
Contingent cash consideration recognized	10,067
Liabilities assumed by purchaser	3,225
Gross proceeds from sale	24,950
Less: expenses of sale	(1,153)
Net proceeds from sale	23,797
Less: net book value of assets sold to buyer or written off in connection with the sale	(14,030)
Net gain on the sale of Preparedness Services	$9,767

During the years ended December 31, 2012, 2011 and 2010, the Company recognized gain of $9,600, $167 and $0, respectively, on the sale of Preparedness Services.

Sale of Fraud and SIU Services

On July 20, 2010, pursuant to the Board of Directors’ approval on June 10, 2010, the Sellers completed the sale of all assets used in Fraud and SIU Services in accordance with an asset purchase agreement dated June 11, 2010 (the “Fraud and SIU Services Purchase Agreement”), by and among the Sellers and GlobalOptions Services, Inc., a non-related third party (“Global Services”), of which a number of the Company’s former officers are principals.

Fraud and SIU Services provided investigative surveillance, anti-fraud solutions and business intelligence services to the insurance industry, law firms and multinational organizations, and reported the results of its operations in the Company’s Fraud and SIU Services reporting segment.

F-16

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

5. Discontinued Operations, continued

Sale of Fraud and SIU Services, continued

Pursuant to the terms of the Fraud and SIU Services Purchase Agreement, the Sellers sold Fraud and SIU Services to Global Services for aggregate consideration of (i) $8,340 in cash at closing, inclusive of $34 for an estimated adjustment for working capital and $56 for the purchase real estate lease deposits, of which $825 was initially held in escrow and then released to the Company in full on August 1, 2011, (ii) an additional final post-closing working capital adjustment of $275 which the Sellers received on December 30, 2010, and (iii) the assumption of substantially all of the liabilities of Fraud and SIU Services aggregating $2,978.

In connection with Fraud and SIU Services being classified as held for sale, during the three months ended June 30, 2010, the Company recorded a charge to discontinued operations of $4,475 to write down the carrying value of the assets of Fraud and SIU Services to fair value.

In connection with the Fraud and SIU Services Purchase Agreement, the Sellers and Global Services entered into (i) certain license agreements pursuant to which the Sellers granted Global Services worldwide, perpetual, irrevocable, exclusive, royalty-free, fully paid-up rights and licenses to certain of the Seller’s intellectual property, including but not limited to the “GlobalOptions” corporate name, logo and websites (all of which Global Services has the right to purchase in the future for nominal consideration), and the Company’s Rapid Data Module and Rapid Video Module software and related source materials that are embedded within the GlobalTrak system for the Fraud and SIU Services business only,  and (ii) transition service agreement pursuant to which the Sellers and Global Services will provide each other with certain transition services following the closing. The Company recorded fees of $0 and $0 in connection with this agreement during the years ended December 31, 2011 and 2010, respectively. The term of such transition services agreement was extended until March 31, 2011 and was then terminated.

During the year ended December 31, 2012, the Company recorded $200 of additional gain on the sale of Fraud and SIU Services related to the release of reserves no longer required for a working capital item.

Through December 31, 2012 the Company has recorded a cumulative loss of $20 on the sale of Fraud and SIU Services, pursuant to the following:

Cash selling price	$8,615
Liabilities assumed by purchaser	2,978
Contingent cash consideration received	107
Gross proceeds from sale	11,700
Less: expenses of sale	(829)
Net proceeds from sale	10,871
Less: net book value of assets sold to buyer or written off in connection with the sale	(10,891)
Net loss on the sale of Fraud and SIU Services	$(20)

During the years ended December 31, 2012, 2011 and 2010, the Company recognized gain (loss) of $200, $189 and ($409), respectively from the sale of Fraud and SIU Services.

Sale of Bode

On November 30, 2010, pursuant to the Board of Directors’ approval on August 10, 2010, and the Company’s stockholders’ approval on November 11, 2010, the Sellers completed the sale of the stock of Bode in accordance with a stock purchase agreement dated August 11, 2010 (“Bode Purchase Agreement”) by and among the Sellers, Bode and LSR Acquisition Corp. (which following a corporate reorganization, became SolutionPoint).

F-17

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

5. Discontinued Operations, continued

Sale of Bode, continued

Pursuant to the terms of the Bode Purchase Agreement, the Sellers sold the equity securities and stock of Bode, which constitutes the Company’s Forensic DNA Solutions and Products business unit, to SolutionPoint for aggregate consideration of (i) $24,500 in cash, of which $2,450 was initially held in escrow and then released to the Company in full on January 15, 2012, (ii) an earnout payment equal to 30% of any revenues over $27,000 earned by Bode during the 12-month period following the closing of the sale, which payment may not exceed $5,500, (iii) a cash payment of $500 received on December 17, 2010 in connection with SolutionPoint’s tax election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and (iv) $2,286 received on July 28, 2011 for the full satisfaction of the working capital adjustment requirements.

The earnout payment was determined to be $0 based upon revenue information that Solution Point has provided to the Company.

In connection with the Bode Purchase Agreement, the Company entered into a transition service agreement pursuant to which the Company provided Bode with certain specified transition services following the closing, including but not limited to certain information technology services. In connection with this agreement, during the years ended December 31, 2012, 2011 and 2010, the Company recorded fees of $0, $76 and $19, which were recorded as an offset to general and administrative expenses. The transition services agreement terminated on March 31, 2011. During the year ended December 31, 2011 the Company recorded (i) a reduction to the provision for income taxes on the sale of Bode on account of the release of $932 of reserves no longer required, (ii) a working capital adjustment of $94 and (iii) $230 for the release of reserves no longer required.

Through December 31, 2012, the Company has recorded a cumulative gain, net of tax, of $3,060 on the sale of Bode, pursuant to the following:

Cash selling price (of which $2,450 was initially held in escrow)	$25,000
Working capital adjustment	2,286
Liabilities assumed	2,327
Gross proceeds from sale	29,613
Less: expenses of sale	(2,142)
Net proceeds from sale	27,471
Less: net book value of assets sold to buyer or written off in connection with the sale	(24,268)
Gain on the sale of Bode, before tax effect	3,203
Income tax on the sale of Bode, as adjusted	(143)
Gain on the sale of Bode, net of tax	$3,060

During the years ended December 31, 2012, 2011 and 2010, the Company recognized gain of $0, $1,501 and $1,559, respectively from the sale of Bode.

Funds held in escrow related to the sales of business units

On January 20, 2012, the Company received $2,450 from the purchasers of Bode, representing the full release of funds which had been held in escrow related to the sale of Bode.

F-18

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

5. Discontinued Operations, continued

Results of Discontinued Operations

Results and net income from discontinued operations are as follows, reflecting the results of SafirRosetti, Preparedness Services, Fraud and SIU Services, Bode and International Strategies:

	For the years ended December 31,
	2012	2011	2010
Revenues	$-	$-	$64,760
Income from operations	$-	$-	$402
Gain (loss) on disposal, net of tax	$9,950	$2,589	$(119)
Income, before tax	$9,950	$2,612	$329
Income, net of tax	$9,950	$2,612	$840

There were no assets included in discontinued operations as of December 31, 2012 and 2011. Liabilities included in discontinued operations are as follows:

	As of December 31,
Liabilities	2012	2011
Accounts payable	$-	$56
Accrued expenses and other current liabilities	798	1,138
Total liabilities of discontinued operations	$798	$1,194

Accrued expenses and other current liabilities of discontinued operations at December 31, 2012 and 2011 includes $770 and $592, respectively, for amounts that were collected by the Company, on behalf of the buyers of the respective sold business units, through its lockbox prior to year end. These amounts were remitted to buyers promptly after year end.

6.   Accrued Compensation and Related Benefits

A summary of accrued compensation and related benefits is comprised of the following:

	As of December 31,
	2012	2011
Accrued performance based bonuses	$-	$182
Accrued payroll and commissions	64	57
Accrued employee benefits	1	65
Total	$65	$304

F-19

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

7.  Deferred Compensation

The Company had established a Deferred Compensation Arrangement for the benefit of its Chief Executive Officer and its Chief Financial Officer (See Note 9 – Commitments and Contingencies - Employment Agreements). The deferred compensation was held in a separate trust account, established by the Company to administer the Deferred Compensation Arrangement. The assets of the trust were subject to the claims of the Company’s creditors in the event that the Company became insolvent. The trust qualified as a grantor trust for income tax purposes (known as a “rabbi trust”). The assets of the trust were valued at $822 as of December 31, 2011, and were included in Restricted Cash Equivalents on the accompanying consolidated balance sheet. The liabilities of the Deferred Compensation Arrangement were valued $821 as of December 31, 2011. On July 31, 2012, the remaining funds held in the rabbi trust under the Deferred Compensation Arrangement were disbursed to the Company’s Chief Financial Officer.

8. Income Taxes

Significant components of the Company’s net deferred tax assets at December 31, 2012 and 2011 are as follows:

Deferred tax assets:	2012	2011
Net operating loss carryforwards	$3,761	$773
Stock-based compensation	-	73
Property and equipment	17	63
Allowance for doubtful accounts	-	40
Earnout in connection with the sales of business units	-	4,563
Other accruals	52	585
Total gross deferred tax assets	3,830	6,097
Less: valuation allowance	(3,830)	(6,097)
Deferred tax assets, net	$-	$-

As of December 31, 2012 and 2011, the Company had approximately $47,160 and $40,617 of federal and state net operating losses (“NOL”), respectively, available for income tax purposes that may be carried forward to offset future taxable income, if any. The federal carryforwards expire in years 2022 through 2032. The Company conducted a change in ownership study in accordance with Section 382 of the Internal Revenue Code (“IRC”) and determined that its ability to use approximately $37,517 of its federal and state NOL carryforwards generated prior to March, 2011 is subject to an annual limitation. Accordingly, the Company has recorded an accounting impairment of its NOL carryforwards with a reduction of approximately $37,517 for the NOL carryovers it would not be able to utilize prior to their expiration, due to the effect of the annual limitation. This impairment resulted in a reduction of $145 and $14,486 in the NOL deferred tax asset for the years ended December 31, 2012, and 2011, respectively.

The valuation allowances related to the Company’s deferred tax assets decreased by approximately $2,267 (of which the valuation allowance related to continuing operations increased by $1,614 and the valuation allowance related to discontinued operations decreased by $3,881) and $15,265 (of which the valuation allowance related to continuing operations decreased by $15,549 and the valuation allowance related to discontinued operations increased by $284) for the years ended December 31, 2012 and 2011, respectively.

F-20

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

8. Income Taxes, continued

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the loss from continuing operations is as follows:

	2012	2011	2010
Tax benefit at federal statutory rate	(34.0)%	(34.0)%	(34.0)%
State income taxes	(5.0)	(5.0)	(5.0)
Permanent differences:
Stock-based compensation	5.7	7.9	19.5
Compensation	-	-	4.1
Adjustments of deferred tax assets:
True-up adjustment to the net operating loss carry forwards - (for 2011, adjustment principally due to additional proceeds recognized for tax purposes in connection with the earnouts)	(16.0)	62.1	(0.8)
Property and equipment	0.9	1.3	-
Impairment of net operating loss carry forward	4.0	489.7	-
Other	-	3.8	-
Increase (decrease) in valuation allowance	44.4	(525.8)	16.2
Effective income tax rate	- %	-%	-%

During the year ended December 31, 2010, as result of the vesting of restricted stock units and certain other share based payment awards, the ultimate tax deduction realized by the Company at the vesting date was substantially lower than the cumulative compensation expense recorded for financial reporting purposes, which is commonly referred to as a “shortfall”. Accordingly, the effective tax rate reconciliation for the year ended December 31, 2010 includes the effect of derecognizing the gross deferred tax asset and the related valuation allowance associated with the book compensation expense of these vested awards and correspondingly, the set-up of the gross deferred tax asset and the corresponding valuation allowance associated with the final tax deduction.

The Company files a consolidated federal income tax return as well as consolidated or separate company income tax returns in 29 state and 2 local jurisdictions in the United States.  Currently no income tax returns are under examination.

F-21

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

9.  Commitments and Contingencies

Employment Agreements

Harvey W. Schiller, Ph.D.

The Company entered into a three-year employment agreement with Dr. Schiller, its Chairman and Chief Executive Officer, in January 2004.  The agreement was initially amended on December 19, 2006 to extend the term through January 31, 2010; subsequently on August 13, 2009 the term was extended through January 31, 2011 and on January 31, 2010 pursuant to its terms was extended to January 31, 2012.  Effective May 11, 2010, the Company modified its employment agreement with Dr. Schiller to induce him to remain with the Company to ensure continuity of corporate operations in the event that he became entitled to terminate his employment agreement as a result of the occurrence of a “change of control,” as defined under his employment agreement, which the Compensation Committee of the Board determined would result from the completion of the sale of Preparedness Services. On December 14, 2010 and again on December 12, 2011 and March 31, 2012, the Company further modified its agreement with Dr. Schiller, principally, to extend the term of Dr. Schiller’s employment with the Company through April 30, 2012, then to July 31, 2012, and then to December 31, 2012 (See Schiller amendment below). Pursuant to the terms of the modified employment agreement which expired on December 31, 2012, Dr. Schiller had the right to terminate his employment agreement if a “change of control” event occurred prior to the end of the term of his employment agreement. A change of control event could have occurred if more than fifty percent of the combined voting power of the outstanding securities of the Company had changed.

The sale of Preparedness Services was completed on July 16, 2010.  As a result of this sale, the Company’s employment agreement with Dr. Schiller, as modified (the “Schiller Employment Agreement”), provided that Dr. Schiller will continue to serve as the Company’s Chairman and Chief Executive Officer, and devote the necessary working time and efforts, but less than substantially all of his working time and efforts to the business of GlobalOptions Group.  The Schiller Employment Agreement provided for a base salary of $180 per annum, plus certain living expenses through December 31, 2010 and then reduced to $150 per annum through July 31, 2012.  In addition to his base salary, in December 2010, Dr. Schiller was awarded a cash bonus of $150 and Dr. Schiller became eligible for a discretionary cash bonus on or before the end of the term.

Additionally, pursuant to the terms of the Schiller Employment Agreement, upon the sale of Preparedness Services, 268,750 shares of restricted stock granted under the 2006 Executive Compensation Performance Bonus Plan (the “Performance Bonus Plan”) and 31,912 restricted stock units (“RSUs”) held by Dr. Schiller became fully vested and non-forfeitable, and the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the date of the sale of Preparedness Services, $270 was paid on August 13, 2010 and $230 was paid on March 16, 2011.  In addition, $1,685 was paid into a “rabbi trust” on August 20, 2010 and was disbursed to Dr. Schiller on July 6, 2011, a date which was six months after his separation of service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which includes a point in time when Dr. Schiller works part-time) representing: (i) salary that would have been earned for the period August 1, 2010 through January 31, 2012; (ii) the target cash bonus for the period January 1, 2011 through January 31, 2012; and (iii) cash in lieu of additional shares of stock, for the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Dr. Schiller. The Compensation Committee determined that December 31, 2010 was the date of such separation of service for purposes of Section 409A of the Internal Revenue Code.

 Dr. Schiller elected to have 113,650 shares, valued at $225, withheld in satisfaction of his tax obligation in connection with the vesting of the restricted stock and RSUs during the year ended December 31, 2010.

F-22

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

9.  Commitments and Contingencies, continued

Employment Agreements, continued

Harvey W. Schiller, Ph., continued

On March 26, 2012, the Company entered into an amendment (the “Schiller Amendment”) to Dr. Schiller’s employment agreement. Pursuant to the Schiller Amendment, the expiration date of Dr. Schiller’s employment with the Company was extended from July 31, 2012 to December 31, 2012. The Schiller Amendment further provided that Dr. Schiller’s base salary shall be increased from $150 per annum to $180 per annum, and provided that, as an inducement to Dr. Schiller to enter into the Schiller Amendment, the Company granted Dr. Schiller an option for the purchase of 125,000 shares of the company’s common stock at an exercise price of $3.05 per share, which vested six months after the grant date with a five year term. The Schiller Amendment further provided that, should the Company have merged or acquired an operating company before December 31, 2012, the Company would have been required to pay to Dr. Schiller as severance a sum equal to 12 months of his part-time base salary ($15 per month) plus all benefits and cash payments accruing throughout those 12 months in a lump sum within 30 days of the date on which Dr. Schiller’s employment with the Company was terminated. The Schiller Amendment further provided that the Company shall reimburse Dr. Schiller for certain professional fees for accounting and legal services relating to the preparation and execution of the Schiller Amendment. The Schiller Employment Agreement, as amended, expired on December 31, 2012. Dr. Schiller continues to be employed as the Company’s Chairman and Chief Executive Officer and receives compensation consistent with that which he had been receiving at the termination of the Schiller Amendment.

Jeffrey O. Nyweide

Effective as of August 1, 2007, Mr. Nyweide and the Company terminated his consulting agreement and entered into an employment agreement providing for Mr. Nyweide’s service as the Company’s Chief Financial Officer, Executive Vice President—Corporate Development, Treasurer and Secretary, reporting to the Chairman of the Board.  The employment agreement, which had an initial term through January 31, 2010, was amended on August 13, 2009 to extend its term through January 31, 2011, and pursuant to its terms, on January 31, 2010, was further extended to January 31, 2012.  Effective May 11, 2010, the Company modified its employment agreement with Mr. Nyweide to induce him to remain with the Company to ensure the continuity of corporate operations in the event that he became entitled to terminate his employment agreement as a result of the occurrence of a “change of control,” as defined under his employment agreement, which the Compensation Committee determined would result from the sale of Preparedness Services. On December 14, 2010, the Company further modified its agreement with Mr. Nyweide to extend the term of his employment agreement to July 31, 2012 and then on March 31, 2012 to December 31, 2012 (see Nyweide Amendment, below) Pursuant to the terms of the modified employment agreement, which expired on December 31, 2012, Mr. Nyweide had the right to terminate his employment agreement if a “change of control” event had occurred prior to the end of the term of his employment agreement. A change of control event could have occurred if more than fifty percent of the combined voting power of the outstanding securities of the Company changed.

The sale of Preparedness Services was completed on July 16, 2010. As a result of this sale, the Company’s employment agreement with Mr. Nyweide, as modified (the “Nyweide Employment Agreement”), provided that Mr. Nyweide will continue to serve as its Chief Financial Officer and Executive Vice President. Mr. Nyweide received a base salary of $375 per annum for the first eighteen month period of such term and a reduced base salary of $180 per annum for the remaining six months, during which period Mr. Nyweide’s responsibilities were intended to be reduced.  In addition to his base salary, Mr. Nyweide earned a performance bonus of $150 in connection with the sale of Preparedness Services ($75 paid on August 11, 2010 and the remainder paid on October 15, 2010), on November 30, 2010, Mr. Nyweide earned a performance bonus of $250 in connection with the sale of Bode ($125 paid on December 10, 2010 and the remainder paid on January 5, 2012.

F-23

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

 9.  Commitments and Contingencies, continued

Employment Agreements, continued

Jeffrey O. Nyweide, continued

Additionally, pursuant to the terms of the Nyweide Employment Agreement, upon the sale of Preparedness Services, 201,813 shares of restricted stock granted under the Performance Bonus Plan and 14,093 RSUs held by Mr. Nyweide became fully vested and non-forfeitable, and the target cash bonus award for the year 2010 was deemed to be earned. Out of the amount of the 2010 award that was deemed earned through the sale of Preparedness Services, $202 was paid on August 13, 2010, and the remaining $173 was paid in March 2011.  In addition, $821 was paid into a “rabbi trust” on August 23, 2010 to be disbursed to Mr. Nyweide six months after his separation of service for any reason (for purposes of Section 409A of the Internal Revenue Code, the deferred compensation rules, which may include a point in time when Mr. Nyweide works part-time), representing: (i) 50% of the salary and 100% of benefits, including a housing allowance, that would have been earned for the period August 1, 2010 through January 31, 2012; (ii) 50% of the target cash bonus for the period January 1, 2011 through January 31, 2012 ; and (iii) cash in lieu of additional shares of stock for 50% of the number of shares of stock deemed earned upon the vesting of the target stock bonus awards that were in excess of the number of shares of restricted stock previously granted to Mr. Nyweide. The Compensation Committee determined that January 31, 2012 was the date of such separation of service for purposes of Section 409A of the Internal Revenue Code, and the amount held in the rabbi trust was disbursed to Mr. Nyweide on July 31, 2012.

 Mr. Nyweide elected to have 72,977 shares, valued at $144, withheld in satisfaction of his tax obligations in connection with the vesting of the restricted stock and RSUs during the year ended December 31, 2010.

On March 26, 2012, the Company entered into an amendment (the “Nyweide Amendment”) to Mr. Nyweide’s employment agreement. Pursuant to the Nyweide Amendment, the expiration date of Mr. Nyweide’s employment with the Company was extended from July 31, 2012 to December 31, 2012. The Nyweide Amendment further provided that, for the period March 1, 2012 through December 31, 2012, the Company paid to Mr. Nyweide a base salary of approximately $31 per month as a full time employee. The Nyweide Amendment provided that, as an inducement to Mr. Nyweide to enter into the Nyweide Amendment, the Company granted Mr. Nyweide an option for the purchase of 75,000 shares of the company’s common stock at an exercise price of $3.05 per share, which vested six months after the grant date with a five year term. The Nyweide Amendment further provided that, should the Company have merged or acquired an operating company before December 31, 2012, the Company would have been required to pay to Mr. Nyweide as severance a sum equal to 12 months compensation at $15 per month, plus all benefits and cash payments accruing throughout those 12 months in a lump sum within 30 days of the date on which Mr. Nyweide’s employment with the Company is terminated (the “Nyweide Severance Payment”). The Nyweide Amendment further provides that the Severance Payment would have been reduced by an amount equal to $15 times the number of completed months worked by Mr. Nyweide from March 1, 2012 to the date of termination due to acquisition or merger. The Nyweide Amendment further provided that the Company reimburse Mr. Nyweide for certain professional fees for accounting and legal services relating to the preparation and execution of the Nyweide Amendment. The Nyweide Employment Agreement as amended, expired on December 31, 2012. Mr. Nyweide continues to be employed as the Company’s Chief Financial Officer, Executive Vice President—Corporate Development, Treasurer and Secretary and receives compensation consistent with that which he had been receiving at the termination of the Nyweide Amendment.

 Consulting Agreement

On March 26, 2012, the Company entered into a non-exclusive agreement with a financial advisor, for services related to identifying and evaluating potential acquisition candidates, and to the raising of additional private investments on public entity (“PIPE”) financing. The agreement may be terminated by either party upon thirty (30) days prior written notice. The Company will not be obligated to pay a fee to the financial advisor with respect to an acquisition or financing transaction, unless such a transaction is introduced by the financial advisor and is completed. Fees payable under the agreement apply to qualified transactions consummated within one year following the termination of the agreement.

F-24

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

9.  Commitments and Contingencies, continued

Operating Leases

Effective October 31, 2011, the Company entered into a new lease agreement for office space in New York, New York. Under this agreement, which expires on June 30, 2015, the Company may terminate the agreement at any time, with 90 days advance notice. Effective January 1, 2013, the Company entered into a modification of the lease agreement, reducing the monthly rent to $5 from $12. Future non-cancellable obligations under this agreement are $15.

Rent expense charged to continuing operations amounted to approximately $144, $178 and $198 for the years ended December 31, 2012, 2011 and 2010, respectively.

Litigation, Claims and Assessments

On April 22, 2010 a case was filed against the Company stating that the Company conspired to divert work from the plaintiff. The claims were for $2,400 in this case. This litigation was settled on June 13, 2012 for a cash payment of $23.

On October 2, 2010, the Company, along with others, was notified that it was a defendant in a lawsuit filed by a third party for alleged conversion of assets, tortuous interference and defamation, among other claims. The suit asked for actual and punitive damages totaling $4,200,000. On November 2, 2011, the plaintiffs in this case moved to dismiss the Company from this lawsuit, and the lawsuit was dismissed.

10.   Stockholders’ Equity

Description of Authorized Capital

The Company is authorized to issue up to 100,000,000 shares of common stock. The holders of the Company’s common stock are entitled to one vote per share. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

The Company is authorized to issue 15,000,000 of preferred stock, of which 100,000 shares have been designated as Series D convertible preferred stock, and 20,000 shares have been designated as Series A junior participating preferred stock. Shares previously issued for other classes of preferred stock, for which shares are no longer outstanding, have been canceled and returned to undesignated preferred stock that is available for future issuance.

Common Stock Issued

During the years ended December 31, 2011 and 2010, the Company issued 5,557 and 155,561 shares of its common stock, respectively, pursuant to the vesting of RSUs under the Incentive Plan.  Of the 155,561 shares issued during the year ended December 31, 2010, 63,825 and 28,187 shares were issued to the Chief Executive Officer and Chief Financial Officer, respectively.  The Chief Executive Office and Chief Financial Officer elected to have the Company withhold 24,126 and 9,528 shares, respectively, in satisfaction of their tax obligations in connection with the vesting of these RSUs.  Such withheld shares valued at $49 and $20, respectively are reflected as treasury shares in the Company’s books and records.

During the year ended December 31, 2010, the Company issued 26,309 shares of its common stock valued at $45 to Lippert/Heilshorn and Associates for services rendered during 2010.

During the years ended December 2012, 2011 and 2010, the Company issued 4,998, 325,003 and 151,250 shares of its common stock and realized proceeds of $8, $584 and $273, respectively, in connection with the exercise of stock options. During the year ended December 31, 2010, the Company issued 31,289 shares of its common stock under the Amended and Restated 2006 Employee Stock Purchase Plan (the “Stock Purchase Plan”).  The Company realized proceeds of $45 and recognized stock based compensation of $16 in connection with the issuance of these shares. No shares were issued under the Stock Purchase Plan during 2011 or 2012.

F-25

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

10.   Stockholders’ Equity, continued

Recovery of Stockholder Short Swing Profit

In February, 2012, the Company was notified by a stockholder that the stockholder had generated short swing profits under the provisions of Section 16(b) of the Exchange Act on its purchases and sales of shares of the Company’s common stock. During the years ended December 31, 2012 and 2011, stockholders made payments to the Company of $15 and $2, respectively, representing the disgorgement of short swing profits. These amounts were recorded as additional paid-in capital.

Restricted Stock Issued Under Performance Based Executive Bonus Plan

On December 19, 2006, the Company awarded 100,000 and 75,000 shares of unvested restricted stock to its Chief Executive Officer and Chief Financial Officer, respectively, in connection with the extension of their respective employment and consulting agreements. On July 24, 2008, the Company awarded an additional 250,000 and 187,500 shares of unvested restricted stock to its Chief Executive Officer and Chief Financial Officer, respectively, in connection with the Performance Bonus Plan.

As a result of the sale of Preparedness,  the remaining 268,750 and 201,813 unvested shares held by Dr. Schiller and Mr. Nyweide, respectively, were no longer subject to forfeiture, and 31,912 and 14,094 RSUs became vested, respectively.  Dr. Schiller and Mr. Nyweide elected to have the Company withhold 101,588 and 68,212 shares, respectively, in satisfaction of their tax obligations in connection with the vesting of their restricted stock and 12,063 and 4,764 Shares, respectively, in satisfaction of their tax obligations in connection with the vesting of their RSUs.  Such withheld shares, valued at $225 and $145, respectively, are reflected as treasury shares in the Company’s books and records.  As of September 30, 2010, Dr. Schiller and Mr. Nyweide had no more non-vested shares of restricted stock.  (See Note 9 – Commitments and Contingencies – Employment Agreements, for additional discussion regarding these shares.)

Repurchase of Common Stock

On October 28, 2010, the Company’s board of directors authorized the repurchase of up to $3,000 of the Company’s common stock over a period of 18 months, at such times, amounts and prices as the Company deemed appropriate. This program terminated when the Company announced a partial tender offer (the “2010 Tender Offer’ – see below.) During the year ended December 31, 2010, the Company purchased 16,627 shares of its common stock through this common stock buyback program, to be held in treasury, at an aggregate cost of $39.

On February 7, 2011, the Company’s board of directors authorized the repurchase of up to $3,000 of the Company’s common stock over a period of 18 months, at such times, amounts and prices as the Company deemed appropriate.   This program terminated when the Company announced its 2011 tender offer (see below).  No shares were repurchased under this program.

On July 21, 2011, the Company’s board of directors approved a new program (the “Stock Repurchase Program”) to repurchase shares of the Company’s common stock.  The Stock Repurchase Program was established on August 4, 2011 with the authorization to repurchase up to $1,000 of the Company’s common stock over a period of 18 months, at such times, amounts and prices as the Company shall deem appropriate. On December 14, 2011, the Company’s board of directors increased the authorization under this program to repurchase a total of $2,000 of the Company’s common stock.  During the years ended December 31, 2012 and 2011, 1,943 and 8,674 shares were repurchased under this program and held in treasury, at an aggregate cost of $5 and $21, respectively.

Tender Offers

 On December 1, 2010, the Company commenced the 2010 Tender Offer for the purchase of up to 10,000,000 shares of its common stock at a price of $2.40 per share, net to the seller in cash, without interest. The tender offer expired on December 29, 2010. During the year ended December 31, 2010, the Company purchased and canceled 1,119,978 shares of common stock at an aggregate cost of $2,688.

On April 27, 2011 the Company commenced a partial tender offer to purchase up to 7,500,000 shares of its common stock at a price of $2.60 per share, net to the seller in cash, without interest (the “2011 Tender Offer”.)  The 2011 Tender Offer expired on May 25, 2011.  In connection with the 2011 Tender Offer, the Company purchased and canceled 7,500,000 shares of common stock at an aggregate cost of $19,650, including expenses of $152 related to the 2011 Tender Offer, offset by $2 of proceeds received from a major stockholder representing the disgorgement of a short swing profit on its sale of the Company’s stock.

F-26

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

10.   Stockholders’ Equity, continued

Stockholder Rights Plan

On September 7, 2010, the Company entered into a stockholder rights plan, dated as of September 7, 2010 (the “Rights Agreement”), with Continental Transfer & Trust Company (“Continental”), as rights agent.

On September 7, 2010, in connection with the Company’s entry into the Rights Agreement, the Board of Directors authorized the issuance of one right (a “Right”) to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), at a purchase price of $4.10 (as may be adjusted from time to time as provided in the Rights Agreement) for each share of the Company’s outstanding common stock to stockholders of record as of the close of business on September 17, 2010. The Rights will expire on September 7, 2013.

On March 26, 2012, the Company entered into a First Amendment to Rights Agreement (the “First Amendment”) with Continental Stock Transfer and Trust Company (“Continental”), as rights agent, to amend the definition of “Acquiring Person” contained in Section 1 of the Rights Agreement to lower the threshold for qualifying as an Acquiring Person to Beneficial Ownership, alone or together with all Affiliates and Associates of such Person, of more than 10% of the Common Shares then outstanding, and to make other conforming changes (each of Person, Affiliates, Associates, Beneficial Ownership and Common Shares as defined in the Rights Agreement).

Limited Waiver of Rights Agreement and Stockholder Support Agreement

On October 27, 2010, the Company waived the provisions of the Rights Agreement for a certain large stockholder (the “Stockholder”) of the Company (the “Stockholder Exemption”). On the close of business as of that day, the Stockholder owned an aggregate of 5,766,324 shares of the Company’s stock, or approximately 40% of the common stock outstanding. In connection with this purchase, the Company entered into a support agreement with the Stockholder, the principal term of which required the Stockholder to vote in favor of the sale of Bode.

On January 19, 2012, the Company’s board of directors adopted a resolution to: (i) withdraw the Stockholder Exemption granted to the Stockholder on October 27, 2010 pursuant to the terms of Rights Agreement, dated September 7, 2010 and (ii) supersede the Stockholder Exemption with a new exemption (the “New Stockholder Exemption”) for a new stockholder (the “New Stockholder”), as described below.

The New Stockholder Exemption provided that the New Stockholder shall not be deemed an “Acquiring Person” for the purposes of the Rights Agreement unless and until either of the following occurs at any time after January 19, 2012: (i) the New Stockholder acquires beneficial ownership of an additional one percent (1%) or more of the then outstanding shares of common stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of common stock are treated equally, or (ii) any other Person (as defined under the Rights Agreement) who is the beneficial owner of shares of common stock of the Company representing one percent (1%) or more of the then outstanding shares of common stock of the Company becomes an Affiliate or Associate of the New Stockholder.

On March 27, 2012, the Company entered into a support agreement (the “Genesis Support Agreement”) with Genesis Capital Advisors LLC, a Delaware limited liability company, Genesis Opportunity Fund, L.P., a Delaware limited partnership, and Genesis Asset Opportunity Fund, L.P., a Delaware limited partnership (collectively, the “2012 Stockholder”). Pursuant to the Genesis Support Agreement, the 2012 Stockholder agreed to vote all of the shares of the Company’s common voting stock owned by the 2012 Stockholder in favor of the election of all director nominees recommended by the Board at the Company’s 2012 Annual Meeting (the “Annual Meeting”).

F-27

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

10.   Stockholders’ Equity, continued

Limited Waiver of Rights Agreement and Stockholder Support Agreement, continued

The Genesis Support Agreement also provided that, as a condition to the 2012 Stockholder’s obligations thereunder, the Board would adopt certain resolutions providing that (i) the Stockholder, together with its affiliates, will not be deemed to be an “Acquiring Person” for the purposes of that certain Rights Agreement, dated as of September 7, 2010, as amended (such amendment is described below) (the “Rights Agreement”), by and between the Company and Continental, as rights agent, unless and until the 2012 Stockholder becomes the “Beneficial Owner” (as defined under the Rights Agreement) of more than 35% of the Company’s outstanding common stock, and (ii) that the Board approve, solely for the purposes of Section 203 of the Delaware General Corporation Law, the acquisition of additional shares of the Company’s common stock by the 2012 Stockholder. The Genesis Support Agreement also provides that if at any time the 2012 Stockholder beneficially owns less than 25% of the Company’s common stock and then at any time it increases its beneficial ownership over 25% it would be deemed an “Acquiring Person” and if at any time the 2012 Stockholder beneficially owns less than 10% of the Company’s common stock then at any time it increases its beneficial ownership over 10% it would be deemed an “Acquiring Person”.

Pursuant to its obligations under the Genesis Support Agreement and as a further inducement for the 2012 Stockholder to enter into the Genesis Support Agreement, the Company, concurrently with the execution of the Genesis Support Agreement, entered into a Registration Rights Agreement with the 2012 Stockholder pursuant to which the Company agreed to register the resale of the shares of the Company’s common stock owned by the 2012 Stockholder (See Note 10 – Stockholder’s Equity - Registration Rights Agreement, below).

Pursuant to the Genesis Support Agreement, the Board expanded its size to a total of six (6) members and appointed two designees of the 2012 Stockholder (the “Stockholder Designees”) to serve as directors on the Board. The Board is further obligated to nominate and recommend the election of the Stockholder Designees, and to solicit proxies to such effect. The Genesis Support Agreement further provides that, should the 2012 Stockholder beneficially own less than 22% of the common stock of the Company, the 2012 Stockholder shall only retain authority to appoint one Stockholder Designee to the Board. In such case, the Board shall no longer be obligated to nominate and recommend the election of more than one Stockholder Designee and shall not be obligated to solicit proxies or otherwise promote the election to the Board of such Stockholder Designee. The Genesis Support Agreement further provides that, should the 2012 Stockholder beneficially own less than 10% of the common stock of the Company, the 2012 Stockholder shall retain no authority to appoint any Stockholder Designees to the Board. In such case, the Board shall no longer be obligated to nominate and recommend the election of any of the Stockholder Designees and shall not be obligated to solicit proxies or otherwise promote the election to the Board of any Stockholder Designee. Additionally, the 2012 Stockholder agreed to certain standstill restrictions, effective as of the date of the Genesis Support Agreement and expiring on the earlier of 18 months following the execution of the Genesis Support Agreement or the consummation of a change of control of the Company and certain restrictions on transfer of certain of the shares owned by them.

Series A Junior Participating Preferred Stock

On September 7, 2010, the Company filed a certificate of designation with the State of Delaware authorizing the designation of a total of 20,000 shares of Series A Preferred Stock.

Voting Rights

No voting rights shall attach to the Series A Preferred Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, no distribution shall be made to the holders of any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock.

F-28

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

10.   Stockholders’ Equity, continued

Dividends

Subject to the superior rights of the holders of shares of any other series of preferred stock or other class of capital stock of the Company ranking superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Company legally available therefor, dividends payable in cash on the payment date for each cash dividend declared on the shares of common stock of the Company in an amount per whole share (rounded to the nearest cent) equal to the formula then in effect (as described in the Series A preferred stock certificate designations) times the cash dividends then to be paid on each share of common stock.

Registration Rights Agreement

Pursuant to its obligation under the Genesis Support Agreement, on March 27, 2012, the Company entered into a Registration Rights Agreement with the 2012 Stockholder (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale the shares of common stock held by the 2012 Stockholder by no later than April 30, 2012. The Registration Rights Agreement further obligates the Company to use commercially reasonable efforts to cause any registration statement filed pursuant to the Registration Rights Agreement to be declared effective within 150 days following the date of the Registration Rights Agreement, and to remain effective under the Securities Act until the earlier of (i) such time as all of the 2012 Stockholders’ shares of the Company’s common stock registered by any such registration statement have been sold, or (ii) three years from the effective date of the Agreement. Pursuant to such Registration Rights Agreement, on April 17, 2012, the Company filed a registration statement with the Securities and Exchange Commission on Form S-1 to register 3,311,086 shares for resale, including the shares required to be registered pursuant to the Registration Right Agreement. The Securities and Exchange Commission declared the registration effective on June 13, 2012.

The Registration Rights Agreement obligates the Company to bear all fees and expenses incident to the performance of and compliance with its obligations under the Registration Rights Agreement regardless of whether or not any securities are sold pursuant to any registration statement filed pursuant to the Registration Rights Agreement. The Company is obligated to indemnify, defend and hold harmless any stockholder or affiliates, directors or employees thereof, for losses, claims, damages, liabilities and costs arising from violations of the law or the agreement, or any misstatement or omission of a material fact, perpetrated by the Company relating to any registration statement filed pursuant to the Registration Agreement. The 2012 Stockholder is obligated to indemnify, defend and hold harmless the Company and its directors, employees and agents for losses arising from any misstatement or omission of a material fact perpetrated by the Stockholder relating to any registration statement filed pursuant to the Registration Rights Agreement.

11. Stock Based Compensation

On July 24, 2008, at the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”), stockholders approved the Amended and Restated 2006 Long-Term Incentive Plan (the “Incentive Plan”), which became effective immediately following its approval and replaced the Company’s original 2006 Long-Term Incentive Plan. The Incentive Plan provides for the issuance of up to 3,000,000 shares of the Company’s common stock. The Compensation Committee has the authority to determine the amount, type and terms of each award, but may not grant awards under the Incentive Plan, in any combination, for more than 625,000 shares of the Company’s common stock to any individual during any calendar year.

As of December 31, 2012, 1,407,342 shares of common stock remain eligible to be issued under the Incentive Plan.

At the 2008 Annual Meeting, stockholders approved the Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”), which became effective immediately following its approval and replaced the Company’s original 2006 Employee Stock Purchase Plan. The Stock Purchase Plan permits eligible employees of the Company to automatically purchase at the end of each month at a discounted price, a certain number of shares of the Company’s common stock by having the effective purchase price of such shares withheld from their base pay. The Stock Purchase Plan provides for the issuance of up to 2,000,000 shares of the Company’s common stock, increased from 250,000 under the Company’s original 2006 Employee Stock Purchase Plan. On August 20, 2008, the Company filed a registration statement on Form S-8 under the Securities Act covering 1,750,000 shares reserved for issuance under the Stock Purchase Plan.

As of December 31, 2012, 1,877,612 shares of common stock remain unissued under the Stock Purchase Plan.

F-29

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

11. Stock Based Compensation, continued

Equity instruments issued to employees are recorded at their fair value on the date of grant and are amortized over the vesting period of the award.  Stock based compensation for employees and directors was approximately $323, $12, and $2,141 for the years ended December 31, 2012, 2011 and 2010, respectively. For the years ended December 31, 2012, 2011 and 2010, respectively, stock based compensation for employees of $0, $0 and $205 was reflected in selling and marketing expenses, and $323, $12 and $1,936 respectively, was reflected in general and administrative expenses.

Equity instruments issued to non-employees are recorded at their fair value on the grant date. The non-vested portions of the award are adjusted based on market value on a quarterly basis and the adjusted value of the award is amortized over the expected service period.  Stock based compensation for non-employees was approximately $0, $0 and $184 for the years ended December 31, 2012, 2011 and 2010, respectively and was reflected in general and administrative expenses.

The following table summarizes total stock based compensation costs for the years ended December 31, 2012, 2011 and 2010.

For the Year Ended December 31, 2012
	Advisors and Consultants	Employees and Directors	Total
Stock Options	$-	$323	$323
Total	$-	$323	$323

For the Year Ended December 31, 2011
	Advisors and Consultants	Employees and Directors	Total
Stock Options	$-	$13	$13
Total	$-	$13	$13

For the Year Ended December 31, 2010
	Advisors and Consultants	Employees and Directors	Total
Stock Options	$132	$82	$214
RSUs	7	575	582
Stock issued to consultants for services	45	-	45
Stock purchase plan	-	16	16
Vesting of restricted shares under performance based executive bonus award	-	1,468	1,468
Total	$184	$2,141	$2,325

F-30

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

11. Stock Based Compensation, continued

Stock Options

The fair value of each option grant during the years ended December 31, 2012 and 2010 was estimated on the date of grant using the Black-Scholes option pricing model. No stock options were granted during the year ended December 31, 2011. The weighted average of the assumptions used to compute the grant date value of the options granted during the years ended December 31, 2012 and 2010 were as follows:

	For the Years Ended December 31,
	2012	2010
Dividend yield	0%	0%
Expected volatility	87.9%	103.2%
Risk-free interest rate	1.13%	2.69%
Expected lives	3.0 years	3.0 years

The expected life of options granted was calculated using the simplified method set out in SEC Staff Accounting Bulletin No. 110 using the vesting term of 3 years and the contractual term of 5 years. The simplified method defines the expected life as the average of the contractual term and the vesting period.

The weighted average fair value of the options on the date of grant, using the fair value based methodology for years ended December 31, 2012 and 2010 was $1.61 and $1.06 per share, respectively.

On January 1, 2010, the Company granted, in the aggregate, options for the purchase of 75,000 shares of its common stock at an exercise price of $1.65 per share, under the Incentive Plan, to three members of the Board of Directors. The options have a five year term and vest ratably at the end of each of the four quarterly periods following the date of grant. In the aggregate, these options have a fair value of approximately $80 utilizing the Black-Scholes option pricing model and the following assumptions: expected life of three years; volatility of 103.2%; dividends of 0%; and a risk free interest rate of 2.69%.

On January 1, 2010, the Company granted, in the aggregate, options for the purchase of 100,000 shares of its common stock at an exercise price of $1.65 per share, under the Incentive Plan, to certain members of its advisory boards in exchange for their advisory services to the Company. The options have a five year term and vest ratably at the end of each of the four quarterly periods following the date of grant. The options have a grant date value of approximately $106 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life of three years; volatility of 103.2%; dividends of 0%; and a risk free interest rate of 2.69%.

On March 16, 2012, the Company granted, in the aggregate, options for the purchase of 200,000 shares of its common stock at an exercise price of $3.05 per share, under the Incentive Plan, to two executives of the Company. The options have a term of five years and were vested on September 16, 2012. These options have an aggregate grant date fair value of approximately $323 utilizing the Black-Scholes option pricing model with the following assumptions used: expected life of three years; volatility of 87.9%, dividends of 0%; and a risk free interest rate of 1.13%.

F-31

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

11. Stock Based Compensation, continued

Stock Options, continued

At December 31, 2012, 2011 and 2010 the unamortized fair value of employee stock options outstanding was approximately $0, $1 and $29, respectively. For the years ended December 31, 2012, 2011 and 2010 costs of approximately $323, $13 and $82 respectively, were recognized in connection with the vesting of these employee stock options.

A summary of the status of the Company’s stock option plans and the changes during the years ended December 31, 2012, 2011 and 2010, respectively, is presented in the table below:

	Number of Options	Weighted Average Exercise Price	Weighted Average remaining contractual life	Intrinsic Value
Options outstanding at January 1, 2010	967,781	$2.57
Granted	175,000	$1.65
Exercised	(151,250)	$1.80
Forfeited	(426,373)	$2.38
Options outstanding at December 31, 2010	565,158	$2.64
Granted	-
Exercised	325,003	$1.80
Forfeited	175,157	$3.58
Options outstanding at December 31, 2011	64,998	$4.28
Granted	200,000	$3.05
Exercised	(4,998)	$1.70
Forfeited	(60,000)	$4.50
Options outstanding at December 31, 2012	200,000	$3.05	4.2 years	$-
Exercisable, December 31, 2012	200,000	$3.05	4.2 years	$-
Options vested during the year ended December 31, 2012	204,998	$3.02

Restricted Stock Units (“RSUs”)

On May 28, 2008, the Company issued an offer to holders of outstanding stock options issued prior to January 1, 2008 (“Eligible Options”), to exchange their Eligible Options for RSUs on a 3 for 1 basis. Each RSU represented one share of the Company’s common stock to be issued in the future, based on certain time-based vesting requirements. The offer expired on June 25, 2008. As result of this offer, on June 26, 2008, 1,105,188 stock options were accepted for exchange and cancellation, and the Company issued 368,475 RSUs with a grant date fair value of $2.12 per share to participants in the offer. The grant date fair value of the restricted stock units was determined by using the closing price of the Company’s common stock on the day immediately preceding the grant date.

All of the Company’s executive officers and directors participated in the exchange offer, and as a group, accounted for approximately 78% of the stock options exchanged and cancelled and RSUs issued in the offer.

F-32

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

11. Stock Based Compensation, continued

Restricted Stock Units (“RSUs”), continued

The excess of the aggregate grant date fair value of the RSUs of $781 over the fair value of the stock options canceled of $672 was added to the unamortized value of the options canceled on May 28, 2008, which amounted to $2,863 and was amortized over the vesting period of the RSUs.

RSUs held by executive officers and directors vested ratably on each of the first, second and third anniversaries of the grant date. RSUs held by all other employees and consultants vested ratably on the first and second anniversaries of the grant date. As of December 31, 2012, all RSU’s were fully vested.

At December 31, 2012, there are no unamortized expenses remaining related to the value of RSUs. For the years ended December 31, 2012, 2011 and 2010, a cost of $0, $0 and $582, respectively, was recognized in connection with the vesting of these employee RSUs.

A summary of the activity related to RSUs for the years ended December 31, 2011 and 2010 are presented below:

	Total	Weighted Average Grant Date Fair Value
Nonvested at January 1, 2010	228,819
RSUs vested	(155,561)
RSUs forfeited	(64,433)
Nonvested at December 31, 2010	8,825
RSUs vested	(5,557)
RSUs forfeited	(3,268)
Nonvested at December 31, 2011	-	$-

Stock Purchase Plan

The Stock Purchase Plan was established for eligible employees to purchase shares of the Company’s common stock on a monthly basis at 85% of the lower of the market value of the Company’s common stock on the first or last business day of each month. Under the Stock Purchase Plan, employees may authorize the Company to withhold up to 15% of their compensation during any monthly offering period for common stock purchases, subject to certain limitations. The Stock Purchase Plan was implemented during July 2008 and is qualified under Section 423 of the Internal Revenue Code. For the year ended December 31, 2010, 31,289 shares were issued under the Stock Purchase Plan, resulting in total proceeds of $45. Stock based compensation recognized in connection with the issuance of these shares was $16 for the year ended December 31, 2010. There were no shares issued for the years ended December 31, 2012 or 2011 related to the Stock Purchase Plan.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

11. Stock Based Compensation, continued

Restricted Stock Issued Under Performance Based Executive Bonus Plan

On December 19, 2006, the Company awarded 175,000 shares of restricted stock to two senior officers under the terms of the renewal of their respective employment and consulting agreements.

On July 24, 2008 the Company awarded 250,000 and 187,500 shares of unvested restricted stock to its Chief Executive Office and Chief Financial Officer, respectively, in connection with the 2006 Executive Compensation Performance Bonus Plan.

During the year ended December 31, 2010, in connection with expected performance under a bonus program for senior executives, stock-based compensation of approximately $1,468 was recognized for the vesting of restricted stock (See Note 9 – Commitments and Contingencies – Employment Agreements, for additional discussion regarding these shares).

12.  Defined Contribution Plan

The Company has a 401(k) profit sharing plan (the “401(k) Plan”), covering employees who have completed three months of service and meet certain other eligibility requirements. The 401(k) Plan provides for a discretionary matching contribution by the Company, based on employee elective deferrals, determined each payroll period. The 401(k) Plan also provides for an employer discretionary profit sharing contribution. Employees vest at a rate of 25% per year in discretionary employer contributions. The 401(k) Plan expense attributable to continuing operations amounted to approximately $16, $12 and $37 for the years ended December 31, 2012, 2011 and 2010, respectively.

13. Amendments to Bylaws

On January 19, 2012, the Board approved certain amendments to the Bylaws of the Company, (the “Bylaw Amendments”), which became effective immediately upon its adoption by the Board. The Bylaw Amendments: (i) add certain procedural requirements with respect to stockholder action by written consent in lieu of a meeting, consisting of (a) clarifying provisions related to the record date, (b) requiring that an inspector of election reviews and certifies written consents and (c) providing certain requirements with respect to the dating of written consents; (ii) clarify that the Board has the sole ability to fill vacancies on the Board resulting from removal and newly created directorships resulting from any increase in the authorized number of directors; and (iii) increase the requisite percentage of stockholders required to approve a Bylaw amendment to 75% of the votes entitled to be cast at any annual election of directors from a majority of such votes.

14. Changes to Board of Directors

On September 30, 2012, upon the resignation of Mr. Eli Dominitz and Mr. Kenneth Polinsky from the Board of Directors, the Company appointed Mr. Ethan Benovitz and Mr. Daniel Saks to serve on the Board.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

15. Subsequent Events

Employment Agreements

Harvey W. Schiller, Ph.D.

On March 31, 2012, the Company entered into an amendment (the “2013 Schiller Amendment”) to Dr. Schiller’s employment agreement. Pursuant to the 2013 Schiller Amendment, the expiration date of Dr. Schiller’s employment with the Company was extended to June 30, 2013, with automatic month to month extensions thereafter until terminated by either the Company or Dr. Schiller with 30 days prior written notice. The 2013 Schiller Amendment further provided that Dr. Schiller’s base salary shall remain at $180 per annum, and that effective March 31, 2013, he shall no longer receive housing benefits which were previously provided pursuant to Dr. Schiller’s amended and restated employment agreement. As an inducement to Dr. Schiller to enter into the 2013 Schiller Amendment, upon the closing of an acquisition or merger, Dr. Schiller shall be paid a fee equal to $300,000, with the fee paid in shares of common stock equal to $300,000 based upon the deal price at the closing of such acquisition or merger (“2013 Schiller Success Fee”). Such shares shall be paid as compensation under the Amended and Restated 2006 Long-term Incentive Plan. Notwithstanding the foregoing, in the event that Dr. Schiller’s employment is terminated without cause or good reason or as a result of his death or disability prior to the end of this extension, Dr. Schiller shall receive the base salary and benefits through the end of the term; provided further that in the event that Dr. Schiller’s employment is terminated without cause or for good reason or as a result of Dr. Schiller’s death or disability and an acquisition or merger is consummated within nine months of the date of termination, then Dr. Schiller shall be entitled to the 2013 Schiller Success Fee.

Jeffrey O. Nyweide

On March 31, 2012, the Company entered into an amendment (the “2013 Nyweide Amendment”) to Mr. Nyweide’s employment agreement. Pursuant to the 2013 Nyweide Amendment, the expiration date of Mr. Nyweide’s employment with the Company was extended to June 30, 2013, with automatic month to month extensions thereafter until terminated by either the Company or Mr. Nyweide with 30 days prior written notice. The 2013 Nyweide Amendment further provided that effective April 1, 2013, Mr. Nyweide’s base salary shall be decreased to $180 annum, payable in advance on the first day of each month and as of such date he shall no longer receive housing benefits, which were previously provided pursuant to Mr. Nyweide’s amended and restated employment agreement.  As an inducement to Mr. Nyweide to enter into the 2013 Nyweide Amendment, upon the closing of an acquisition or merger, Mr. Nyweide shall be paid a fee equal to $250,000, with the fee paid in shares of common stock equal to $250,000 based upon the deal price at the closing of such acquisition or merger (“2013 Nyweide Success Fee”).  Such shares shall be paid as compensation under the Amended and Restated 2006 Long-term Incentive Plan, and Mr. Nyweide may elect to accept such shares on a tax free basis wherein the Company would withhold that number of shares necessary to satisfy Mr. Nyweide’s income tax withholding requirements in connection with this 2013 Nyweide Success Fee. Notwithstanding the foregoing, in the event that Mr. Nyweide’s employment is terminated without cause or good reason or as a result of his death or disability prior to the end of this extension, Mr. Nyweide shall receive the base salary and benefits through the end of the term; provided further that in the event that Mr. Nyweide’s employment is terminated without cause or for good reason or as a result of Mr. Nyweide’s death or disability and an acquisition or merger is consummated within nine months of the date of termination, then Mr. Nyweide shall be entitled to the 2013 Nyweide Success Fee.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars in thousands except share and per share amounts)

15. Subsequent Events, continued

Execution of Non-Binding Term Sheet (unaudited)

On April 24, 2013, GlobalOptions Group entered into a non-binding term sheet with a third party with respect to a potential transaction between the Company and such third party (the “Term Sheet”). The Term Sheet includes a binding obligation of the Company which provides that for a period of 90 days following the execution of the Term Sheet, neither the Company nor its officers, directors, members, managers, employees, agents, representatives, subsidiaries, affiliates or other third parties, shall initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person or group of persons other than such third party to acquire all or any significant part of the business and properties, capital stock or capital stock equivalents of the Company, or otherwise engage in a transaction pursuant to which the holders of a majority of the Company’s voting stock immediately prior to such transaction do not hold a majority of the Company’s voting stock immediately following such transaction.

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